Filed Pursuant to Rule 424(h)
Registration File No. 333-205964, 333-205964-01

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED MAY 9, 2018 Prospectus dated May [●], 2018 American Express Credit Account Master Trust (Central Index Key Number 0001003509) Issuing Entity

American Express Receivables Financing Corporation III LLC

(Central Index Key Number 0001283434)

Depositor and Transferor

American Express Travel Related Services Company, Inc.

Servicer

American Express National Bank

(Central Index Key Number 0000949348)

Sponsor

SERIES 2018-5
$518,679,000* Floating Rate Asset Backed Certificates

    Consider carefully the risk factors beginning on page 16 in this prospectus.

    A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

    The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of American Express Company, the Sponsor, the Depositor, the Servicer or any of their affiliates.

The issuing entity will issue —
	Class A certificates	Class B certificates
Principal amount	$500,000,000*	$18,679,000*
Certificate rate	One-Month LIBOR plus [●]% per year**	One-Month LIBOR plus [●]% per year**
Interest paid	Monthly	Monthly
First interest payment date	June 15, 2018	June 15, 2018
Expected final payment date	May 15, 2023	May 15, 2023
Legal final maturity	December 15, 2025	December 15, 2025
Price to public	$[●] ([●]%)	$[●] ([●]%)
Underwriting discount	$[●] ([●]%)	$[●] ([●]%)***
Proceeds to transferor	$[●] ([●]%)	$[●] ([●]%)

The primary assets of the issuing entity are receivables generated in a portfolio of designated consumer revolving credit accounts or features and, in the future, may include other charge or credit accounts or features or products.

Credit Enhancement —

The Class B certificates are subordinated to the Class A certificates. Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

The issuing entity is also issuing a collateral interest in the amount of $56,036,000* that is subordinated to the Class A certificates and the Class B certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates.

This prospectus relates only to the offering of the Class A certificates and the Class B certificates.

* Subject to increase or decrease as discussed under “Series Provisions” in this prospectus.

** The interest rates for the Class A certificates and the Class B certificates will each be a rate based on one-month LIBOR; provided that if the sum of one-month LIBOR plus [●]% is less than 0.00% for any interest period, then the interest rate for the Class A certificates for such interest period will be deemed to be 0.00%, and if the sum of one-month LIBOR plus [●]% is less than 0.00% for any interest period, then the interest rate for the Class B certificates for such interest period will be deemed to be 0.00%. For description of how one-month LIBOR is determined, see “Series Provisions — Interest Payments” in this prospectus.

*** All or a portion of the Class B certificates may be purchased directly by an affiliate of the transferors. There will be no underwriting arrangement for any Class B certificates purchased directly by that affiliate.

Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A certificates

Citigroup		MUFG

RBC Capital Markets		Wells Fargo Securities
[●]	[●]	[●]

[●]	[●]	[●]

Underwriters of the Class B certificates

Citigroup	MUFG

RBC Capital Markets	Wells Fargo Securities

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

We include cross references in this prospectus to captions in these materials where you can find additional related discussions. The Table of Contents in this prospectus provides the pages on which these captions are located.

A part of this prospectus uses defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” on page 124 in this prospectus.

Compliance with the Capital Requirements Regulation

Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”), place certain conditions on investments in asset-backed securities by credit institutions and investment firms (together referred to as “Institutions”) regulated in European Union (EU) member states and in other countries in the European Economic Area (“EEA”) and by certain affiliates of those Institutions. Articles 404-410 of CRR are supplemented by regulatory technical standards contained in Commission Delegated Regulation (EU) No. 625/2014 of March 13, 2014 and by implementing technical standards contained in Commission Implementing Regulation (EU) No 602/2014 of June 4, 2014, which provide greater detail on the interpretation and implementation of those Articles. CRR has direct effect in EU member states and is implemented by national legislation or rulemaking in the other EEA countries.

CRR Article 405 requires an institution not to invest in any securitization position (as defined in CRR) unless the sponsor, originator or original lender has disclosed to investors that it will retain a material net economic interest of not less than 5 percent in the securitization transaction. Prior to investing in a securitization position, and on an ongoing basis thereafter, the regulated institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406. Under CRR Article 407, an institution that fails to comply with the requirements of CRR Article 405 or 406 will be subject to an additional regulatory capital charge.

Risk retention and due diligence requirements similar to those in CRR Articles 405 and 406 apply to alternative investment fund managers that are required to become authorized under EU Directive 2011/61/EU on Alternative Investment Fund Managers (the “AIFMD”), pursuant to Article 17 of the AIFMD and Chapter III, Section 5 of Regulation 231/2013 supplementing the AIFMD, and to insurance and reinsurance companies subject to regulation under EU Directive 2009/138/EC, as amended (“Solvency II”), pursuant to Article 135(2) of Solvency II and Articles 254-257 of Commission Delegated Regulation (EU) 2015/35 supplementing Solvency II (those requirements, together with those described above under the CRR and the AIFMD, the “Existing EU Retention Rules”). The retention requirements set out in the AIFMD and the Solvency II for different types of regulated investors are not identical to the CRR retention requirements, and in particular, additional due diligence requirements apply to investors subject to the AIFMD and the Solvency II. Similar requirements are expected to apply in future to the same types and additional types of EEA-regulated institutional investors pursuant to the Securitization Regulation referred to below (the “EU Retention Rules”).

Prospective investors should be aware that new EU Retention Rules will apply, in place of the Existing EU Retention Rules, to securitizations in respect of which the relevant securities are issued on or after January 1, 2019. The principal EU Regulation to implement the new EU Retention Rules and establish a general framework for securitization (the “Securitization Regulation”) was adopted by the European Parliament and the Council of the European Union as Regulation (EU) 2017/2042 of December 12, 2017. On and after January 1, 2019 the EU Retention Rules in the Securitization Regulation will apply to the types of affected investors covered by the Existing EU Retention Rules and also to (a) certain investment companies authorised in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive, and (b) institutions for occupational retirement

i

provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorised entities appointed by such institutions. There will be material differences between those new EU Retention Rules and the Existing EU Retention Rules, and certain aspects of the new EU Retention Rules are to be specified in new regulatory technical standards which are subject to public consultation and have not yet been adopted or published in final form. With regard to securitizations in respect of which the relevant securities are issued before January 1, 2019, affected investors that are subject to the Existing EU Retention Rules will continue to be subject to the risk retention and due diligence requirements of the Existing EU Retention Rules, including on and after that date. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Retention Rules and their regulatory capital requirements.

None of the sponsor, the transferor, the servicer, the issuing entity, the trustee, the underwriters or any affiliate thereof, makes any representation or agreement that it is undertaking or will have undertaken to comply with the requirements and criteria set out in the EU Retention Rules. As a result, any EEA-regulated entity required to comply with the EU Retention Rules that is seeking to invest in the Series 2018-5 certificates (either on the closing date or thereafter) will generally be unable to satisfy the requirements of the EU Retention Rules in respect of such investment. Failure to comply with one or more of the requirements set out in the EU Retention Rules may result in the imposition of a penalty regulatory capital charge through additional risk weights levied in respect of the Series 2018-5 certificates acquired by applicable certificateholders that are subject to the EU Retention Rules. Prospective certificateholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the Series 2018-5 certificates for investment and compliance with the applicable EU Retention Rules.

Prohibition of Sales to EEA Retail Clients

The Series 2018-5 certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investors in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Series 2018-5 certificates or otherwise making them available to retail clients in the EEA has been prepared and therefore offering or selling the Series 2018-5 certificates or otherwise making them available to any retail client in the EEA may be unlawful under the PRIIPs Regulation.

Volcker Rule Considerations

The American Express Credit Account Master Trust is not now, and immediately following the issuance of the Series 2018-5 certificates will not be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, commonly known as the “Volcker Rule.” In reaching this conclusion, although other statutory or regulatory exemptions under the Investment Company Act of 1940, as amended, may be available, we have relied on the exemption from registration set forth in Rule 3a-7 under the Investment Company Act.

Transaction Summary

Issuing Entity:	American Express Credit Account Master Trust
Depositor and Transferor:	American Express Receivables Financing Corporation III LLC
Sponsor and Originator:	American Express National Bank
Servicer:	American Express Travel Related Services Company, Inc.
Trustee:	The Bank of New York Mellon
Asset Representations Reviewer:	Clayton Fixed Income Services LLC
Series Issuance Date:	May [●], 2018
Servicing Fee Rate:	2.0% per year
Clearance and Settlement:	DTC/Clearstream/Euroclear
Primary Trust Assets:	Receivables generated in a portfolio of designated consumer American Express® credit card accounts and Pay Over Time revolving credit features associated with charge card accounts*
Group:	Group II
Principal Sharing Series:	Yes
Excess Allocation Series:	Yes

	Class A	Class B
Principal Amount:**	$500,000,000	$18,679,000
Percentage of Series:***	87.00%	3.25%
Credit Enhancement:	Subordination of Class B and collateral interest	Subordination of collateral interest
Certificate Rate:	One-month LIBOR plus [●]% per year****	One-month LIBOR plus [●]% per year****
Interest Accrual Method:	Actual/360	Actual/360
Distribution Dates:	Monthly (15th)	Monthly (15th)
LIBOR Determination Date:	Two London business days before the related interest period	Two London business days before the related interest period
First Distribution Date:	June 15, 2018	June 15, 2018
Approximate end of Revolving Period and commencement of Accumulation Period (subject to adjustment):	May 1, 2022	May 1, 2022
Expected Final Payment Date:	May 15, 2023	May 15, 2023
Legal Final Maturity:	December 15, 2025	December 15, 2025
ERISA eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “ERISA Considerations” in this prospectus	No, subject to important considerations described under “ERISA Considerations” in this prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “Tax Matters” in this prospectus	Yes, subject to important considerations described under “Tax Matters” in this prospectus

*	American Express® is a federally registered servicemark of American Express Company and its affiliates.
**	Subject to increase or decrease as discussed under “Series Provisions” in this prospectus.
***	The percentage of Series 2018-5 comprised by the collateral interest is approximately 9.75%.
****

If the sum of LIBOR and the applicable spread for the certificates is lower than 0.00% for any interest period, then the interest rate for such certificates for such interest period will be deemed to be 0.00%.

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Summary of Series Terms

This summary highlights selected information about the certificates and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire document before you purchase any certificates.

Risk Factors

Investment in the Series 2018-5 certificates involves certain risks. You should consider carefully the risk factors beginning on page 16 of this prospectus.

The Issuing Entity

American Express Credit Account Master Trust is the issuing entity of the certificates. It was formed in 1996 pursuant to a pooling and servicing agreement. This agreement, as it has been amended and restated from time to time, most recently as of April 1, 2018, and as may be further amended from time to time, is among American Express Travel Related Services Company, Inc., as servicer, American Express Receivables Financing Corporation III LLC, as transferor, and The Bank of New York Mellon, as trustee.

We refer to the American Express Credit Account Master Trust as the “trust” or the “issuing entity.”

The trust is a master trust under which multiple series of certificates may be issued. The trust issues each series pursuant to a supplement to the pooling and servicing agreement. The terms of a series are set forth in the series supplement.

Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement offering.

Account Owner and Sponsor

The receivables owned by the trust will arise in designated credit or charge accounts owned by American Express National Bank or any of its affiliates.

American Express National Bank, a national banking association, owns credit card and other credit or charge accounts from which receivables are transferred to American Express Receivables Financing Corporation III LLC. American Express Receivables Financing Corporation III LLC may then, subject to certain conditions, add those receivables to the trust. See “Transaction Parties — Account Owner and Sponsor,” “The Pooling and Servicing Agreement Generally — Additions of Accounts” and “Description of the Purchase Agreement.”

We refer to American Express National Bank as “AENB,” the “account owner” or the “bank.”

Depositor and Transferor

American Express Receivables Financing Corporation III LLC is a limited liability company formed under the laws of the State of Delaware on March 11, 2004. It is a wholly-owned subsidiary of AENB. RFC III purchases from AENB receivables arising in credit card and other credit or charge accounts owned by AENB. RFC III may then, subject to certain conditions, add those receivables to the trust. See “Description of the Purchase Agreement” in this prospectus. American Express Receivables Financing Corporation III LLC structures the issuing entity’s transactions. Its address is 4315 South 2700 West, Room 1100, 02-01-46, Salt Lake City, Utah 84184 and its phone number is (801) 945-5648. See “Transaction Parties — Depositor and Transferor.”

We refer to American Express Receivables Financing Corporation III LLC as “RFC III,” the “depositor” or the “transferor.”

Servicer

American Express Travel Related Services Company, Inc. is the servicer of the trust. As servicer, it is responsible for servicing, managing and making collections on the receivables in the trust. See “Transaction Parties — Servicer” and “The Pooling and Servicing Agreement Generally — Collection and Other Servicing Procedures” in this prospectus. American Express Travel Related Services Company, Inc. has outsourced certain functions to affiliated and unaffiliated third parties, but it remains responsible for the overall servicing process. For information about certain affiliated and unaffiliated third party vendors that provide these services, including AENB, see “The Pooling and Servicing Agreement Generally — Outsourcing of Servicing” in this prospectus.

In limited cases, the servicer may resign or be removed, and either the trustee or a third party may be appointed as the new servicer. See “The Pooling and Servicing Agreement Generally — Certain Matters Regarding the Servicer” and “— Servicer Default” in this prospectus.

The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee. See “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus for a description of the monthly servicing fee allocated to each series of certificates.

We refer to American Express Travel Related Services Company, Inc. as “TRS” or the “servicer.”

Trustee

The Bank of New York Mellon, a New York banking corporation, is the trustee of the trust and each series of certificates issued by the trust. Its address is 101 Barclay Street, Floor 7 West, New York, New York 10286, Attention: Asset-Backed Securities Unit. Its telephone number is (212) 815-6258.

Under the terms of the pooling and servicing agreement, the role of the trustee is limited. See “The Pooling and Servicing Agreement Generally — The Trustee” in this prospectus.

Key Parties and Operating Documents

American Express
National Bank
(Sponsor)
Receivables
Receivables
Purchase
Agreement
American Express
Receivables Financing
Corporation III LLC
(Transferor and Depositor)
Receivables
Transferor's
Interest
Pooling and
Servicing
Agreement
American Express Credit
Account Master Trust
(Issuing Entity)
Pooling and
Servicing
Agreement
American
Express Travel
Related Services
Company, Inc.
(Servicer)
The Bank of
New York Mellon
(Trustee)
Series
2018-5
Class A
Certificates
Class B
Certificates
Collateral
Interest
Series 2018-5
Supplement
Certificateholders

Offered Securities

American Express Credit Account Master Trust is offering:

$500,000,000 of Class A certificates; and

$18,679,000 of Class B certificates.

We expect to issue another series, Series 2018-4, substantially at the same time as this Series 2018-5. This Series 2018-5 is being initially offered with an invested amount of $574,715,000. Series 2018-4 is being initially offered with an invested amount of $571,430,000. However, the aggregate invested amount of both series, as well as the invested amount of any one series, may be increased or decreased. Any such increase or decrease will be applied pro rata among the Class A certificates, the Class B certificates and the collateral interest and will be reflected in the final prospectus for the applicable series.

In this document, references to Series 2018-5 certificates include only the Class A certificates and Class B certificates and references to Series 2018-5 include the Series 2018-5 certificates and the collateral interest.

Only the Class A certificates and the Class B certificates are offered by this prospectus.

Beneficial interests in the Series 2018-5 certificates may be purchased in minimum denominations of $100,000 and integral multiples of $1,000.

The Series 2018-5 certificates are expected to be issued on May [●], 2018.

Distribution Dates

Distribution dates for the Series 2018-5 certificates will commence on June 15, 2018 and, after that, will be the 15th day of each month, if the 15th is a business day and, if not, the following business day.

Interest

Interest on the Series 2018-5 certificates will be paid on each distribution date.

The Class A certificates will bear interest at one-month LIBOR as determined each month plus [●]% per year; provided that if the sum of one-month LIBOR plus [●]% is less than 0.00% for any interest period, then the interest rate for the Class A certificates for such interest period will be deemed to be 0.00%. The Class B certificates will bear interest at one-month LIBOR as determined each month plus [●]% per year; provided that if the sum of one-month LIBOR plus [●]% is less than 0.00% for any interest period, then the interest rate for the Class B certificates for such period will be deemed to be 0.00%.

LIBOR for each interest period will be determined on the second business day before the beginning of that interest period. LIBOR for the initial interest period, however, will be determined two business days before the issuance date of the Series 2018-5 certificates. For calculating LIBOR only, a business day is any day that U.S. dollar deposits are transacted in the London interbank market.

LIBOR will be the rate appearing on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that date for deposits in U.S. dollars for a one-month period (commencing on the first day of the relevant interest period). If that rate does not appear on Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four reference banks (selected by the servicer) in the London interbank market for a one-month period (commencing on the first day of the relevant interest period) at approximately 11:00 a.m., London time, on that day. The servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR will then be the average of those rates. However, if fewer than two quotations are provided, LIBOR will be the average of the rates for loans in U.S. dollars to leading European banks for a one-month period (commencing on the first day of the relevant interest period) offered by four major banks (selected by the servicer) in New York City, at approximately

11:00 a.m., New York City time, on that day. If the banks selected by the servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such interest period will be the LIBOR rate determined for the immediately preceding interest period.

Interest on the Class A certificates and the Class B certificates for any distribution date will be calculated as follows:

	Number of	Rate for
Principal amount at end of prior month X	days in interest period	X interest period
360

You may obtain the interest rate for the current period and immediately preceding period by telephoning the trustee at (212) 815-6258.

See “Series Provisions — Interest Payments” in this prospectus for a discussion of the determination of amounts available to pay interest, including how and when LIBOR will be determined.

No payment of interest will be made on the Class B certificates until the required payment of interest has been made on the Class A certificates. See “—Credit Enhancement” and “Series Provisions — Subordination of the Class B Certificates and the Collateral Interest” in this prospectus.

Principal

Principal of the Series 2018-5 certificates is expected to be paid in full on the May 2023 distribution date, which is the expected final payment date. On approximately May 1, 2022, we are scheduled to begin accumulating collections of principal receivables for payment to you, but we may begin accumulating at a later date.

Although the Series 2018-5 certificates are expected to be paid on the date noted above, principal may be paid earlier or later.

There is no penalty for early or late payment of principal. If certain adverse events known as pay-out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. No principal will be paid on the Class B certificates until the Class A certificates are paid in full.

The final payment of principal and interest on the Series 2018-5 certificates will be made no later than the December 2025 distribution date.

See “Maturity Considerations” and “Series Provisions — Allocation Percentages” and “— Principal Payments” in this prospectus for a discussion of the determination of amounts available to pay principal.

The Collateral Interest

At the same time the Series 2018-5 certificates are issued, the trust will issue an interest in the assets of the trust known as the collateral interest. The initial amount of the collateral interest is $56,036,000, which represents approximately 9.75% of the initial aggregate principal amount of the Series 2018-5 certificates plus the collateral interest. The initial amount of the collateral interest may be increased or decreased as discussed under “Series Provisions” in this prospectus.

The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of certificates. The collateral interest will be subordinated to the Class A certificates and the Class B certificates.

The collateral interest is not offered by this prospectus.

Credit Enhancement

Subordination

Subordination of the Class B certificates provides credit enhancement for the Class A certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates. In addition, the portion of the collateral interest that exceeds the collateral senior invested amount provides credit enhancement for the portion of the collateral interest represented by the collateral senior invested amount. If, on any distribution date, there are insufficient funds available to make required Class A certificate payments, certain funds that would otherwise be used to make required collateral interest and Class B certificate payments will be used to make required Class A certificate payments, and the collateral invested amount and the Class B invested amount will be reduced accordingly. Similarly, if on any distribution date, there are insufficient funds available to make required Class B certificate payments, certain funds that would otherwise be used to make required collateral interest payments will be used to make required Class B certificate payments, and the collateral invested amount will be reduced accordingly. Similarly, if on any distribution date, there are insufficient funds available to make certain required payments on the portion of the collateral interest represented by the collateral senior invested amount, certain funds that would otherwise be used to make required collateral interest payments will be used to make those required payments on the portion of the collateral interest represented by the collateral senior invested amount, and the collateral invested amount will be reduced accordingly. The collateral invested amount and the Class B invested amount must be reduced to zero before the Class A invested amount will suffer any loss of principal. The collateral invested amount must be reduced to zero before the Class B invested amount will suffer any loss of principal.

Credit enhancement for the Series 2018-5 certificates is for the benefit of Series 2018-5 only and you are not entitled to the benefits of any credit enhancement available to other series.

See “Series Provisions — Reallocation of Cash Flows,” “—Application of Collections” and “— Defaulted Receivables; Investor Charge-Offs” in this prospectus for a description of the events which may lead to a reduction of the Class A invested amount, the Class B invested amount and the collateral invested amount.

Other Interests in the Trust

Other Series of Certificates

The trust has issued other series of certificates and expects to issue additional series. The trust may also issue additional Series 2018-5 certificates in the future. You can review a summary of each series previously issued and currently outstanding under the caption “Annex III: Other Series” included at the end of this prospectus. Future series and any additional Series 2018-5 certificates will be issued without prior notice to, or review or consent by, you or any other certificateholder. We cannot assure you that the terms of any future series or issuance of additional Series 2018-5 certificates might not have an impact on the timing or amount of payments received by a certificateholder.

The Transferor’s Interest

The interest in the trust not represented by your series or by any other series is the transferor’s interest, which is held by the transferor. The transferor’s interest may be held either in certificated form represented by the transferor certificates or in uncertificated form. Any reference in this prospectus to the transferor certificates means the transferor’s interest as held in either certificated or uncertificated form. The transferor’s interest does not provide credit enhancement for your series or any other series.

Credit Risk Retention

In accordance with the credit risk retention requirements of Regulation RR, AENB, directly as sponsor, or RFC III, as depositor and as a wholly-owned affiliate of the sponsor, is required to retain an economic interest in the credit risk of the receivables in the trust. The sponsor and the depositor intend to satisfy the risk retention requirements by maintaining a seller’s interest (as defined by and calculated in accordance with Regulation RR) in the trust through the depositor’s ownership of the transferor’s interest. See “Credit Risk Retention” in this prospectus.

Trust Assets

The Trust Portfolio

The primary assets of the trust are receivables in designated consumer American Express® credit card accounts and Pay Over Time revolving credit features associated with charge card accounts and, in the future, may include other charge or credit accounts or features or products.* The receivables consist of principal receivables and finance charge receivables.

The following information is as of March 31, 2018:

•	Total receivables in the trust:

$24,057,882,253

•	Principal receivables in the trust:

$23,271,003,845

•	Finance charge receivables in the trust:

$786,878,408

•	Accounts designated to the trust:

13,050,744

•	Account billing addresses: generally all 50 states plus the District of Columbia and Puerto Rico

Additional information regarding the receivables in the trust portfolio is provided in Annex I to this prospectus, which forms an integral part of this prospectus.

See “AENB’s Revolving Credit Businesses” and “The Trust Portfolio — The Accounts” in this prospectus.

Certificateholders will not be notified of any changes to the composition of the assets in the trust due to additions or removals of receivables. However, monthly reports containing certain information relating to the certificates and the collateral securing the certificates will be filed with the Securities and Exchange Commission. These reports will not be sent to certificateholders. See “Where You Can Find More Information” in this prospectus for information as to how these reports may be accessed.

Subject only to the eligibility criteria established in the purchase agreement and the pooling and servicing agreement, the account owner has the discretion to select the accounts to be designated to the trust. All receivables in the accounts when designated to the trust were transferred to the trust and all new receivables generated in those accounts have been and will be transferred automatically to the trust.

The receivables transferred to the trust are the trust’s primary assets. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables.

The trust’s assets also include or may include:

•	funds collected on the receivables;

•	monies and investments in the trust’s bank accounts;

*	American Express is a federally registered servicemark of American Express Company and its affiliates.

•	the right to receive certain issuer rate fees attributed to the receivables;

•	recoveries (net of collection expenses) and proceeds of credit insurance policies relating to the receivables; and

•	credit enhancement that varies from one series to another and, within a series, may vary from one class to another.

Additional assets may be transferred to the trust as described under “The Pooling and Servicing Agreement Generally — Additions of Accounts” in this prospectus. The transferor may add additional receivables to the trust at any time without limitation, provided that the receivables are eligible receivables, the transferor reasonably believes that the addition will not result in an adverse effect, and the rating agencies confirm the ratings on the outstanding certificates. Under certain limited circumstances, the transferor may be obligated to add additional receivables to the trust if required to maintain the required minimum principal balance or the required seller’s interest amount (for credit risk retention purposes).

The transferor may also remove receivables that previously were transferred to the trust as described in “The Pooling and Servicing Agreement Generally — Removal of Accounts” in this prospectus, provided that:

•	the transferor reasonably believes that the removal will not result in an adverse effect,

•	the rating agencies confirm the ratings on the outstanding certificates,

•	the receivables subject to removal are selected randomly, and

•	only one removal occurs each month.

If the transferor breaches certain representations and warranties relating to the eligibility of receivables included in the trust, however, the transferor may be required to remove immediately those receivables from the trust. See “The Pooling and Servicing Agreement Generally — Representations and Warranties” in this prospectus.

Finally, on the date when any receivable in an account is charged off as uncollectible, the trust automatically transfers those receivables back to the transferor.

Asset Representations Review

Under certain circumstances, investors in the certificates may direct an asset representations reviewer to perform a review of all receivables in the Trust Portfolio that are more than 60 days contractually delinquent (i.e., 60 days past the date a payment amount is first due under the applicable card member agreement) and the accounts relating to such receivables for compliance with certain representations and warranties on the receivables and the accounts. Clayton Fixed Income Services LLC, a Delaware limited liability company, is the asset representations reviewer under the asset representations review agreement with respect to the receivables in the Trust Portfolio.

The asset representations reviewer will be paid an annual fee by the transferor, or the sponsor at the direction of the transferor, in accordance with the asset representations review agreement. However, the annual fee does not include the fees and expenses payable to the asset representations reviewer in connection with an asset representations review. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive an additional fee in connection with an asset representations review, which fee will be paid by the transferor, or the sponsor at the direction of the transferor.

See “Asset Representations Review” in this prospectus.

Collections by the Servicer

The servicer will collect payments on the receivables, will deposit (or cause to be deposited) those collections in the collection account and will keep track of those collections that are finance charge receivables and those that are principal receivables.

Allocations to you and your Series

The following discussion is a simplified description of certain allocation provisions and is qualified by the full descriptions of these provisions in this prospectus.

Each month, the servicer will allocate collections of finance charge receivables, collections of principal receivables and the amount of principal receivables that are not collected and are written off as uncollectible, called the defaulted amount. Set forth below, is a brief description of how these finance charge collections, principal collections and the defaulted amount are allocated to you and your series, addressed in four steps. Allocations of finance charge collections involve each of Steps 1, 2, 3 and 4. However, allocations of principal collections and the defaulted amount involve only Steps 1, 2 and 4.

You are entitled to receive payments of interest and principal based upon allocations to your series. The invested amount, which is the primary basis for allocations to your series, is the sum of:

(a)	the Class A invested amount,

(b)	the Class B invested amount and

(c)	the collateral invested amount.

The Class A invested amount, the Class B invested amount and the collateral invested amount will initially equal the outstanding principal amount of the Class A certificates, the Class B certificates and the collateral interest. The invested amount of a series or class will decline, however, as a result of principal payments and may decline if the defaulted amount is not covered by collections of finance charges allocated to your series or for other reasons. If the invested amount of your series or class declines, amounts allocated and available for payment to you will be reduced.

For a description of the events which may lead to these reductions, see “Series Provisions — Reallocation of Cash Flows” in this prospectus.

Step 1: Allocations Among Series

Finance Charge Collections, Principal Collections and the Defaulted Amount: Each month, the servicer will allocate finance charge collections, principal collections and the defaulted amount among:

•	your series, based on the size of its invested amount at that time (which is initially $574,715,000*, but may be reduced or increased); and

•	other outstanding series, based on the sizes of their respective invested amounts at that time.

Step 2: Allocations Within Your Series

Finance Charge Collections, Principal Collections and the Defaulted Amount: Finance charge collections, principal collections and the defaulted amount that are allocated to your series in Step 1 will then be further allocated, based on varying percentages, between:

•	your series, based on the size of its invested amount; and

*	Subject to increase or decrease as discussed under “Series Provisions” in this prospectus.

•	the holders of the transferor certificates, which will receive the remainder of these finance charge collections, principal collections and the defaulted amount.

Step 3: Reallocations Among Series

Finance Charge Collections: Collections of finance charge receivables allocated to the Series 2018-5 certificates and the collateral interest in Step 2 will then be combined with the collections of finance charge receivables allocated to any other series in group II. Group II is a group of series which share finance charge collections pro rata, based upon the relative size of the required payments to each series in group II as compared to the total required payments of all series in group II. See “The Pooling and Servicing Agreement Generally — Reallocations Among Different Series Within a Reallocation Group” in this prospectus.

Upon issuance, Series 2018-5 will be the ninth outstanding series issued by the trust in group II. Any issuance of a new series in group II, or any increase in the invested amount of any outstanding series in group II due to issuance of additional certificates of that series, may reduce or increase the amount of finance charge collections allocated to your series.

Step 4: Final Allocations Among Class A, Class B and the Collateral Interest

Finance Charge Collections, Principal Collections and the Defaulted Amount: The finance charge collections reallocated in Step 3, together with the principal collections and the defaulted amount allocated in Step 2, will then be further allocated, based on varying percentages, among:

•	the Class A certificates, based on the Class A invested amount (which is initially $500,000,000*, but may be reduced or increased);

•	the Class B certificates, based on the Class B invested amount (which is initially $18,679,000*, but may be reduced or increased); and

•	the collateral interest, based on the collateral invested amount (which is initially $56,036,000*, but may be reduced or increased).

See “Series Provisions — Allocation Percentages” and “The Pooling and Servicing Agreement Generally — Reallocations Among Different Series Within a Reallocation Group” in this prospectus.

*	Subject to increase or decrease as discussed under “Series Provisions” in this prospectus.

Application of Collections

Finance Charge Collections and Excess Spread

Each month, collections of finance charge receivables allocated to the Class A certificates, the Class B certificates and the collateral interest, and the excess spread that may remain, will generally be applied as follows:

See “Series Provisions — Application of Collections — Excess Spread; Excess Finance Charge Collections” in this prospectus.

Principal Collections

Each month, your series’ share of principal collections will generally be applied as follows:

See “Maturity Considerations,” “Series Provisions — Principal Payments” and “— Application of Collections” in this prospectus.

Fees and Expenses Payable from Collections

•	Fees and expenses payable from collections of finance charge receivables: 2.0% of invested amount paid to the servicer (as described below).

•	Fees and expenses payable from collections of principal receivables: servicing fee shortfall.

Servicing Fee

The servicer is entitled to receive a monthly servicing fee as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the servicing fee will equal one-twelfth of the product of:

•	2.0% per year; and

•	the invested amount for the related monthly period.

The servicing fee will be allocated among the transferor’s interest and the certificateholders.

Revolving Period

The revolving period begins on the closing date and ends on the day before the commencement of the controlled accumulation period or, if earlier, the early amortization period. During the revolving period, no principal payments will be made to or for the benefit of the Series 2018-5 certificateholders or the holder of the collateral interest. Unless a pay-out event has occurred, the controlled accumulation period is scheduled to begin at the close of business on the last day of the April 2022 monthly period, but may be delayed as described herein.

Pay-Out Events

Certain adverse events called pay-out events might lead to the end of the revolving period or controlled accumulation period and the start of an early amortization period. A pay-out event may affect more than one series.

The pay-out events for your series are described in “Series Provisions — Pay-Out Events” in this prospectus. In addition, see “The Pooling and Servicing Agreement Generally — Transferor Insolvency” in this prospectus for a discussion of the consequences of an insolvency or receivership of the transferor.

Reallocated Investor Finance Charge Collections

Collections of finance charge receivables allocated to each series in group II will be combined and will be available for certain required payments to all series in group II. These amounts will be reallocated pro rata, based on the size of the required payment for each of the series in group II as compared with the total required payments for all of the series in group II. Any issuance of a new series in a reallocation group, or any increase in the invested amount of any outstanding series in a reallocation group due to an issuance of additional certificates of that series, may reduce or increase the amount of finance charge collections allocated to any other series of certificates in that group.

See “The Pooling and Servicing Agreement Generally — Reallocations Among Different Series Within a Reallocation Group” and “Risk Factors — Issuances of additional series by the trust may adversely affect your certificates” in this prospectus.

Shared Principal Collections

Your series will be included in a group of series designated as “principal sharing series.” To the extent that collections of principal receivables allocated to your series are not needed to make payments or deposits to a trust account for the benefit of your series, these collections will be applied to cover principal payments for other principal sharing series, if any. Any reallocation for this purpose will not reduce the invested amount for your series. In addition, you may receive the benefits of collections of principal receivables and certain other amounts allocated to other principal sharing series. However, there can be no assurance that the trust will issue additional principal sharing series designated to share collections of principal receivables with your series.

See “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in this prospectus.

Excess Finance Charge Collections

Your series will be included in a group of series designated as “excess allocation series.” To the extent that collections of finance charge receivables allocable to your series exceed the amount necessary to make required payments for your series payable from collections of finance charge receivables, such excess collections may be applied to cover shortfalls of collections of finance charge receivables allocable to other excess allocation series. In addition, you may receive the benefits of collections of finance charge receivables allocated to other excess allocation series designated to share collections of finance charge receivables with your series. However, there can be no assurance that the trust will issue additional excess allocation series designated to share collections of finance charge receivables with your series.

See “The Pooling and Servicing Agreement Generally — Sharing of Excess Finance Charge Collections Among Excess Allocation Series” in this prospectus.

Optional Repurchase

So long as the transferor is the servicer or an affiliate of the servicer, the transferor will have the option to repurchase your Series 2018-5 certificates when the invested amount for your series has been reduced to 5% or less of the initial invested amount for your series. See “Series Provisions — Optional Repurchase” in this prospectus.

Series Termination

If on the distribution date which is two months prior to the Series 2018-5 termination date, the invested amount exceeds zero, the servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the principal receivables or certain principal receivables, together in each case with the related finance charge receivables, in an amount equal to the invested amount at the close of business on the last day of the monthly period preceding the Series 2018-5 termination date. The servicer will sell such receivables on the Series 2018-5 termination date to the bidder who provided the highest cash purchase offer and will deposit the proceeds of such sale in the collection account for allocation to Series 2018-5. See “Series Provisions — Series Termination” in this prospectus.

Registration

The Series 2018-5 certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in limited circumstances, you will not receive a definitive certificate representing your interest. See “Description of the Certificates — Definitive Certificates” in this prospectus.

You may elect to hold your Series 2018-5 certificates through DTC, in the United States, or Clearstream Banking or the Euroclear System in Europe. See “Description of the Certificates — Book-Entry Registration” in this prospectus.

Tax Status

Subject to important considerations described under “Tax Matters” in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special federal income tax counsel to the transferor, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a certificate, you will agree to treat your certificates as debt for federal, state and local income and franchise tax purposes. See “Tax Matters” in this prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in this prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For reasons discussed under “ERISA Considerations” in this prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, other than insurance companies investing assets solely of their general accounts.

Risk Factors

You should consider the following factors before you decide whether or not to purchase the certificates.

There is no public market for the certificates. As a result, you may be unable to sell your certificates or the price of the certificates may suffer.

The underwriters may assist in resales of the certificates but they are not required to do so. A secondary market for any certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

In addition, some certificates have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell those certificates. This may affect the price you receive for the certificates or your ability to sell the certificates.

Moreover, events in the financial markets, including increased illiquidity, de-valuation of various assets in secondary markets and the lowering of ratings on certain asset-backed securities, may adversely affect the liquidity and/or reduce the market price of your certificates.

You should not purchase certificates unless you understand and know you can bear these investment risks and you should consider that general market conditions may adversely affect the liquidity, marketability and overall market value of your certificates.

Some interests could have priority over the trustee’s interest in the receivables, which could cause delayed or reduced payments to you.

Representations and warranties are made that the trustee has a perfected interest in the receivables. If any of these representations and warranties were found not to be true, however, payments to you could be delayed or reduced.

In addition, the transaction documents permit certain tax liens to have priority over the trustee’s perfected interest in the receivables. If any of these tax liens were to arise, or if other interests in the receivables were found to have priority over those of the trustee, you could suffer a loss on your investment.

Furthermore, if a conservator or receiver for the bank, the transferor or a bankruptcy trustee for TRS or for the transferor were to argue that any of its administrative expenses relate to the receivables or the transaction documents, those expenses could be paid from collections on the receivables before the trustee receives any payments, which could result in losses on your investment.

The trustee may not have a perfected interest in collections commingled by the servicer or any subservicer with its own funds, which could cause delayed or reduced payments to you.

The servicer is obligated to deposit collections into the collection account no later than the second business day after the date of processing for those collections. In the event that certain conditions are met, however, the servicer is permitted to hold all collections received during a Monthly Period and to make only a single deposit of those collections on the following distribution date. See “The Pooling and Servicing Agreement Generally — Deposits in Collection Account.”

All collections that the servicer is permitted to hold are commingled with its other funds or the funds of a subservicer and used for its own benefit. The trustee may not have a perfected interest in these amounts, and thus payments to you could be delayed or reduced if the servicer or any subservicer were to become bankrupt, enter conservatorship or receivership, were to become insolvent, or were to fail to perform its obligations under the transaction documents.

The conservatorship, receivership, bankruptcy, or insolvency of AENB, TRS, the transferor, the trust, or any of their affiliates could result in accelerated, delayed, or reduced payments to you.

AENB is a national banking association, and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). If certain events occur involving the bank’s financial condition or the propriety of its actions, the FDIC could be appointed as conservator or receiver for the bank and, in that capacity, could exercise broad powers over the bank and its assets, obligations, and operations.

AENB transfers receivables to RFC III, and RFC III transfers the receivables to the trustee. Each transfer of receivables by AENB is treated by AENB as a sale. The FDIC or other interested parties, however, could take the position that any of these transfers constitutes only the grant of a security interest under applicable law, that the bank continues to own receivables, and that the FDIC, as conservator or receiver for the bank, should control and administer the receivables transferred by the bank.

Under the current version of the FDIC’s regulation on securitization transactions, the FDIC has surrendered its rights to reclaim, recover, or recharacterize a depository institution’s transfer of financial assets (such as the receivables) with respect to obligations of a revolving trust or a master trust if:

•	one or more obligations were issued by the trust as of September 27, 2010;

•	the transfer satisfied specified conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009;

•	the transfer involved a securitization of the financial assets;

•	the depository institution received adequate consideration for the transfer; and

•

the financial assets were not transferred fraudulently, in contemplation of the depository institution’s insolvency, or with the intent to hinder, delay, or defraud the depository institution or its creditors.

Each transfer of receivables by AENB has been intended to satisfy all of these conditions.

If any of these conditions were found not to have been met, then a statutory injunction automatically preventing the trustee and the certificateholders from exercising their rights, remedies, and interests for up to 90 days would apply. The delay caused by this injunction could result in losses to you.

In addition, the FDIC, as conservator or receiver for AENB, could seek to reclaim, recover, or recharacterize the transfer of the receivables by AENB. If the FDIC were successful, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, would limit any damages to “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for AENB. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages.

Even if the FDIC did not reclaim, recover, or recharacterize the transfer of the receivables by AENB, payments to you could be delayed or reduced if the bank entered conservatorship or receivership.

For instance, the FDIC may argue that the statutory injunction nevertheless applies to automatically prevent the trustee and the certificateholders from exercising their rights, remedies, and interests for up to 90 days. The FDIC also may be able to obtain a stay of any action to enforce the transaction documents or the certificates beyond the 90-day statutory period. The FDIC also may require that its claims process be followed before payments on the receivables are released. The delay caused by any of these actions could result in losses to you.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

•	prevent or limit the commencement of an early amortization period or a rapid accumulation period, or instead do the opposite and require those to commence;

•	prevent or limit the early liquidation of the receivables and the termination of the trust, or instead do the opposite and require those to occur; or

•	prevent or limit the continued transfer of receivables, or instead do the opposite and require those to continue.

If any of these events were to occur, payments to you could be delayed or reduced. You also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

RFC III is a wholly-owned subsidiary of AENB. Certain banking laws and regulations may apply not only to AENB but to its subsidiaries as well. If RFC III were found to have violated any of these laws or regulations, you could suffer a loss on your investment.

Arguments also may be made that the FDIC’s rights and powers extend to the servicer, RFC III and the trust and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of certificateholders under the transaction documents. If the FDIC were to take this position, losses to you could result.

In addition, no assurance can be given that the FDIC would not attempt to exercise control over the receivables or the other assets of RFC III, or the trust on an interim or a permanent basis. If this were to occur, payments to you could be delayed or reduced.

RFC III and the trust have been established so as to minimize the risk that either of them would become insolvent or enter bankruptcy. Nevertheless, each of them may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If RFC III or the trust were to become insolvent or were to enter bankruptcy, or a receiver or conservator were appointed for RFC III or the trust, you could suffer a loss on your investment. Risks also exist that, if RFC III or the trust were to enter bankruptcy, or a receivership, conservatorship or similar insolvency proceeding were to be commenced against any of their assets, any of the others and their assets (including the receivables) would be treated as part of the bankruptcy estate.

If TRS or any of its affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables or the other assets of RFC III or the trust on an interim or a permanent basis. If this were to occur, payments to you could be delayed or reduced. The court, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the court could:

•	authorize TRS to stop servicing the receivables or to stop providing administrative services for RFC III;

•	prevent the appointment of a successor servicer for the trust or the appointment of a successor administrator for RFC III;

•	alter the terms on which TRS continues to service the receivables or to provide administrative services for RFC III, including the amount of fees paid to TRS;

•	order that RFC III and its assets (including the receivables) be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates;

•	order that the receivables are necessary for TRS or any of its affiliates to reorganize;

•

impose a temporary or preliminary stay with respect to the receivables (or collections thereon) or exercise remedies under the transaction documents in order to afford itself time to ascertain the facts and apprise itself of the law;

•	prevent or limit the commencement of an early amortization period or a rapid accumulation period, or instead do the opposite and require those to commence;

•	prevent or limit the early liquidation of the receivables and the termination of the trust, or instead do the opposite and require those to occur; or

•	prevent or limit the continued transfer of receivables, or instead do the opposite and require those to continue.

If any of these events were to occur, payments to you could be delayed or reduced. You also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

In addition, you could suffer a loss on your investment if an orderly liquidation of TRS, the bank, or certain of its subsidiaries, the issuing entity, the transferor or any affiliate affected by these transactions were commenced under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). In such a liquidation, the FDIC would be appointed as receiver and could exercise broad powers similar to those available to it as receiver under the Federal Deposit Insurance Act. Although some of the protections afforded to creditors under the Bankruptcy Code are included in the Dodd-Frank Act, the FDIC would have wide discretion and would be subject to only limited judicial review, and the proceedings, standards, powers of the receiver and many other substantive provisions of the orderly liquidation authority differ from those of the Bankruptcy Code in several respects. In addition, creditors generally would not be entitled to recover more than the amount that they would have received in a case under Chapter 7 of the Bankruptcy Code. Because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including the trust, TRS, the transferor or their affiliates. Furthermore, there is uncertainty about which companies will be subject to the orderly liquidation authority rather than the Bankruptcy Code. For a company to become subject to the orderly liquidation authority, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an orderly liquidation authority proceeding would mitigate these adverse effects.

Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that AENB, TRS, RFC III, the trust, or any of their affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the receivables and on the liquidity, marketability and overall market value of your certificates.

If a condition required under the FDIC’s Securitization Rule described above were not met (including as a result of future amendments to the Securitization Rule), the bank has taken and will take the necessary actions to ensure that the trustee has a perfected interest in the receivables. Regardless of this perfected interest, if a conservator, a receiver, or a bankruptcy trustee were appointed for the bank, TRS, the transferor or the trust, and if the administrative expenses of the conservator, the receiver, or the bankruptcy trustee were found to relate to the receivables or the transaction documents, those expenses could be paid from collections on the receivables before the trustee receives any payments, which could result in losses on your investment. See “— Some interests could have priority over the trustee’s interest in the receivables, which could cause delayed or reduced payments to you” above.

The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), and policy statements issued by the FDIC provide that the FDIC should respect a security interest granted by a bank where the security interest (a) is validly perfected before the bank’s insolvency and (b) was not taken in contemplation of the bank’s insolvency or with the intent to hinder, delay or defraud the bank or its creditors.

FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to the trust of payments collected on the receivables; however, these positions were taken prior to the adoption of, and the amendments to, the FDIC’s Securitization Rule, and the FDIC has not expressed its position since that time. Furthermore, the statutory injunction described above could apply to automatically prevent the trustee and the certificateholders from exercising their rights, remedies, and interests for up to 90 days. The FDIC also may be able to obtain a stay of any action to enforce the transaction documents or the certificates beyond the 90-day statutory period.

If the FDIC were to assert a different position, payments to you could be delayed or reduced. For example, in addition to the powers of the FDIC described above, under the FDIA, the FDIC could:

•	require the trustee to go through an administrative claims procedure to establish its right to those payments;

•	request a stay of proceedings or enforcement actions against the bank or its assets; or

•	reject the bank’s sales contracts and limit the trust’s or the transferor’s resulting claim to “actual direct compensatory damages.”

Regulatory action could result in losses or delay in payments.

AENB is regulated, supervised and regularly examined by the Office of the Comptroller of the Currency (“OCC”). TRS is a bank holding company and, as such, is regulated, supervised and regularly examined by the Board of Governors of the Federal Reserve System. Beginning in July 2011, TRS, the bank and other credit card issuers became subject to supervision, examination and enforcement by the Consumer Financial Protection Bureau (“CFPB”) with respect to the marketing and sale of consumer financial products and compliance with certain federal consumer financial laws, including, among others, the Consumer Financial Protection Act and the Truth in Lending Act. See “— Regulatory oversight and supervision could adversely impact the trust or your certificates, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections.” These regulatory authorities, as well as others, have broad powers of enforcement with respect to the bank, TRS and their affiliates.

If any regulatory authority were to conclude that an obligation under the transaction documents were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to a bank or its affiliates, that authority may have the power to order that bank or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, to sell or transfer assets, or to take any other action determined by that authority to be appropriate. In addition, that bank or the related affiliate probably would not be liable to you for contractual damages for complying with such an order, and you would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, payments to you could be delayed or reduced.

In one case, the OCC issued a cease and desist order against a national banking association that was found to have been servicing credit card receivables on terms that were inconsistent with safe and sound banking practices. That order required the financial institution to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents. The bank has no reason to believe that its servicing arrangements are contrary to safe and sound banking practices or otherwise violate any law, regulation, written condition, or agreement applicable to the bank or its affiliates. If a regulatory authority were to conclude otherwise, however, you could suffer a loss on your investment.

Regulatory oversight and supervision could adversely impact the trust or your certificates, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections.

The marketing, sale and servicing of consumer financial products by AENB and its affiliates and their compliance with certain federal consumer financial laws are supervised and examined by the CFPB, which has broad rulemaking, examination and enforcement authority over providers of credit, savings and payment services and products and authority to prevent “unfair, deceptive or abusive” acts or practices. The CFPB has the authority to write regulations under federal consumer financial protection laws, and to enforce those laws against and examine for compliance large financial institutions like American Express, TRS and AENB. It is also authorized to collect fines and require consumer restitution in the event of violations, engage in consumer financial education, track consumer complaints, request data and promote the availability of financial services to underserved consumers and communities. In addition, a number of U.S. states have significant consumer credit protection, disclosure and other laws (in certain cases more stringent than U.S. federal laws). U.S. federal law also regulates abusive debt collection practices which, along with bankruptcy and debtor relief laws, can affect the ability to collect amounts owed.

TRS and AENB have been subject to regulatory actions by the CFPB and other regulators and may continue to be subject to such actions, including governmental inquiries, investigations and enforcement proceedings, in the event of noncompliance or alleged noncompliance with laws or regulations. Regulatory action could subject them to significant fines, penalties or other requirements resulting in Card Member reimbursements, increased expenses, as well as limitations or conditions on their business activities, and damage to American Express’ reputation and brand, all of which could adversely affect their ability to originate new accounts and to generate and service receivables.

The current regulatory environment, including internal and regulatory reviews to assess compliance with these laws and regulations, has resulted in, and is likely to continue to result in, changes to pricing, business practices, products and procedures relating to the card products issued by AENB; and also to servicing and collection practices. They could also result in increased costs related to regulatory oversight, supervision and examination, additional remediation efforts and possible penalties.

New laws or regulations, enhanced supervision efforts or changes in the enforcement of existing laws or regulations applicable to the card issuing business of AENB and its affiliates, could limit their ability to pursue business opportunities or adopt new technologies, require them to change certain of their business practices or alter their relationships with partners, merchants and Card Members, all of which could adversely affect their ability to originate new accounts, and to generate and service receivables. See “Certain Legal Aspects of the Receivables — Consumer Financial Products Regulation.”

In addition, in recent years, there has been increasing regulatory enforcement and litigation activity in the areas of privacy, data protection, account access and information and cyber security in the United States. State and federal legislators and/or regulators in the United States are increasingly adopting or revising privacy, data protection, account access and information and cyber security laws that potentially could have significant impact on American Express’ current and planned privacy, data protection, account access and information and cyber security-related practices, as well as the collection, use, sharing, retention and safeguarding of consumer information. New legislation or regulation and the application of existing or new laws to existing technology and practices can be uncertain and may lead to additional compliance risk and cost. Compliance with current or future privacy, data protection, account access and information and cyber security laws relating to consumer data could result in higher compliance and technology costs and could restrict the ability of AENB and its affiliates to provide certain products and services and affect or limit how they collect and/or use personal information. Failure to comply with privacy, data protection, account access and information and cyber security laws could result in potentially significant regulatory and/or governmental investigations and/or actions, litigation, fines, sanctions, ongoing regulatory monitoring, customer attrition, decreases in the use or acceptance of American Express cards and damage to American Express’ reputation and brand. These developments could adversely impact AENB or its affiliates’ ability to originate additional accounts, to generate and service receivables and to collect payments on the receivables.

Changes to consumer protection laws, including in the application or interpretation thereof, may impede origination or collection efforts, change account holder use patterns, or reduce collections, any of which may result in acceleration of or reduction in payment on the certificates.

Credit card receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those credit card receivables.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables. U.S. federal law also regulates abusive debt collection practices, which along with bankruptcy and debtor relief laws, can affect the ability to collect amounts owed by Card Members and subject TRS and AENB to regulatory scrutiny. The ability of AENB to recover debt previously written-off may be limited.

In July 2015, the Department of Defense published amendments to its regulations implementing the Military Lending Act of 2006 (the “MLA”). Among other things, these amendments bring consumer credit cards within the reach of MLA regulations and limit the terms which may be offered by card issuers to “covered borrowers,” comprising active duty, guard, or reserve personnel and their spouses and dependents. Credit card issuers are barred from imposing a “military annual percentage rate” (“MAPR”) greater than 36 percent in any covered borrower’s billing cycle, with MAPR calculated by including not only the covered borrower’s periodic rate but also credit insurance premiums, debt cancellation and suspension fees, ancillary product fees, and other fees which are not “bona fide” and “reasonable.” Card issuers may need to proactively identify covered borrowers by reference to a Department of Defense online database or a consumer report from a nationwide consumer reporting agency in order to ensure they do not impose an excessive MAPR on such individuals. In addition, disclosures of MAPR restrictions must be made to covered borrowers orally and in writing. Compliance with these regulations was required with respect to consumer credit card accounts beginning October 3, 2017.

Congress, the states and regulatory agencies could further regulate the credit card and consumer credit industry in ways that make it more difficult for AENB or its affiliates to originate additional accounts or for the servicer to collect payments on the receivables, that reduce the finance charges and other fees that AENB or its affiliates as owners of the accounts can charge on credit card account balances, or that cause account holders to decrease their use of credit cards. Further, changes in the regulatory application or judicial interpretation of the laws and regulations applicable to financial institutions, including AENB and TRS, could impact the manner in which they conduct their business. The regulatory environment in which financial institutions, including AENB and TRS, operate has become increasingly complex and robust, and following the financial crisis of 2008, supervisory efforts to apply relevant laws, regulations and policies have become more intense. Congress and regulators, as well as various consumer advocacy groups, have continued to focus their attention on certain practices of credit card issuers, such as unfair and deceptive business practices, increases in annual percentage rates, changes in the terms of the account, and the types and levels of fees and financial charges charged by card issuers for, among other things, late payments, returned checks, payments by telephone, copies of statements and the like. See “— Regulatory oversight and supervision could adversely impact the trust or your certificates, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections.”

Various regulatory agencies and legislatures are also considering regulations and legislation covering identity theft, account management guidelines, credit bureau reporting, disclosure rules, security and marketing that could directly affect the underwriting and account management standards of card issuers and could restrict the ability of AENB or its affiliates to issue charge and credit cards and originate additional accounts, generate new receivables and to partner with other financial institutions.

Each of the transferor and AENB makes representations and warranties about its compliance with legal requirements. The transferor also makes certain representations and warranties in the pooling and servicing agreement about the validity and enforceability of the accounts and the receivables. However, the trustee will not make any examination of the receivables or the records about the receivables for the purpose of establishing the presence or absence of defects, compliance with such representations or warranties, or for any other purpose. However, under certain circumstances, investors in the Series 2018-5 certificates and all other outstanding series issued by the issuing entity will have the right to vote to initiate a review of all receivables in the Trust Portfolio that are more than 60 days contractually delinquent and the accounts relating to such receivables for compliance with the certain representations and warranties on the receivables and the accounts. If certain representations or warranties, including the representations and warranties regarding compliance with legal requirements, validity and enforceability, are breached, the only remedy is that the transferor or the servicer, as the case may be, must accept reassignment of receivables affected by the breach. See “Description of the Purchase Agreement — Representations and Warranties,” “The Pooling and Servicing Agreement Generally — Representations and Warranties” and “— Asset Representations Review.”

As a result of these developments in the area of consumer protection laws and regulations, any future consumer protection laws or regulations, changes in the regulatory application or judicial interpretation of the foregoing, and the establishment of the CFPB under the Dodd-Frank Act, it may be more difficult for AENB or its affiliates to originate additional accounts or for the servicer to collect payments on the receivables, and the finance charges and other fees that AENB or its affiliates can charge on credit card account balances may be reduced. Furthermore, account holders may choose to use credit cards less as a result of these consumer protection laws. Each of these results, independently or collectively, may reduce the effective yield of revolving credit card accounts and could result in a pay-out event and an acceleration of payment or reduced payment on the certificates. See “Series Provisions — Pay-Out Events” and “Certain Legal Aspects of the Receivables — Consumer Financial Products Regulation.”

Increased regulatory oversight and changes to, or elimination of, LIBOR rates may adversely affect the value of the certificates.

Regulators and law enforcement agencies from a number of governments have conducted investigations relating to the calculation of LIBOR across a range of maturities and currencies. In order to resolve those investigations, certain financial institutions that are member banks surveyed by the British Bankers’ Association (BBA) in setting daily LIBOR have entered into agreements with the United States Department of Justice (DOJ), the U.S. Commodity Futures Trading Commission and/or the Financial Services Authority in the United Kingdom. In addition, new rules for the regulation and supervision of LIBOR have been adopted in the United Kingdom and may be adopted elsewhere. Any of these changes or reforms may adversely affect the trading market for LIBOR-based securities, including the certificates. Any changes or reforms in the method by which LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the amount of interest payable under and the value of your certificates may be affected.

Further, the chief executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR rates in the United Kingdom, announced in a speech on July 27, 2017 that the FCA will no longer seek to compel panel banks to provide LIBOR rate submissions after the end of 2021.

At this time, it is not possible to predict the effect of these changes or other reforms in the regulation and supervision of LIBOR rates, whether enacted in the United Kingdom or elsewhere. Any of the foregoing uncertainties with respect to LIBOR (including in relation to the determination of the rate of interest payable on your certificates), as well as uncertainty with respect to the timing of any changes or reforms, may adversely affect the liquidity and/or reduce the market price of LIBOR based securities, including your certificates.

Negative LIBOR would reduce the rate of interest on your certificates.

The certificates accrue interest at a rate based on LIBOR. As a result, changes in LIBOR will affect the rate at which the certificates accrue interest and the level of interest payments on the certificates. To the extent that LIBOR decreases below 0.00% for any interest period, the rate at which the certificates accrue interest for such interest period will also be reduced by the amount by which LIBOR is negative; provided that the interest rate for any interest period will not be less than 0.00%. A negative LIBOR could result in the interest payable with respect to the certificates decreasing to 0.00% for the related interest period.

Changes to federal or state bankruptcy or debtor laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration or reduction in payment of your certificates.

If an account holder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the account holder’s obligations to repay amounts due on its revolving credit card account. As a result, the related credit card receivables arising in that credit card account would be written off as uncollectible. You could suffer a loss if no funds were available from credit enhancement or other sources and collections of finance charge receivables allocated to the certificates to cover the applicable defaulted amount. In addition, the ability of AENB and its affiliates to manage credit risk may be adversely affected by legal or regulatory changes (such as bankruptcy laws and minimum payment regulations). See “The Pooling and Servicing Agreement Generally — Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

Surcharging or steering by merchants could adversely impact the trust, TRS, AENB, the transferor or their affiliates.

The laws of a number of states in the United States that prohibit merchants from surcharging certain card purchases have been overturned in litigation brought by merchant groups. In addition, American Express has encountered merchants that accept American Express-branded cards, but tell their customers that they prefer to accept another type of payment or otherwise seek to suppress the use of the American Express cards.

Surcharging is an adverse customer experience and particularly where it only or disproportionately impacts American Express Card Members, which is known as differential surcharging. If surcharging, steering or other forms of discrimination become widespread, American Express cards and credit and charge cards generally could become less desirable to consumers, which could result in a decrease in cards-in-force and transaction volumes. The impact could vary depending on such factors as the manner in which a surcharge is levied, how Card Members are steered to other card products or payment forms at the point of sale and whether and to what extent these actions are applied to other payment cards, including whether it varies depending on the type of card, network, acquirer or issuer.

Discrimination against American Express cards could negatively impact spending on American Express-branded cards, particularly to the extent it disproportionately impacts American Express Card Members, which could adversely affect AENB or its affiliates’ ability to generate new receivables. This could result in a reduction in the amount or timing of interest or principal payments on trust receivables and could result in a reduction of the amount available for distribution on the certificates of your series or in the early amortization of your series.

Payment patterns of account holders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected.

The receivables may be paid at any time. We cannot assure you that the creation of additional receivables in the accounts will occur or that any particular pattern of account holder payments will occur. The timing of the payment of principal on your certificates may be different than expected if the principal payment pattern of the receivables is different than expected or if certain adverse events happen to the account owner, the transferor or the trust. A significant decline in the amount of receivables generated could result in the occurrence of a pay-out event for one or more series. If a pay-out event occurs for your series, you could receive payment of principal sooner than expected. AENB’s ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables.

In addition to other factors discussed elsewhere in this “Risk Factors” section, changes in finance charges can alter the monthly payment rates of accountholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization or an accumulation period.

One development which affects the level of finance charge collections is the increased convenience use of credit cards. Convenience use means that the customers pay their account balances in full on or prior to the due date. The customer, therefore, avoids all finance charges on his account. This decreases the effective yield on the accounts and could cause an early payment of your certificates.

The account owner may not be able to generate new receivables, or the transferor may not be able to designate new accounts to the trust when required by the pooling and servicing agreement. This could result in an acceleration of or reduction on payments on your certificates.

The trust’s ability to make payments on the certificates will be impaired if sufficient new receivables are not generated by AENB. We do not guarantee that new receivables will be created, that any receivables will be added to the trust or that receivables will be repaid at a particular time or with a particular pattern.

The pooling and servicing agreement requires that the balance of principal receivables in the trust not fall below a specified level. If the level of principal receivables does fall below the required level, an early payment of your certificates could occur. To maintain the level of principal receivables in the trust, the transferor periodically adds receivables through the designation of additional accounts for inclusion in the trust. There is no guarantee that the transferor will have enough receivables to add to the trust. If the transferor is not able to add additional accounts when required, an early payment of your certificates will occur.

See “Maturity Considerations” in this prospectus.

Difficult conditions in the business and economic environment, social and political conditions in the United States and elsewhere, as well as the effects of geopolitical events, weather, natural disasters and other conditions, can affect credit card spending and delinquency and default rates and may cause a delay in or default on payments on the certificates.

Changes in credit card use, payment patterns and the rate of defaults by cardholders may result from a variety of economic, market, political and social conditions in the United States and abroad. Social factors include changes in consumer confidence levels and attitudes towards incurring debt, the public’s perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy. Economic factors include the rates of inflation, the unemployment rates and the relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where cardholders are located, terrorist acts against the United States or other nations, the commencement of hostilities between the United States and a foreign nation or nations or natural disasters could have a direct impact on the timing and amount of payments on your certificates.

American Express is very dependent upon the level of consumer and business activity and the demand for payment and financing products. Slow economic growth or deterioration in economic conditions could change customer behaviors and result in increases in bankruptcies, which could negatively affect spending on American Express’ cards and the ability and willingness of Card Members to borrow and pay amounts owed to American Express. Political conditions in certain regions or countries, safety concerns related to travel and tourism, limitations on travel and mobility, health-related risks and disruptions in air travel and other forms of travel could also negatively affect consumer spending. Factors such as consumer spending and confidence, unemployment rates, business investment, government spending, interest rates, taxes (including the broad and complex changes made by the Tax Cuts and Jobs Act of 2017 to the Internal Revenue Code), fuel and other energy costs, the volatility and strength of the capital markets, inflation and deflation all affect the economic environment and could result in increases in bankruptcies, declines in credit and charge card usage and adverse changes in payment patterns, causing increases in delinquencies and default rates.

In addition, geopolitical events, terrorist attacks, natural disasters, severe weather conditions, floods, health pandemics, information or cyber security incidents (including intrusion into or degradation of American Express’ systems or technology by cyber attackers) and other catastrophic events can also have a negative effect on spending on American Express’ cards and the ability and willingness of Card Members to pay amounts owed to American Express. For example, in 2017, hurricanes impacted spending and credit performance in the areas affected. Similar events or other disasters or catastrophic events in the future, and events impacting other sectors of the economy, including the telecommunications and energy sectors, could have a negative effect on spending and on American Express’ cards and infrastructure, including its technology and systems, and on the ability and willingness of Card Members to pay amounts owed to American Express.

Further, economic conditions and other events and conditions that disproportionately or specifically affect states with high concentrations of cardholders who account for significant spending and borrowing on American Express cards could adversely impact the performance of the Trust Portfolio, including the delinquency or credit loss experience of the Trust Portfolio, and could result in delays in payments or losses on the certificates. See “The Receivables—Composition by Geographic Distribution” in this prospectus.

We cannot predict what effect the factors, events and circumstances discussed above, should they continue or occur, will have on repayment patterns, card use and other Card Member behaviors and, consequently, the timing and amount of payments on your series. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for distribution on the certificates.

The impact of recent changes to U.S. tax law on AENB, TRS, the transferor, the issuing entity or their affiliates, or on you, is currently unclear.

The recently enacted Tax Cuts and Jobs Act of 2017 made certain broad and complex changes to the Internal Revenue Code. The new rules lack developed administrative guidance; thus, the impact of certain aspects of its provisions on AENB, TRS, the transferor, the issuing entity or their affiliates, or on you, is currently unclear. You should consult your tax advisors regarding the possible effects of the new rules on this investment.

Substantial and increasingly intense competition in the credit card and payments industry may result in a decline in AENB’s ability to generate new receivables. This may result in the payment of principal earlier or later than the expected final payment date, or in reduced amounts.

The payments industry is highly competitive. The American Express-branded proprietary credit card programs operated by American Express and its affiliates encounter substantial and intense competition. As a card issuer, American Express competes in the United States with financial institutions that issue general-purpose charge and revolving credit cards and debit cards. Competition also exists from businesses that issue their own private label cards, operate their own mobile wallets or otherwise extend credit to their customers. American Express faces increasing competition for co-brand relationships.

American Express’ credit cards compete with charge, credit and debit card networks, issuers and acquirers, paper-based transactions (e.g., cash and checks), bank transfer models (e.g., wire transfers and ACH), as well as evolving and growing alternative, non-traditional payment and financing providers. As the payments industry continues to evolve, American Express faces increasing competition from non-traditional players that leverage new technologies and customer relationships to create payment or financing solutions.

The principal competitive factors that affect the card-issuing business are:

•

the features, value and quality of the products and services, including customer care, rewards programs, partnerships, benefits and digital and mobile services, provided to customers and the attractiveness of the value proposition;

•	the number, spending characteristics and credit performance of customers;

•	the quantity, diversity and quality of the establishments that accept a card;

•	the pricing, payment and other card account terms and conditions;

•	the number and quality of other payment cards and other forms of payment available to customers;

•	the success of marketing and promotional campaigns;

•	reputation and brand recognition;

•	the ability of issuers to manage credit and interest rate risk throughout the economic cycle and implement operational and cost efficiencies;

•	the quality of customer service;

•	the security of customer information; and

•	the speed of innovation and investment in product and service offerings.

American Express-branded cards are issued on the American Express network. As a network, American Express competes in the payments industry with other card networks, including, among others, Visa, MasterCard,

Discover® (primarily in the United States), Diners Club International® (which is owned by Discover Financial Services), and JCB and China Union Pay (primarily in Asia). Card issuers and acquirers on some of these networks may be able to benefit from the dominant position, scale, resources, marketing and pricing of those networks. Some may offer richer value propositions or a wider range of programs and services than American Express or may use more effective advertising, marketing or cross-selling strategies to acquire and retain more customers, capture a greater share of spending and borrowings, establish and develop more attractive co-brand card and other partner programs and maintain greater merchant acceptance than American Express. American Express may not be able to compete effectively against these threats or respond or adapt to changes in consumer spending habits as effectively as its competitors.

Another aspect of competition is the dynamic and rapid growth of alternative payment mechanisms, systems and products, which include aggregators (e.g., PayPal, Square and Amazon), marketplace lenders, wireless payment technologies (including using mobile telephone networks to carry out transactions), web- and mobile-based payment platforms (e.g., PayPal and Venmo), electronic wallet providers (including handset manufacturers, telecommunication providers, retailers, banks and technology companies), prepaid systems, digital currencies, gift cards, blockchain and similar distributed ledger technologies, and systems linked to payment cards or that provide payment solutions. Partnerships have been formed by various competitors to integrate more financial services into their product offerings and competitors are attempting to replicate American Express’ closed-loop functionality. New payments competitors continue to emerge in response to evolving technologies, consumer habits and merchant needs.

Spending on American Express cards could continue to be impacted by increasing consumer usage of charge, credit and debit cards issued on competing networks, as well as adoption of alternative payment systems. In addition, companies that control access to consumer and merchant payment method choices through digital wallets, commerce-related experiences, mobile applications or other technologies, or at the point of sale could choose not to accept, suppress use of, or degrade the experience of using American Express payments products, which could also negatively affect spending on American Express cards.

The competitive nature of the payments and credit card industries may also result in reduced amounts of finance charge receivables collected and available to pay interest on the certificates. This competition also may affect AENB’s ability to originate new accounts and generate new receivables. Such events could cause a pay-out event to occur and an early payment of your certificates.

See “Series Provisions — Pay-Out Events” in this prospectus.

Changes in or termination of co-branding or other partner arrangements as a result of the substantial and increasingly intense competition for partner relationships may affect the performance of the trust’s receivables and cardholder usage, and, consequently, the timing and amount of payments on your series.

American Express enters into different types of contractual arrangements with business partners in a variety of industries, including co-branding arrangements and through American Express’ Membership Rewards program, pursuant to which American Express has partnered with businesses in many industries, including the airline industry, to offer benefits to Card Member participants. AENB enters into co-branding arrangements with certain retail and services companies, some of which, if not extended, are scheduled to expire while the certificates are outstanding. Under co-branding arrangements, participating cardholders earn “points” or other benefits, such as frequent flyer miles, hotel loyalty points and cash back, that may be redeemed with the co-branding partner or other parties. These arrangements are entered into for a fixed period, generally ranging from five to eight years, and will terminate in accordance with their terms, including at the end of the fixed period unless extended or renewed at the option of the parties, or upon early termination as a result of an event of default or otherwise. The co-branded receivables in the trust have, as a whole, had higher payment rates and lower losses as compared to the general population of AENB’s portfolio of credit card receivables. Establishing and retaining attractive co-brand card partnerships is particularly competitive among card issuers and networks as these partnerships typically appeal to high-spending loyal customers.

Competition for relationships with key business partners is very intense and there is no assurance that American Express will be able to grow or maintain its partner relationships. American Express may also choose not to continue certain co-brand relationships as competition for such relationships continues to increase and arrangements are renegotiated. The loss of exclusivity arrangements with business partners or the loss of business partners altogether (whether by non-renewal at the end of the contract period, such as the end of the relationship with Costco in the United States in 2016, or as the result of a merger or otherwise, such as the withdrawal of American Airlines in 2014 from American Express’ Airport Club Access program for Centurion® and Platinum Card® Members) could make it more difficult to attract and retain cardholders and merchant acceptance of American Express-branded cards.

As of March 31, 2018, approximately 25.85% of receivables in the Trust Portfolio were co-branded receivables. Currently, the largest co-branding arrangement is with Delta Air Lines. As of March 31, 2018, approximately 20.31% of the receivables in the Trust Portfolio were Delta Air Lines co-branded receivables.

The volume of receivables generated under a co-branding arrangement could decline significantly and cardholder attrition could increase significantly, including as a result of a general decline in the business or financial condition of the co-brand partner or as a result of the termination of one or more co-brand partnership relationships. Upon expiration or other termination of a co-branding arrangement, cardholders may change their credit card usage to card programs of issuers other than AENB. In addition, some of the co-branding arrangements provide that, upon expiration or termination, the co-brand partner may purchase or designate a third party to purchase the co-branded accounts and the related receivables generated with respect to its program, which may include receivables in the trust. Such a scenario could result in a significant decline in outstanding receivables in the Trust Portfolio. For example, the U.S. co-brand relationship with Costco ended in 2016, and the outstanding receivables associated with the Costco portfolio were required to be removed from the Trust and sold to Costco’s new co-brand partner.

Following any of such events, if AENB were unable to provide receivables of a similar quality arising under newly designated additional accounts, the performance of the trust’s receivables would suffer. This could result in a reduction in the amount or timing of interest or principal payments on trust receivables and could result in a reduction of the amount available for distribution on the certificates of your series or in the early amortization of your series.

A significant operating disruption, a major information or cyber security incident or an increase in fraudulent activity could lead to reputational damage to the American Express brand and could reduce the use and acceptance of American Express-branded cards, which could adversely affect the ability to generate new receivables, the level of the receivables held in the trust or the amount of certificates issued in the future.

American Express, its affiliates and other third parties process, transmit, store and provide access to Card Member account information in connection with the American Express card and other products, and in the normal course of business collect, analyze and retain significant volumes of certain types of personally identifiable and other information pertaining to customers and Card Members. Global financial institutions like American Express have experienced a significant increase in information and cyber security risk in recent years and will likely continue to be the target of increasingly sophisticated cyberattacks, including computer viruses, malicious or destructive code, ransomware, social engineering attacks (including phishing and impersonation), hacking and denial-of-service attacks and other attacks and similar disruptions from unauthorized use of or access to computer systems. For example, American Express and other U.S. financial services providers have been the targets of distributed denial-of-service attacks from sophisticated third parties. American Express’ networks and systems are subject to constant attempts to identify and exploit potential vulnerabilities in their operating environment with intent to disrupt business operations and capture, destroy or manipulate various types of information relating to corporate trade secrets, customer information, including Card Member, travel and loyalty program account information, employee information and other sensitive business information, including acquisition activity, financial results and intellectual property. There are a number of motivations for cyber threat actors, including criminal activities such as fraud, identity theft and ransom, corporate or nation-state espionage, political agendas, public embarrassment with the intent to cause financial or reputational harm, intent to disrupt information technology systems, and to expose and exploit potential security and privacy vulnerabilities in corporate systems and websites.

As outsourcing, specialization of functions, third-party digital services and technology innovation within the payments industry increase (including with respect to mobile technologies, tokenization, big data and cloud storage solutions), more third parties are involved in processing American Express-branded card transactions and there is a risk the confidentiality, integrity, privacy and/or security of data held by, or accessible to, third parties, including merchants that accept American Express-branded cards, payment processors and American Express’ business partners, may be compromised, which could lead to unauthorized transactions on American Express’ cards and costs associated with responding to such an incident. On March 20, 2018, American Express announced it had been alerted by Expedia that certain customers who used Expedia’s Orbitz platform may have been victims of a cyber attack. The attack involved an Orbitz platform which serves as the underlying booking engine for many online travel websites, including Amextravel.com and travel booked through Amex Travel Representatives. In addition, high profile data breaches such as the one announced in 2017 by Equifax, one of the three major credit reporting agencies in the United States, could change consumer behaviors, impact American Express’ ability to access data to make product offers and credit decisions and result in legislation and additional regulatory requirements.

American Express develops and maintains systems and processes aimed at detecting and preventing information and cyber security incidents and fraudulent activity, which require significant investment, maintenance and ongoing monitoring and updating as technologies and regulatory requirements change and as efforts to overcome security measures become more sophisticated. Despite these efforts, the possibility of information and cyber security incidents, malicious social engineering, fraudulent or other malicious activities and human error or malfeasance cannot be eliminated entirely. Risks associated with each of these remain, including the unauthorized disclosure, release, gathering, monitoring, misuse, modification, loss or destruction of confidential, proprietary or other information (including account data information) or negative impact to online accounts and systems. These risks will likely evolve as new technology is deployed. For example, with the increased use of EMV technology, we may see a decrease in traditional fraud risk, but sophisticated fraudsters may develop new ways to commit fraud and we may see an increase in online fraud, impersonation and identity takeover attempts.

American Express’ information technology systems, including its transaction authorization, clearing and settlement systems, and data centers may experience service disruptions or degradation because of technology malfunction, sudden increases in customer transaction volume, natural disasters, accidents, power outages, internet outages, telecommunications failures, fraud, denial-of-service and other cyberattacks, terrorism, computer viruses, physical or electronic break-ins, or similar events. Service disruptions could prevent access to online services and account information, compromise company or customer data, and impede transaction processing and financial reporting.

If American Express’ information technology systems experience a significant disruption or breach, or if actual or perceived fraud levels or other illegal activities involving American Express-branded cards, customer online accounts or systems were to rise due to an information or cyber security incident at a business partner, merchant or other market participant, employee error, malfeasance or otherwise, it could lead to the loss of data or data integrity, regulatory investigations and intervention (such as mandatory card reissuance), increased litigation (including class action litigation), remediation and response costs, greater concerns of customers and/or business partners relating to the privacy and security of their data, and reputational and financial damage to the American Express brand, which could reduce the use and acceptance of American Express-branded cards, and have an adverse impact on the trust, TRS, the bank, the transferor or their affiliates, including the level of receivables held in the trust or the amount of certificates issued in the future. If such disruptions or breaches are not detected quickly, their effect could be compounded. Information or cyber security incidents and other actual or perceived failures to maintain confidentiality, integrity, privacy and/or security, including leaked business data, may also disrupt operations, undermine American Express’ competitive advantage through the disclosure of sensitive company information, divert management attention and resources, and negatively impact the assessment of American Express, TRS and its U.S. banking subsidiaries by banking regulators and rating agencies.

Successful cyberattack or data breaches at other large financial institutions, large retailers or other market participants, whether or not American Express is impacted, could lead to general loss of customer confidence that could negatively affect American Express, including harming the market perception of the effectiveness of American Express’ security measures or harming the reputation of the financial system in general, which could result in reduced use of American Express products and services, and have an adverse impact on the trust, TRS, the bank, the transferor or their affiliates, including on their ability to originate new accounts and to generate and service receivables, the level of receivables in the trust, collections of such receivables and the amount of certificates issued in the future.

Disruptions in American Express’ global network systems could impact the trust, TRS, AENB, the transferor or their affiliates.

The transaction authorization, clearing and settlement systems and data centers utilized by American Express and its affiliates may experience service disruptions or degradation because of technology malfunction, sudden increases in customer transaction volume, natural disasters, accidents, power outages, internet outages, telecommunications failures, fraud, denial-of-service and other cyberattacks, terrorism, computer viruses, physical or electronic break-ins or similar events. Service disruptions could prevent access to American Express’ online services and account information, compromise company or customer data, and impede transaction processing and financial reporting.

Terrorists, activists or hackers may also attack these facilities or systems and data centers, leading to service interruptions, increased costs or information and cyber security compromises. Additionally, American Express relies on third-party service providers, merchants, customer acquisition channels, processors, aggregators, and other third parties for services integral to its operations and is subject to the risk that activities of such third-party may adversely affect its business. For example, American Express relies on third-parties for the timely transmission of information across its global network, card acquisition and provision of services to its customers. If a service provider or other third party ceases to provide the expected data quality, or communications capacity American Express expects or services upon which American Express relies, as a result of natural disaster, operational disruptions or errors, terrorism, information or cyber security incidents, or any other reason, the failure could interrupt or compromise the quality of services provided to customers, adversely affect the perception of the American Express brands’ reliability and adversely impact the trust, TRS, the bank, the transferor or their affiliates, including on their ability to originate new accounts and to generate and service receivables, the level of receivables in the trust, collections of such receivables and the amount of certificates issued in the future, which could result in a pay-out event and acceleration of payment or reduced payment on your certificates.

Ongoing legal proceedings regarding provisions in American Express’ merchant contracts have required, and could in the future require, changes to those provisions that could adversely impact the trust, TRS, AENB, the transferor or their affiliates.

The United States Department of Justice (“DOJ”) and certain states’ attorneys general brought an action against American Express alleging that the provisions in American Express’ card acceptance agreements with merchants that prohibit merchants from discriminating against American Express’ card products violate the U.S. antitrust laws. Following a non-jury trial in the case, the trial court found that the challenged provisions were anticompetitive and issued a final judgment entering a permanent injunction. Following American Express’ appeal of this judgment, the Court of Appeals for the Second Circuit reversed the trial court decision and directed the trial court to enter a judgment for American Express. Eleven of the 17 states that are party to the case filed a petition with the Supreme Court seeking a review of the Second Circuit’s decision. On October 16, 2017, the U.S. Supreme Court granted certiorari and oral argument occurred on February 26, 2018. American Express is also a defendant in a number of actions and arbitration proceedings, including proposed class actions, filed by merchants that challenge the non-discrimination and honor-all-cards provisions in its card acceptance agreements and seek damages. An adverse outcome in these proceedings could require American Express to change its merchant agreements in a way that could expose American Express’ card products to increased merchant steering and other forms of discrimination that could impair the Card Member experience. See “Certain Legal Aspects of the Receivables — Legal Proceedings” in this prospectus.

No assurance can be given that the consequences of the outcomes in these and other proceedings against American Express would not have an adverse impact on the trust, TRS, the bank, the transferor or their affiliates, including on their ability to originate new accounts and to generate and service receivables, the level of receivables in the trust, collections of such receivables and the amount of certificates issued in the future.

AENB may change the terms of the credit card accounts in a way that reduces or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

As the owner of the accounts, AENB retains the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payment), and it may do so for a number of reasons, including in connection with the launch of new credit card products or features. A pay-out event could occur if AENB reduced the finance charges and other fees it charges, and a corresponding decrease in finance charges resulted. In addition, changes in the credit card account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than expected.

AENB will not reduce the interest rate it charges on the receivables or other fees if that action would result in a payout event, unless it is required by law to do so or it determines that such reduction is necessary to maintain its credit card business on a competitive basis, based on its good faith assessment of its business competition.

AENB does not have restrictions on its ability to change the terms of the credit card accounts except as described above or in this prospectus. Changes in relevant law, changes in the marketplace or prudent business practices could cause AENB to change credit card account terms.

Credit card rates may decline without a corresponding change in the amounts needed to pay the certificates, which could result in a delay or reduction in payments of your certificates.

Some accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series or class of certificates may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts payable as interest on the certificates and other amounts paid from collections of finance charge receivables. This could result in delayed or reduced principal and interest payments to you.

The market value of the certificates could decrease if the ratings of the certificates are lowered or withdrawn or if there is an unsolicited issuance of a lower rating.

The initial rating of a certificate addresses the likelihood of the payment of interest on that certificate when due and the ultimate payment of principal of that certificate by its legal maturity date. The ratings do not address the likelihood of the payment of principal of a certificate on its expected final payment date. In addition, the ratings do not address the likelihood of early payment or acceleration of a certificate, which could be caused by a pay-out event.

The ratings of the certificates are not a recommendation to buy, hold or sell the certificates. The ratings of the certificates may be lowered or withdrawn entirely at any time by the applicable rating agency without notice from AENB, TRS or the transferor to certificateholders of such change in rating. In addition, a rating agency could choose to provide an unsolicited rating on a series, class or tranche of certificates, without notice to or from the bank, TRS, the transferor or the issuing entity, and that unsolicited rating could be lower than the ratings provided by the other rating agencies. If a series, class or tranche of certificates has had its ratings lowered or withdrawn, or if a series, class or tranche of certificates has received an unsolicited rating that is lower than the other ratings of such series, class or tranche of certificates, the market value of the certificates could decrease.

You may have limited or no ability to control actions under the pooling and servicing agreement.

Under the pooling and servicing agreement, some actions require the consent of certificateholders holding more than a specified percentage of the aggregate unpaid principal amount of the certificates of a series or class of certificates or all of the certificates. In the case of votes by holders of a series or class of certificates or votes by holders of all the certificates, the unpaid principal amount of the senior-most class of certificates will generally be substantially greater than the unpaid principal amount of the subordinated certificates. Consequently, the holders of the senior-most class of certificates will generally have the ability to determine whether and what actions should be taken. The subordinated certificates will generally need the concurrence of the senior-most certificateholders to cause actions to be taken. As a result, you may not be able to control certain actions with respect to the trust, which could affect the timing and amount of payments on your certificates.

Issuances of additional series or additional certificates in outstanding series by the trust may adversely affect your certificates.

The trust is a master trust that has issued other series of certificates and is expected to issue additional series from time to time. The trust may also “reopen” or later issue additional certificates in an outstanding series, including Series 2018-5, as described under “Series Provisions — Additional Issuances of Series 2018-5 Certificates.” All such certificates are payable from the receivables in the trust. The trust may issue additional series or additional certificates in an outstanding series with terms that are different from your series without notice to you (or the existing certificateholders) and without your (or their) prior review or consent. Before the trust can issue a new series, or additional certificates in an outstanding series, each rating agency that has rated an outstanding series must confirm in writing that the issuance of the new series or additional certificates will not result in a reduction or withdrawal of its earlier rating. Nevertheless, the issuance of a new series, or additional certificates in an outstanding series, could affect the timing and amounts of payments on any outstanding certificates.

The owners of the certificates of any new series or of any additional certificates issued in an outstanding series will have voting rights that will reduce the percentage interest represented by your certificates. Such voting rights may relate to the ability to approve waivers and give consents. The actions which may be affected include directing the appointment of a successor servicer following a servicer default, amending the pooling and servicing agreement and directing a reassignment of the entire portfolio of accounts.

See “The Pooling and Servicing Agreement Generally — Groups of Series” in this prospectus.

Addition of accounts to the trust or other changes in the composition or performance of the trust’s assets may decrease the credit quality of the assets securing the repayment of your certificates. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets of the trust change every day. The transferor may choose, or may be required, to add receivables to the trust. The accounts from which these receivables arise may have different terms and conditions from the accounts already designated to the trust. For example, the new accounts may have higher or lower fees or interest rates or different payment terms. We cannot guarantee that new accounts will be of the same credit quality as the accounts currently or historically designated to the trust, nor can we guarantee that the future performance of the accounts in the trust will remain consistent with historical performance. If the credit quality or performance of the assets in the trust were to deteriorate, the trust’s ability to make payments on the certificates could be adversely affected. See “The Pooling and Servicing Agreement Generally — Additions of Accounts” in this prospectus.

If your certificates are repaid prior to the scheduled principal payment date, you may not be able to reinvest your principal in a comparable security.

If you receive an early payment of principal on your certificates at a time when prevailing interest rates are relatively low, you may not be able to reinvest the proceeds in a comparable security with an effective interest rate equivalent to that of your certificates.

The objective of the asset representations review process is to independently identify noncompliance with a representation or warranty concerning the receivables but no assurance can be given as to its effectiveness.

Clayton Fixed Income Services LLC will act as the asset representations reviewer under the asset representations review agreement. As more particularly described under “Asset Representations Review,” once both the delinquency event and the voting event have occurred, the asset representations reviewer will conduct a review of receivables in the Trust Portfolio that are more than 60 days contractually delinquent and the accounts relating to such receivables for compliance with certain representations and warranties concerning those receivables and accounts made in the related receivables purchase agreement and the pooling and servicing agreement. The objective of the review process, including the final determination by the asset representations reviewer, is to independently identify noncompliance with a representation or warranty concerning the receivables. The sponsor will investigate any findings of noncompliance contained in the asset representations reviewer’s final report to determine whether a contractual breach has occurred relating to the receivables or the accounts. See “The Pooling and Servicing Agreement Generally—Representations and Warranties” and “Description of the Purchase Agreement—Representations and Warranties” and “—Repurchase Obligations” for a discussion of the obligations of the transferor and the sponsor, and the rights of the trustee and certificateholders, if the transferor or the sponsor breaches certain representations and warranties concerning the receivables made in the receivables purchase agreement and the pooling and servicing agreement.

None of the accounts or receivables comprising the Trust Portfolio have been subject to the asset representations review process, and no assurance can be given that the asset representations review process will achieve the intended result of identifying noncompliance with representations and warranties concerning the receivables. A determination by the asset representations reviewer represents the analysis and the opinion of the reviewer based on the testing procedures related to the performance of its review, and there can be no assurance that any asset representations review will identify all inaccurate representations and warranties concerning the subject receivables. As a result, there can be no assurance that the asset representations review will provide the transferor or the trustee with an effective tool to identify a breach of any contractual provision. Neither investors nor the trustee will be able to change the scope of the testing procedures or any review using the testing procedures, or to contest any finding or determination by the asset representations reviewer.

The asset representations review agreement provides that, in connection with any review, the servicer will grant the asset representations reviewer access to copies of documentation related to the performance of its review of the accounts and receivables. The asset representations reviewer will conduct its review based on the information in the review materials and other generally available information. Therefore, the asset representations reviewer’s ability to determine if receivables have failed to comply with a representation or warranty will depend on whether the review materials for those receivables or the related accounts provide a sufficient basis for that conclusion.

Finally, even if none of the representations and warranties concerning the receivables are untrue, the receivables may still suffer from delinquencies and charge offs, and the certificates may incur losses or have reduced market values.

The certification provided by the chief executive officer of the depositor does not guarantee that the securitization will produce expected cash flows at times and in amounts to service scheduled payments of interest and the ultimate repayment of principal on the offered certificates in accordance with their terms as described in this prospectus.

One of the transaction requirements for the use of a shelf registration statement is the filing at the time of each offering from the shelf of a certification from the chief executive officer of the depositor of the issuing entity concerning the disclosure contained in the prospectus and the structure of the securitization.

While in the certification the chief executive officer expresses a belief that there is a reasonable basis to conclude that the securitization is structured to produce expected cash flows at times and in amounts to service scheduled repayments of interest and the ultimate payment of principal on the offered securities in accordance with their terms, investors should be aware that the certification does not guarantee that the securitization will produce those expected cash flows or that you will not suffer from delays or reductions in or acceleration of repayment on your certificates.

The Issuing Entity

American Express Credit Account Master Trust, also referred to as the issuing entity or the trust, was formed in 1996 pursuant to a pooling and servicing agreement. This pooling and servicing agreement, as amended and restated as of April 16, 2004, as of January 1, 2006, as of July 20, 2016 and as of April 1, 2018, and as may be further amended from time to time, is among American Express Travel Related Services Company, Inc., or TRS, as servicer, RFC III, as transferor, and The Bank of New York Mellon, as trustee. The trust does not have any officers or directors.

Prior to April 16, 2004, American Express Centurion Bank (“Centurion”) transferred receivables directly to the trustee. Prior to April 16, 2004, Centurion also transferred receivables to American Express Credit Corporation (“Credco”), which in turn transferred receivables to American Express Receivables Financing Corporation II (“RFC II”), which then transferred receivables to the trustee. As permitted by the pooling and servicing agreement, the pooling and servicing agreement was amended and restated as of April 16, 2004 (the “substitution date”) to substitute RFC III as transferor in place of Centurion. In addition, the pooling and servicing agreement was amended to designate American Express Bank, FSB (“FSB”) as an account owner and American Express Receivables Financing Corporation IV LLC (“RFC IV”) as a transferor. RFC II ceased transferring receivables to the trustee but remained a transferor until July 20, 2016 (the “RFC II removal date”), when the pooling and servicing agreement was amended and restated again, in part to remove RFC II as a transferor.

As of April 1, 2018 (the “bank/RFC merger date”), Centurion, a Utah state-chartered industrial bank, converted into AENB, a national banking association, and FSB, a federal savings bank, merged with and into AENB. Immediately following the conversion of Centurion into AENB and the merger of FSB with and into AENB, RFC IV, previously a wholly-owned subsidiary of FSB, merged with and into RFC III, previously a wholly-owned subsidiary of Centurion. The pooling and servicing agreement was amended and restated to reflect the conversion and mergers.

On and after the substitution date but prior to the bank/RFC merger date, each of Centurion and FSB sold receivables in designated accounts to RFC III or RFC IV, respectively, pursuant to a purchase agreement. As of the bank/RFC merger date, such purchase agreements were amended and restated by a purchase agreement between AENB and RFC III pursuant to which AENB assumed all of the rights and obligations of Centurion and FSB, including with respect to the accounts they owned and the related receivables, and RFC III assumed all of the rights and obligations of RFC IV. On and after the bank/RFC merger date, AENB has sold, and on an ongoing basis will sell, the receivables in the designated accounts to RFC III pursuant to the purchase agreement. RFC III, as the transferor under the pooling and servicing agreement, in turn transfers the receivables to the trust.

The trust, as a master trust, previously has issued other series of asset backed certificates and expects to issue additional series from time to time.

The trust’s activities are limited to:

•	acquiring and holding the receivables and the other trust assets and the proceeds from these assets;

•	issuing certificates;

•	making payments on the certificates; and

•	engaging in other activities that are necessary or incidental to accomplish these limited purposes.

Consequently, the trust does not and is not expected to have any source of capital resources other than the trust assets. The trust is formed under and administered in accordance with the laws of the State of New York. The fiscal year for the trust will end on December 31 of each year.

Each transferor, being Centurion and RFC II prior to the substitution date, RFC II, RFC III and RFC IV on and after the substitution date but prior to the RFC II removal date, RFC III and RFC IV on and after the RFC II removal date but prior to the bank/RFC merger date, and RFC III and any additional transferor on and after the bank/RFC merger date, has conveyed and will convey to the trust, without recourse, its interest in all receivables arising under the portfolio of accounts in the trust. The receivables consist of all amounts charged by account holders for goods and services and cash advances, called principal receivables, and all related periodic rate finance charges, annual membership fees, cash advance fees, late charge fees, returned check charges, overlimit fees, Issuer Rate Fees, and any other fees and charges billed on the accounts from time to time, collectively called finance charge receivables.

The trust assets consist of such receivables, all monies due or to become due thereunder, the proceeds of the receivables, all monies and other property on deposit in certain accounts maintained for the benefit of the certificateholders and Recoveries (net of collection expenses) received by the servicer including proceeds from the sale or securitization of Defaulted Receivables and proceeds of credit insurance policies relating to such receivables and related property conveyed to the trustee pursuant to an assignment, the right to receive Issuer Rate Fees attributed to the receivables, all monies on deposit in the Collection Account, the Special Funding Account and in certain accounts maintained for the benefit of the certificateholders, any series enhancements, and all of each transferor’s legal rights and remedies under the purchase agreement. Uniform Commercial Code financing statements have been and will be filed, to the extent appropriate, to perfect the ownership or security interests of the trust and the trustee described herein.

Pursuant to the pooling and servicing agreement, the transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible accounts to be included as accounts and to transfer to the trust all receivables of such additional accounts, whether such receivables are then existing or thereafter created. See “The Pooling and Servicing Agreement Generally — Additions of Accounts” in this prospectus.

The transferor also has the right (subject to certain limitations and conditions) to require the trustee to reconvey all receivables in accounts designated by that transferor for removal, whether such receivables are then existing or thereafter created. Once an account is removed, receivables existing under that account are not transferred to the trust. See “The Pooling and Servicing Agreement Generally — Removal of Accounts” in this prospectus.

Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated on the Initial Cut-Off Date plus any Additional Accounts minus any accounts that have been removed. With respect to each series of certificates issued by the trust, the transferor will represent and warrant that, as of the related selection dates, such receivables meet certain eligibility requirements.

Additional information regarding the receivables in the Trust Portfolio is provided in Annex I to this prospectus, which forms an integral part of this prospectus.

The Trust Portfolio

General

The primary assets of the trust are receivables generated from time to time in a portfolio of designated consumer American Express credit card accounts and Pay Over Time revolving credit features associated with charge card accounts and, in the future, may include other charge or credit accounts or products.

Additional information regarding the receivables in the Trust Portfolio is provided in Annex I to this prospectus, which forms an integral part of this prospectus.

Static Pool Information

Static pool information regarding the performance of the receivables in the Trust Portfolio is provided in Annex II to this prospectus, which forms an integral part of this prospectus.

Pool Asset Review

As required under the Securities Act of 1933, as amended, the transferor is responsible for performing a review of the receivables in the Trust Portfolio and the disclosure relating to those receivables required to be included in this prospectus by Item 1111 of Regulation AB. The review, which is conducted by the transferor and its affiliates as described further below, primarily consists of the periodic review of internal data systems, including the related financial controls and processes, and the review of information relating to the receivables included in this prospectus, including both quantitative data and certain qualitative or factual disclosure.

The review described below is designed and effected to provide reasonable assurance that the disclosure regarding the receivables in the Trust Portfolio in this prospectus, including the information provided in Annex I and Annex II to this prospectus, is accurate in all material respects.

Review of Data Flow and Controls

AENB and its affiliates have data collection systems that, together, are designed to process and validate all incoming financial transactions for U.S. credit and charge Card Members and service establishments, including Card Member spending and other activity such as remittances, fees, account adjustments and merchant transactions. AENB and its affiliates have established controls over these data collection systems to provide reasonable assurance regarding the completeness, accuracy, validity and timeliness of data received and sent by the data collection systems.

Data relating to Card Member spending and remittance activity is output from the data collection systems to the servicer’s account servicing platform, which accumulates and processes spending and other activity for American Express’ credit and charge Card Members. The servicer and its affiliates have established controls over the account servicing platform to provide reasonable assurance regarding the completeness, accuracy, validity and timeliness of the data received and sent by the account servicing platform.

Data generated by the account servicing platform is sent to the servicer’s securitization technology system. The securitization technology system also utilizes data provided by an internal risk information management system, including Card Members’ credit bureau information. Within the securitization technology system, information relating to the accounts in the Trust Portfolio is processed and consolidated for reporting purposes, including for the inclusion in this prospectus of data relating to the receivables in the Trust Portfolio. The servicer and its affiliates have established controls over the securitization technology system to provide reasonable assurance regarding the completeness, accuracy, validity and timeliness of the data input from the account servicing platform to the securitization technology system.

As described above, AENB, the servicer and their affiliates have developed financial controls over the data collection systems, the account servicing platform and the securitization technology system to provide reasonable assurance regarding the completeness, accuracy and timeliness of data received by and exchanged between these systems. Included among these are controls to validate, confirm, balance, reconcile and calculate data as it moves through the systems. Discrepancies identified by these controls are recorded, investigated and resolved. Internal risk management standards developed by AENB, the servicer and their affiliates require the periodic testing of these controls using predetermined sampling methodologies. The sample size used for testing each control is based on the frequency with which that control operates and whether the control is automated or manual. AENB, the servicer and their affiliates have determined that the frequency with which these controls are tested and the testing methods used provide reasonable assurance that the data generated by these systems is accurate in all material respects. In addition to periodic testing of the controls, the internal departments that oversee the controls certify to the effectiveness of the controls on a quarterly or annual basis, depending on the type of control.

Review of Data and Other Disclosure

The transferor and its affiliates use information generated by the securitization technology system to create reports used to populate the tables included in Annex I and Annex II to this prospectus. The transferor and its affiliates, with the assistance of a third party, conduct a review of the quantitative data in those tables in which the data presented is compared with the reports generated by the securitization technology system and certain recalculations are performed. The transferor attributes all findings and conclusions of the review to itself.

Disclosure in this prospectus consisting of qualitative or factual information regarding the receivables in the Trust Portfolio was reviewed and approved by those officers and employees of AENB, the servicer, the transferor and their affiliates who are knowledgeable about such information.

Underwriting and Authorization Process

The underwriting and authorization procedures applicable to the accounts are described under “AENB’s Revolving Credit Businesses — Underwriting and Authorization Process” in this prospectus. AENB and its affiliates regularly engage in activities that are designed to monitor and measure compliance with established credit underwriting and authorization policies, including testing of automated approval systems. These activities are overseen by an individual credit risk committee and a number of its specialized subcommittees. This committee is responsible for the design and implementation of credit processes and credit risk controls, including in the areas of authorizations, new account approval, credit line management, risk modeling, identification, monitoring and measurement of risk, and escalation of risk issues. Among other functions, this committee and its subcommittees review and approve underwriting and customer management policies as well as changes to said policies, monitor adherence to these policies and monitor performance of credit risk processes.

On a quarterly basis, employees of AENB and its affiliates conduct a review to validate the accuracy of the proprietary risk score used in the underwriting and authorization process to predict future credit performance. The results of this validation are evaluated by the modeling subcommittee to determine whether adjustments to the individual credit risk model should be made. Using an automated system that operates on a daily basis, AENB and its affiliates verify that the applications approved and credit lines granted by the automated system have correctly applied the decision logic established by the system’s designers. On a monthly basis, employees of AENB and its affiliates measure the outcomes of the underwriting and authorization systems and specified portfolio level statistics against pre-set escalation metrics. Issues are escalated in accordance with policy to the individual credit risk committee or the appropriate subcommittee for evaluation to determine whether any changes to policies, strategies or models should be made.

Conclusion of Review

After undertaking the review described above, the transferor has concluded that it has reasonable assurance that the disclosure regarding the receivables in the Trust Portfolio in this prospectus, including the information provided in Annex I and Annex II to this prospectus, is accurate in all material respects.

Repurchases and Replacements

Under the pooling and servicing agreement, the transferor makes certain representations and warranties to the trust about the receivables. If the transferor materially breaches certain of those representations or warranties, under certain circumstances, all of the Ineligible Receivables will be reassigned to the transferor and the related accounts will no longer be included in the Trust Portfolio. See “The Pooling and Servicing Agreement Generally — Representations and Warranties” in this prospectus.

Under the purchase agreement, AENB makes certain representations and warranties to the purchaser about the receivables. If AENB breaches certain of those representations or warranties and, as a result, the purchaser is required under the pooling and servicing agreement to accept a reassignment of the related Ineligible Receivables as described above, then AENB will accept reassignment of such Ineligible Receivables. See “Description of the Purchase Agreement — Repurchase Obligations” in this prospectus.

In the past three years, no assets securitized by the sponsor were the subject of a demand for reassignment or repurchase for breach of representations and warranties. All such demands for reassignment or repurchase are disclosed on Form ABS-15G and on the trust’s monthly distribution reports on Form 10-D. The most recent Form

ABS-15G covering the receivables in the trust was filed on February 9, 2018 under the transferor’s CIK number, 0001283434.

Under certain circumstances, investors in the certificates may direct an asset representations reviewer to perform a review of all receivables in the Trust Portfolio that are more than 60 days contractually delinquent and the accounts relating to such receivables for compliance with certain representations and warranties on the receivables and the accounts. See “Asset Representations Review” in this prospectus.

The Accounts

The receivables have arisen or will arise in certain revolving credit accounts that have been selected from the Total Portfolio, in each case, on the basis of criteria set forth in the purchase agreement and the pooling and servicing agreement. An account in the Total Portfolio must be an Eligible Account to be selected for inclusion in the portfolio of accounts, the receivables of which will be owned by the trust. The accounts include and may include all related accounts that satisfy certain conditions set forth in the pooling and servicing agreement or are originated as a result of (a) a credit or charge card being lost or stolen or (b) the conversion of an account into another type of Eligible Account.

Accounts which relate to bankrupt obligors or certain charged-off receivables may be designated as accounts provided that the amount of principal receivables in any such account is deemed to be zero for purposes of all allocations under the pooling and servicing agreement.

Pursuant to the pooling and servicing agreement, in certain circumstances, the transferor will be obligated (subject to certain limitations and conditions) to designate, from time to time, eligible accounts to be included as accounts, the receivables of which will ultimately be conveyed to the trust. The transferor does not own accounts. If the transferor is required to designate accounts to the trust, it may give notice of the required addition directly or indirectly, as the case may be, to AENB. Under the purchase agreement, AENB will be obligated to designate accounts as requested. In addition, AENB may, with the consent of the transferor, designate accounts and sell the receivables in those accounts to the transferor, subject to the satisfaction of certain conditions. See “The Purchase Agreement” in this prospectus. Such accounts designated for the trust must meet the eligibility criteria set forth in the purchase agreement and the pooling and servicing agreement as of the applicable selection date. See “The Pooling and Servicing Agreement Generally — Additions of Accounts” in this prospectus for a more detailed discussion of the circumstances and manner in which the receivables arising in Additional Accounts will be conveyed to the trust.

As of each date with respect to which the transferor transfers any receivables arising in Additional Accounts, the transferor will represent and warrant to the trust that such receivables meet the eligibility requirements set forth in the purchase agreement and the pooling and servicing agreement. See “The Pooling and Servicing Agreement Generally — Conveyance of Receivables” in this prospectus. The eligibility of accounts is assessed only on the applicable selection date, while the eligibility of receivables is assessed only on the applicable selection date (in the case of receivables then existing in Additional Accounts on such date) or as of the date of creation (in the case of new receivables arising in an account). Accordingly, there can be no assurance that all of such accounts and receivables will continue to meet the eligibility requirements as of any subsequent date, including any subsequent series closing date.

Subject to certain limitations and restrictions, the transferor may also designate certain accounts for removal from the trust, in which case the receivables of the removed accounts will be reassigned to the transferor. Throughout the term of the trust, the receivables in the trust will consist of receivables generated under the accounts (including Additional Accounts). Such receivables will not include the receivables generated under removed accounts.

AENB transfers to RFC III and RFC III in turn transfers to the trust, the Issuer Rate Fees. Pursuant to the pooling and servicing agreement, these Issuer Rate Fees are treated as collections of finance charge receivables. See “AENB’s Revolving Credit Businesses — Issuer Rate Fees” above.

Transaction Parties

Account Owner and Sponsor

AENB is the sponsor of the trust and, as such, organizes and initiates the asset-backed securities transactions of the trust. AENB also is the account owner of certain consumer credit or charge card accounts or features, the receivables of which are included in the trust. See “AENB’s Revolving Credit Businesses” in this prospectus. In addition, on behalf of TRS as servicer, AENB performs limited servicing functions with respect to receivables in the trust. See “The Pooling and Servicing Agreement Generally — Collection and Other Servicing Procedures” in this prospectus for a description of certain matters relating to the servicing functions provided by AENB.

AENB is the surviving entity that resulted from the conversion of Centurion, a Utah state-chartered industrial bank, into a national banking association, and the subsequent merger of FSB, a federal savings bank, into the successor entity as of April 1, 2018, the bank/RFC merger date. In connection with the conversion and merger, AENB assumed all of the rights and obligations of Centurion and FSB, including with respect to the accounts they owned and the related receivables. AENB’s principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184, and its telephone number is (801) 945-2000. AENB is a wholly-owned subsidiary of TRS.

Centurion, prior to its conversion into AENB, had been involved in the securitization of consumer credit card receivables since 1996, when it formed the trust. FSB, prior to its merger with and into AENB, had been involved in the securitization of consumer credit card receivables since 2004, when it was added as an account owner. In addition, AENB is the account owner of certain charge accounts, the receivables of which are included in the American Express Issuance Trust II, which securitizes consumer and small business charge receivables. The American Express Issuance Trust II was formed in 2012, but Centurion had been involved in the securitization of charge receivables since 1998, first in connection with the American Express Master Trust and then in connection with the American Express Issuance Trust, which was formed in 2005. FSB was also involved in the securitization of charge receivables in connection with the American Express Issuance Trust and the American Express Issuance Trust II.

Depositor and Transferor

RFC III, the depositor and the transferor, was formed under the laws of the State of Delaware on March 11, 2004. Its sole member is AENB. RFC III was formed for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither AENB, as sole member of RFC III, nor RFC III’s board of directors, intends to change the business purpose of RFC III.

Since its formation, RFC III has been engaged in these activities solely as (i) the purchaser of receivables from the account owner pursuant to the related purchase agreement, (ii) a transferor of receivables to the issuing entity pursuant to the pooling and servicing agreement, (iii) the holder of the transferor’s interest in the issuing entity and (iv) a transferor that executes underwriting, subscription and purchase agreements in connection with each issuance of certificates. RFC III may also act as a depositor for other master trusts or other securitization special purpose entities affiliated with AENB, but has not done so to date.

A description of RFC III’s obligations as the transferor of the receivables to the trust can be found in “The Pooling and Servicing Agreement Generally — Conveyance of Receivables,” “— Representations and Warranties,” “— Addition of Accounts” and “— Removal of Accounts” in this prospectus.

Immediately following the conversion of Centurion into AENB and FSB’s merger with and into AENB discussed above, RFC IV, previously a wholly-owned subsidiary of FSB, also merged with and into RFC III, previously a wholly-owned subsidiary of Centurion. In connection with the merger, RFC III assumed all of the rights and obligations of RFC IV.

RFC III was initially capitalized by a cash contribution from Centurion. Pursuant to a revolving credit agreement between RFC III and AENB, RFC III may borrow funds from AENB for the sole purpose of purchasing receivables from AENB under the purchase agreement. Under the revolving credit agreement, payments from RFC III are due only to the extent that those funds are not required for any other purpose and so long as the payment will not cause RFC III to default under the pooling and servicing agreement.

RFC III’s executive offices are located at 4315 South 2700 West, Room 1100, 02-01-46, Salt Lake City, Utah 84184, and its telephone number is (801) 945-5648.

Credit Risk Retention

In accordance with the credit risk retention requirements of Regulation RR issued by the SEC, AENB, directly as sponsor, or RFC III, as depositor and as a wholly-owned affiliate of the sponsor, is required to retain an economic interest in the credit risk of the receivables in the trust. The sponsor and the depositor intend to satisfy the risk retention requirements by maintaining a seller’s interest in the trust, as defined by and calculated in accordance with Regulation RR, that will equal not less than five percent of the aggregate unpaid principal balance of all investor certificates, other than any certificates that have been at all times held by the sponsor or one or more wholly-owned affiliates of the sponsor, minus the aggregate amount of principal collections on deposit in a segregated principal accumulation account as permitted by Regulation RR (which amount we refer to as the “adjusted outstanding investor ABS interests” in this section). For purpose of the calculation described in the preceding sentence, a wholly-owned affiliate of the sponsor will include any person, other than the issuing entity, that directly or indirectly, wholly controls (i.e. owns 100% of the equity in the sponsor), is wholly controlled by, or is wholly under common control with, the sponsor.

The required seller’s interest will be maintained by the sponsor and the depositor through the depositor’s ownership of the transferor’s interest, which represents the interest in the trust not represented by your series or by any other series. The transferor’s interest is entitled to share in allocations of certain amounts, including finance charge collections, principal collections and defaults, as described under “The Pooling and Servicing Agreement Generally—Allocations.” The amount of principal receivables in the master trust will vary each day as new principal receivables are created and others are paid or charged off as uncollectible. Therefore, the amount of the transferor’s interest will fluctuate each day to reflect the changes in the amount of the principal receivables in the trust. In addition, the transferor’s interest will generally increase to reflect reductions in the invested amount of any series, including as the result of payments of principal, and will generally decrease as a result of the issuance of a new series of investor certificates or of additional investor certificates in an outstanding series. Neither the sponsor nor the depositor will sell or otherwise transfer an interest in the transferor’s interest in a manner that is prohibited under the Regulation RR, nor will they enter into any prohibited hedging arrangement with respect to the transferor’s interest.

Though similar in concept, the obligation to retain the seller’s interest for purposes of compliance with Regulation RR and the requirement to maintain the transferor’s interest as set forth in the pooling and servicing agreement are independent obligations and are calculated differently. The transferor’s interest is reported in the monthly distribution reports as a percentage of the aggregate amount of principal receivables in the trust, while the seller’s interest under Regulation RR is required to be maintained at an amount equal to not less than 5% of the adjusted outstanding investor ABS interests. Generally, the obligation to maintain the transferor’s interest in accordance with the pooling and servicing agreement will result in a higher minimum transferor’s interest than the minimum seller’s interest required under Regulation RR.

For purposes of compliance with Regulation RR, the seller’s interest will equal the excess of the aggregate amount of principal receivables in the trust over the aggregate investor interest in receivables for all outstanding series of certificates. As of the closing date, through the ownership of the transferor’s interest, we expect to have a seller’s interest equal to $5,064,388,844.54, which will equal 28.23% of the adjusted outstanding investor ABS interest. For purposes of determining the seller’s interest on the closing date, we have used the aggregate principal balance of the receivables in the trust as of the last day of the March 2018 Monthly Period and the principal balance of the certificates expected to be outstanding as of the closing date, including $571,430,000* of Series 2018-4 and $574,715,000* of Series 2018-5. The issuing entity will disclose on Form 8-K within a reasonable time after the closing date the amount of the seller’s interest as of the closing date if materially different from that disclosed in this

*	Subject to increase or decrease as discussed under “Series Provisions” in this prospectus.

prospectus. In addition, the transferor will disclose in each of the trust’s monthly distribution report on Form 10-D the amount of the seller’s interest as of each measurement date described below.

The seller’s interest will be calculated as a percentage of the adjusted outstanding investor ABS interest as of the last day of each Monthly Period. If, as of the end of any Monthly Period, the seller’s interest is less than the required seller’s interest under Regulation RR, the transferor will be required to designate Additional Accounts to increase the amount of the seller’s interest to at least equal the required seller’s interest within ten Business Days. Any failure by the transferor to designate such Additional Accounts, if not cured within five Business Days, will result in a Pay-Out Event. See “The Pooling and Servicing Agreement Generally — Additions of Accounts” and “Series Provisions — Pay-Out Events.”

Servicer

TRS is the servicer of the trust. As servicer, it is responsible for servicing, managing and making collections on the receivables in the trust. See “The Pooling and Servicing Agreement Generally — Collection and Other Servicing Procedures” in this prospectus. TRS has outsourced certain functions to affiliated and unaffiliated third parties, but it remains responsible for the overall servicing process. For information about certain affiliated and unaffiliated third party vendors that provide these services, including AENB, see “The Pooling and Servicing Agreement Generally — Outsourcing of Servicing” in this prospectus.

TRS, a company incorporated under the laws of the State of New York on May 3, 1982, is a wholly owned subsidiary of American Express Company and the direct parent company of AENB, RFC II and Credco. TRS, directly or through its subsidiaries, provides a variety of products and services worldwide, including the charge card accounts, credit card and other payment and financing products, network services, merchant acquisition and processing, servicing and settlement, and point-of-sale marketing and information products and services for merchants, other fees services, expense management products and services, travel-related services and stored value/prepaid products. TRS’ various products and services are sold globally to diverse customer groups, including consumers, small businesses, mid-sized companies and large corporations. TRS’ principal office is located at 200 Vesey Street, New York, New York 10285-4405, and its telephone number is (212) 640-2000.

Bank Holding Company Status

American Express Company and TRS are bank holding companies under the Bank Holding Company Act of 1956 (“BHC Act”) and have elected to be treated as financial holding companies under the BHC Act. As bank holding companies under the BHC Act, American Express Company and TRS are subject to supervision and examination by the Board of Governors of the Federal Reserve System.

The Trustee

The Bank of New York Mellon, a New York banking corporation, is the trustee under the pooling and servicing agreement. Its principal corporate trust office is located at 101 Barclay Street, Floor 7 West, Attention: Corporate Trust Administration — Asset Backed Securities, New York, New York 10286. The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of credit card receivables.

In the ordinary course of business, The Bank of New York Mellon is named as a defendant in or made a party to pending and potential legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (“RMBS”) transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously.

The Bank of New York Mellon has provided the above information for purposes of complying with Regulation AB. Other than the previous two paragraphs and the first three sentences under “Prospectus Summary — Trustee”

in this prospectus, The Bank of New York Mellon has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The transferor, the servicer, the account owner and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee or the transferor may hold certificates in their own names; however, any certificates so held shall not be entitled to participate in any decisions made or instructions given to the trustee by the certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee shall have the power to appoint, with the consent of the transferor (who shall not unreasonably withhold its consent), a co-trustee or separate trustees of all or any part of the trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the trustee and such separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

See “The Pooling and Servicing Agreement Generally — The Trustee” in this prospectus.

AENB’s Revolving Credit Businesses

General

The receivables transferred to the trust are generated from transactions made by holders of consumer American Express revolving credit card accounts and “Pay Over Time” revolving credit features associated with American Express charge card accounts, all issued by AENB. Cards issued by AENB are accepted worldwide, and may be used for the purchase of merchandise and services.

Subject to certain conditions, the transferor may convey to the trust receivables arising in charge or credit accounts or other charge or credit products that may be of a type not currently included as accounts. Such accounts and products may be originated, underwritten, used or collected in a different manner than the accounts described below and may differ with respect to loss and delinquency experience, revenue experience and historical payment rates. Such accounts and products may also have different terms than the accounts described below and may be subject to different servicing, charge-off and collection practices. Consequently, the addition to the trust of receivables arising in such accounts or from such products could have the effect of reducing the Portfolio Yield.

Credit Card Accounts. American Express credit card accounts may be used to purchase merchandise and services from merchants accepting American Express credit cards, to transfer balances from other credit accounts or to obtain cash advances. American Express credit card accounts are solicited through various channels, including mobile and online applications, direct mail, third-party vendors and direct response advertising. In addition, AENB offers American Express credit card accounts that are originated under affinity or co-branded programs with certain unaffiliated entities, which can include in-person marketing. AENB also runs print, radio, television and online advertisements for American Express credit card accounts and have a toll-free telephone number and online channels for requests for information and applications. Receivables may also be generated by soliciting the transfer of account balances from American Express’ competitors’ accounts.

Pay Over Time Features (for Charge Card Members). Certain charge card account holders whose accounts are not cancelled or past due may be eligible to use one or more Pay Over Time features. Sign & Travel, the Extended Payment Option, and Select & Pay Later are the three Pay Over Time features a Card Member may qualify for or enroll in at this date. Each Pay Over Time feature allows charge Card Members enrolled in the feature to pay off certain eligible charges over time, while all other non-eligible charges remain due in full by the payment due date. The majority of Card Member’s Pay Over Time balances are capped at $35,000. Card Members who enroll in Sign & Travel have all eligible travel-related charges (such as airline and cruise ship tickets, hotels, car rentals and foreign charges) automatically placed into a Pay Over Time balance. Card Members who enroll in the Extended Payment Option have all charges of $100 or more (except for cash and certain other transactions) automatically placed into a Pay Over Time balance. Card Members who use Select & Pay Later have charges of $100 or more (except for cash and certain other transactions) placed into a Pay Over Time balance by request, subject to approval.

Underwriting and Authorization Process

Underwriting. On an ongoing basis, AENB adopts, evaluates and enhances policies for underwriting and authorizations. It contracts with TRS for services, including the development and implementation of systems, controls and specifications for underwriting and authorizations.

AENB evaluates applications for American Express credit card and charge card accounts using a framework that evaluates available information to predict the risk of each applicant. The framework uses proprietary risk scoring decision models and other risk criteria applied through application of underwriting policies. Underwriting policies reflect the bank’s risk tolerance levels, which take account of factors including the current and future economic environments. The performance trends of accounts originated at different score cut-off levels as compared to projected performance are monitored and evaluated to refine the scoring and identify enhancements to the framework.

Evaluations of applications consider, among other factors, information from credit bureaus (including one or more of Experian PLC, TransUnion LLC and Equifax Information Services LLC), commercially available risk scores, internal and external credit history, each applicant’s relationship and history with American Express and other information, which is either publicly available or provided by the applicant in response to the application process or by third parties. The underwriting process also verifies the identity of the applicant, and that the information on the application is accurate as provided by the true applicant and incorporates legal requirements.

Virtually all underwriting and authorization decisions use an automated system to capture the relevant information, execute the scoring logic, compare the proprietary risk scores against cut-off levels, apply business rules and legal requirements and then execute the approve or decline decision. In specified circumstances, including for certain product applications or where certain information is unavailable, the framework incorporates manual decision-making by a dedicated, specialized and experienced team to evaluate the available information to assess the applicant’s predicted risk, adhering to the same underwriting policies and standards.

Credit limits are determined based upon the Card Member’s past spending patterns in relation to available credit, the Card Member’s payment behavior and the proprietary risk assessment, as well as the Card Member’s experience with other creditors and personal resources. Credit limits are assigned at the time a new account is approved. AENB reevaluates credit limits proactively based on monitoring the Card Member’s account activity, and reactively after a Card Member initiates a request for a line increase. In both cases the evaluation includes a risk assessment. A stricter policy is applied to customer requests for a higher credit limit made by new customers shortly after account openings (e.g., within 60 days).

The credit limits for American Express credit card accounts generally range from $500 to $50,000.

Credit Monitoring. To monitor and control the quality of the portfolio, accounts are monitored monthly, including by obtaining refreshed credit bureau information. The bank uses behavioral scoring models to score each active account on its monthly cycle date. The behavioral scoring models are used to dynamically evaluate whether or not credit limits should be increased or decreased.

Point of Sale Authorization. The bank uses an automated process to approve or decline transactions at the point of sale based on proprietary risk models. Merchant point-of-sale and online terminals connect with a proprietary authorization system. Card Member transactions are passed through the authorization system which considers the credit limit and other behavioral and risk factors to determine whether each transaction should be approved or declined.

Fraud. The bank contracts with TRS to monitor and manage the risk of different types of fraud. TRS uses a variety of tools and proprietary models to identify suspicious transactions resulting from different types of fraud, such as fraud rings, new account fraud and transactional fraud.

Pay Over Time Features (for Charge Card Members). AENB, as appropriate, allows qualifying charge Card Members to pay certain charges over time using the Sign & Travel, Extended Payment Option, and/or Select & Pay

Later features. While there generally is no preset spending limit on the charge card account, the total of a Card Member’s Pay Over Time balances generally may not exceed $50,000. This Pay Over Time limit is set at the account level and therefore is shared across all Pay Over Time features in which the account is enrolled. It is not a committed line of credit but a cap that the Pay Over Time balance may not exceed. If a purchase eligible to be paid over time would cause the total Pay Over Time balance to exceed that amount, then the transaction will not be added to the Pay Over Time balance but instead to the account’s due in full balance. Charge transactions are subject to approval at the time of utilization through a credit authorization process prior to being approved.

B illing and Payments

Consumer accounts owned by AENB have various billing and payment structures, including various annual fees and monthly finance charges. Each account holder is subject to an agreement governing the terms and conditions of the American Express credit card account and any applicable Pay Over Time feature. Pursuant to each such agreement, AENB reserves the right to add, change or terminate any terms, conditions, services or features of the account (including increasing or decreasing monthly finance charges on new transactions, fees or minimum payments). Such changes are subject to the requirements of applicable laws, including the Credit Card Accountability, Responsibility and Disclosure Act of 2009, and to certain limitations in the pooling and servicing agreement described herein. Any announced increase in the formula used to calculate the APR, or other change making the terms of an account more stringent, generally becomes effective on a designated future date.

Credit Card Accounts. Generally, an American Express credit card account holder is charged:

(i) An annual fee of $0.00 to $550.00.

(ii) Finance charges on purchases, cash advances, and balance transfers, based on variable APRs equal to an index (currently the prime rate) plus a margin. The margin for purchases currently range from 9.74% to 19.74%, depending on the Card Member’s risk profile, product, and date of acquisition. The margin for cash advances is currently 21.99%. Credit card account holders who violate certain payment terms may be subject to a penalty APR with a current margin of 25.99%. A number of products have 0.00% introductory APRs and low non-variable APRs for balance transfers. Few customers have standard non-variable APRs, currently ranging generally from 9.99% to 19.99%.

(iii) Amounts payable for certain uses of the American Express credit card, including balance transfer fees of the greater of $5.00 or 3% of the transfer amount, the standard network fee of 3% on cash advances obtained through an automated teller machine, with a $5.00 minimum charge and a 1% fee for obtaining American Express Travelers Cheques. Certain cards also have foreign exchange fees equal to 2.7% of each transaction after conversion to U.S. dollars.

(iv) If applicable, late fees, returned payment fees and other fees.

American Express credit card accounts are billed on a cycle basis. Payments on the American Express credit card accounts are generally applied, up to the minimum payment due, first to the balance with the lowest interest rate, and then to balances with higher interest rates. After the minimum payment has been paid, payments are applied to the balance with the highest interest rate, and then to balances with lower interest rates. Within each balance, payments are applied first to finance charges, then fees, then principal. If there is any past due amount, that amount is paid first. American Express Card Members are required to make a minimum payment each cycle. The calculation of the minimum payment starts with the highest of (1) interest charged on the statement plus 1% of the new balance (excluding any overlimit amount, late fees and interest); or (2) $35; then late fees, 1/24th of any overlimit amount, and any amounts past due are added, provided that the minimum payment will not exceed the new balance.

In August 2017, American Express began rolling out a new feature called “Pay It Plan It” across its eligible U.S. consumer and co-branded credit cards. Under the “Pay It” feature, Card Members can select smaller purchases for immediate payment in full, thereby reducing their balance by the amount paid. Under the “Plan It” feature, Card Members can select qualifying purchases over $100 and choose to make monthly payments ranging from three to 24 months with a fixed fee and no interest. The monthly plan payment will be added to the Card Member’s minimum payment due each month. These features will therefore not be subject to the same finance charges described above. The fixed fees applied to accounts designated for the trust in connection with the “Plan It” feature will be treated as finance charge receivables.

Pay Over Time Features (for Charge Card Members). There is no annual fee or other fee imposed for Pay Over Time features, except for finance charges accrued on Pay Over Time balances. The APR applicable to the Pay Over Time features is a variable rate determined based on the card product the Card Member has. Currently, except for certain Centurion Card Members who are given a Prime + 5.99% APR when they enroll in Select & Pay Later and Card Members who may benefit from promotional APRs from time to time, most Card Members enrolled in a Pay Over Time feature have an APR equal to the prime rate plus a margin of either 11.99% or 14.99%. To the extent a Card Member enrolled in Select & Pay Later decides to enroll in additional Pay Over Time features, the APR applicable to the Select & Pay Later feature will apply to those additional features. Charge Card Members with a Pay Over Time balance who violate certain payment terms may be subject to a penalty APR, with a current margin of 25.99%, applied to new spend that qualifies for the Pay Over Time feature. Pay Over Time balances are billed on a cycle basis at the same time as the Card Member’s charge card account. Currently, payments made on charge card accounts with a Pay Over Time balance are generally applied first to past due Pay Over Time balances, second to past due Pay in Full balances, third to current Pay Over Time minimum payments due, fourth to current Pay in Full balances, and finally, to Pay Over Time balances exceeding the Pay Over Time minimum due. Charge Card Members with a Pay Over Time balance are required to make a minimum payment of their Pay Over Time new balance each cycle, in addition to the Pay in Full balance. Provided that it will not exceed the Pay Over Time new balance, the Pay Over Time minimum due is equal to the sum of (1) any amount past due, and (2) the greater of (i) current billed finance charges plus 1% of the Pay Over Time new balance (excluding current billed finance charges), or (ii) $35.

Collection Efforts

Efforts to collect delinquent American Express credit card accounts and Sign & Travel/ Extended Payment Option accounts are made by the appropriate issuing bank, TRS and collection agencies and attorneys retained by such issuing bank. Under current practice, AENB includes a request for payment of overdue amounts on all billing statements upon delinquency. AENB uses its proprietary risk evaluation systems to determine the appropriate collection strategy. Account holders may be contacted by either a letter or a telephone call when the account becomes delinquent or sooner based on a number of factors, including the account holder’s tenure and the amount owed in relation to prior spending and payment behavior. An account is generally considered to be delinquent if the minimum payment specified in the account holder’s most recent billing statement is not received by the due date. If it is determined that the account holder is unable to pay the outstanding balance, the account is “pre-empted” — i.e., the card is cancelled, credit privileges are revoked, and more intensive collection action is initiated. For all other account holders, credit privileges are generally cancelled no later than 90 days from initial billing. If an account remains delinquent, it may be sent to collection agencies or attorney firms to continue collection efforts including letters, telephone calls, and legal action. AENB may enter into arrangements with account holders to extend or otherwise change payment schedules to maximize collections. AENB may sell its rights to certain collections to its affiliates, collection agencies, or debt buyers.

Generally, it is AENB’s practice to cause the receivables in an account to be charged off no later than the date on which such account becomes seven contractual payments past due (i.e., approximately 180 days past the first due date), although charge-offs may be made earlier in some circumstances, such as confirmed bankruptcies. The credit evaluation, servicing, charge-off and collection practices of AENB may change over time in accordance with its business judgment and applicable law.

Issuer Rate Fees

AENB, in its capacity as issuer of American Express cards, receives certain fees (referred to in this prospectus as “Issuer Rate Fees”), collected by the American Express network, in connection with account holder charges for merchandise and services. These Issuer Rate Fees are individually negotiated directly between AENB and TRS, and may change from time to time. The amount of Issuer Rate Fees included in finance charge collections for each

Monthly Period during calendar year 2017, as a percentage of total finance charge collections for each such Monthly Period (excluding collections of discount option receivables), ranged from a high of 40.74% to a low of 33.54%.

Issuer Rate Fees payable to AENB will be allocated and sold to RFC III for each month in an amount equal to the sum of:

•	the product of:

•	the rate at which Issuer Rate Fees accrued to AENB during the second preceding Monthly Period on credit accounts owned by AENB, multiplied by

•	a fraction,

•

the numerator of which is the aggregate amount of cardholder charges in all credit accounts owned by AENB, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to AENB, in each case with respect to such Monthly Period, and

•	the denominator of which is the aggregate amount of cardholder charges in all credit accounts owned by AENB, with respect to such Monthly Period, multiplied by

•	new principal receivables that arose during such Monthly Period in the accounts that constitute credit accounts, plus

•	the product of:

•	the rate at which Issuer Rate Fees accrued to AENB during the second preceding Monthly Period on charge accounts or lines of credit owned by AENB, multiplied by

•	a fraction,

•

the numerator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by AENB, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to AENB, in each case with respect to such Monthly Period, and

•	the denominator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by AENB, with respect to such Monthly Period, multiplied by

•	new principal receivables that arose during such Monthly Period in the accounts that constitute charge accounts or lines of credit.

This calculation represents an estimate of the actual Issuer Rate Fees payable to AENB from time to time in respect of the receivables and may be greater or less than the actual amount of Issuer Rate Fees so payable. AENB will be required, pursuant to the terms of the purchase agreement, to transfer to RFC III, and RFC III will in turn be required, pursuant to the terms of the pooling and servicing agreement, to transfer to the trust for the benefit of the certificateholders, these Issuer Rate Fees. Issuer Rate Fees, if any, will be included in collections of finance charge receivables pursuant to the pooling and servicing agreement for purposes of determining the amount of finance charge collections and allocating such collections and payments to the certificates. Issuer Rate Fees, if any, will also be included in finance charge receivables for purposes of calculating the average yield on the portfolio of accounts included in the trust applicable to any series of certificates.

Use of Proceeds

The net proceeds from the sale of the certificates offered hereby, before the deduction of expenses, will be paid to the transferor. RFC III will use these proceeds to purchase additional receivables from AENB or for its general company purposes, including repayment of loans made from time to time by AENB to RFC III. AENB will use such amounts received from RFC III for general corporate purposes.

Maturity Considerations

The pooling and servicing agreement and the Series 2018-5 supplement for this series provide that the Class A certificateholders will not receive payments of principal until the Expected Final Payment Date, or earlier in the event of a Pay-Out Event which results in the commencement of the Early Amortization Period. Class A certificateholders will receive payments of principal on each Special Payment Date until the Class A Invested Amount has been paid in full or the Series 2018-5 Termination Date has occurred. The Class B certificateholders will not begin to receive payments of principal until the final principal payment on the Class A certificates has been made. The holder of the Collateral Interest will not begin to receive payments of principal until the final principal payment on the Class B certificates has been made.

On each Distribution Date during the Controlled Accumulation Period, amounts equal to the least of:

(a) Available Principal Collections (see “Series Provisions — Principal Payments” in this prospectus) for the related Monthly Period on deposit in the Collection Account,

(b) the Controlled Deposit Amount, and

(c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount

will be deposited in the Principal Funding Account for Series 2018-5 held by the trustee until the Expected Final Payment Date or the first Special Payment Date. See “Series Provisions — Principal Payments” in this prospectus for a discussion of the circumstances under which the commencement of the Controlled Accumulation Period may be delayed.

Subject to satisfaction of the Rating Agency Condition, the transferor may, at or after the time at which the Controlled Accumulation Period begins for Series 2018-5, cause the trust to issue another series (or some portion thereof, to the extent that the full principal amount of such other series is not otherwise outstanding at such time) as a paired series with respect to Series 2018-5 to be used to finance the increase in the Transferor Amount caused by the accumulation of principal in the Principal Funding Account with respect to Series 2018-5. Although no assurances can be given as to whether such other series will be issued and, if issued, the terms thereof, the outstanding principal amount of such series may vary from time to time (whether or not a Pay-Out Event occurs with respect to Series 2018-5, and the interest rate with respect to certificates of such other series may be established on its date of issuance and may be reset periodically. Further, since the terms of the Series 2018-5 certificates will vary from the terms of such other series, the Pay-Out Events or Reinvestment Events with respect to such other series will vary from the Pay-Out Events with respect to Series 2018-5 and may include Pay-Out Events or Reinvestment Events which are unrelated to the status of the transferor or the servicer or the receivables, such as Pay-Out Events or Reinvestment Events related to the continued availability and rating of certain providers of series enhancement to such other series. If a Pay-Out Event or Reinvestment Event does occur with respect to any such paired series prior to the payment in full of the Series 2018-5 certificates and the Collateral Interest, the final payment of principal to the Series 2018-5 certificateholders and the holder of the Collateral Interest may be delayed.

Should a Pay-Out Event occur with respect to the Series 2018-5 certificates and the Collateral Interest and the Early Amortization Period begin, any amount on deposit:

(a) in the Principal Funding Account will be paid to the Series 2018-5 certificateholders on the first Special Payment Date, and the Series 2018-5 certificateholders and the holder of the Collateral Interest will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Early

Amortization Period as described herein until the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount are paid in full or until the Series 2018-5 Termination Date occurs, and

(b) in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any series, including Series 2018-5 entitled to the benefits of Shared Principal Collections. See “Series Provisions — Pay-Out Events” in this prospectus.

The ability of the Series 2018-5 certificateholders and the holder of the Collateral Interest to receive payments of principal on the Expected Final Payment Date depends on the payment rates of the receivables, the amount of outstanding receivables, delinquencies, charge-offs and new borrowings on the accounts, the potential issuance by the trust of additional series and the availability of Shared Principal Collections. Monthly payment rates of the receivables may vary because, among other things, account holders may fail to make required minimum payments, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of account holders and due to changes in any terms of incentive programs in which account holders participate. See the table entitled “Account Holder Monthly Payment Rates of the Trust Portfolio” under “The Trust Portfolio — Payment Rates” in Annex I to this prospectus. The transferor cannot predict, and no assurance can be given, as to the account holders’ monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Series 2018-5 certificates and the Collateral Interest or whether the terms of any subsequently issued series might have an impact on the amount or timing of any such payment of principal. See “Risk Factors — Payment patterns of account holders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected” and “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in this prospectus.

In addition, the amount of outstanding receivables and the delinquencies, charge-offs and new borrowings on the accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual account holders. There can be no assurance that collections of principal receivables with respect to the Trust Portfolio, and thus the rate at which Series 2018-5 certificateholders and the holder of the Collateral Interest could expect to receive payments of principal on the Series 2018-5 certificates and the Collateral Interest during an Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Controlled Accumulation Period, will be similar to the historical experience set forth in the table entitled “Account Holder Monthly Payment Rates of the Trust Portfolio” under “The Trust Portfolio — Payment Rates” in Annex I to this prospectus. As described under “Series Provisions — Principal Payments” in this prospectus, the transferor may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount and the Class B Invested Amount on the Expected Final Payment Date. In addition, the trust, as a master trust, has issued, and from time to time may issue, additional series, and there can be no assurance that the terms of any such series might not have an impact on the timing or amount of payments received by the Series 2018-5 certificateholders. Further, if a Pay-Out Event occurs and the Early Amortization Period begins, the average life and maturity of the Class A certificates and the Class B certificates could be significantly reduced, thereby reducing the anticipated yield on such certificates.

Due to the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made on or prior to the Expected Final Payment Date in an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount or that the actual number of months elapsed from the date of issuance of the Class A certificates and Class B certificates to their respective final distribution dates will equal the expected number of months. See “Risk Factors — Payment patterns of account holders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected” in this prospectus.

Series Provisions

On or about May [●], 2018, the trust will issue $500,000,000 of Class A Series 2018-5 Floating Rate Asset Backed Certificates and $18,679,000 of Class B Series 2018-5 Floating Rate Asset Backed Certificates. In addition, the trust will issue a specified undivided Collateral Interest in the trust assets in an initial amount equal to $56,036,000, or approximately 9.75% of the Initial Invested Amount which will be subordinated to the Series 2018-5 certificates as described herein. The Series 2018-5 certificates and the Collateral Interest will be issued pursuant to the pooling and servicing agreement and the Series 2018-5 supplement specifying the principal terms of the certificates, the forms of which have been filed as exhibits to the registration statement of which this prospectus are a part.

We expect to issue another series, Series 2018-4, substantially at the same time as this Series 2018-5. This Series 2018-5 is being offered with an Initial Invested Amount of $574,715,000. Series 2018-4 is being offered with an Initial Invested Amount of $571,430,000. However, the aggregate invested amount of both series, as well as the Initial Invested Amount of any one series, may be increased or decreased. Any such increase or decrease will be applied pro rata among the Class A certificates, the Class B certificates and the Collateral Interest and will be reflected in the final prospectus for the applicable series.

The following summary describes certain terms applicable to the Series 2018-5 certificates and the Collateral Interest. See “The Pooling and Servicing Agreement Generally” in this prospectus for additional information concerning the Series 2018-5 certificates, the Collateral Interest and the pooling and servicing agreement.

Interest Payments

Interest on the Class A certificates and the Class B certificates will accrue from the closing date on the outstanding principal balances of the Class A certificates and the Class B certificates at the Class A certificate rate and Class B certificate rate, respectively. Interest will be distributed on each Distribution Date, beginning June 15, 2018 to the Series 2018-5 certificateholders in whose names the Series 2018-5 certificates were registered on the relevant Record Date. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the closing date) to but excluding such Distribution Date.

On each Distribution Date, interest due to the Class A certificateholders will be equal to the product of:

(i) the actual number of days in the related Interest Period divided by 360,

(ii) the Class A certificate rate for that Interest Period, and

(iii) the outstanding principal balance of the Class A certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the closing date).

For the first Distribution Date, however, interest on the Class A certificates will equal the interest accrued on the initial principal amount of the Class A certificates at the Class A certificate rate for the initial Interest Period.

Interest due on the Class A certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the Class A certificate rate plus 2% per year. Such additional interest shall accrue on the same basis as interest on the Class A certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such additional interest is paid.

The Class A certificates will bear interest from and including the closing date to but excluding June 15, 2018, and during each Interest Period thereafter, at the rate of [●]% per year above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period; provided that if the sum of LIBOR plus [●]% is less than 0.00% for any interest period, then the interest rate for the Class A certificate will be deemed to be 0.00%.

On each Distribution Date, Class A Outstanding Monthly Interest due but not paid to the Class A certificateholders and any Class A Additional Interest will be paid, to the extent funds are available, to the Class A certificateholders. Payments to the Class A certificateholders in respect of interest on the Class A certificates on any Distribution Date will be funded from Class A Available Funds for the related Monthly Period. To the extent Class

A Available Funds allocated to the holders of the Class A certificates for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 and Reallocated Principal Collections allocable first to the Collateral Invested Amount and then the Class B Invested Amount will be used to make such payments.

On each Distribution Date, interest due to the Class B certificateholders will be equal to the product of:

(i) the actual number of days in the related Interest Period divided by 360,

(ii) the Class B certificate rate for that Interest Period, and

(iii) the outstanding principal balance of the Class B certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the closing date).

For the first Distribution Date, however, interest on the Class B certificates will equal the interest accrued on the initial principal amount of the Class B certificates at the Class B certificate rate for the initial Interest Period.

Interest due on the Class B certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the Class B certificate rate plus 2% per year. Such additional interest shall accrue on the same basis as interest on the Class B certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such additional interest is paid.

The Class B certificates will bear interest from and including the closing date to but excluding June 15, 2018, and during each Interest Period thereafter, at the rate of [●]% per year above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period; provided that if the sum of LIBOR plus [●]% is less than 0.00% for any interest period, then the interest rate for the Class A certificate will be deemed to be 0.00%.

On each Distribution Date, Class B Outstanding Monthly Interest due but not paid to the Class B certificateholders and any Class B Additional Interest will be paid, to the extent funds are available, to the Class B certificateholders. Payments to the Class B certificateholders in respect of interest on the Class B certificates on any Distribution Date will be funded from Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds allocated to the holders of the Class B certificates for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 and Reallocated Principal Collections allocable to the Collateral Invested Amount and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to make such payments.

Interest will accrue on the Collateral Senior Invested Amount at the Collateral Senior Minimum Interest Rate from the closing date. Interest will be distributed on each Distribution Date, beginning June 15, 2018, to the holder of the Collateral Interest in an amount equal to the product of:

(i) the actual number of days in the related Interest Period divided by 360,

(ii) the Collateral Senior Minimum Interest Rate for that Interest Period, and

(iii) the Collateral Senior Invested Amount.

For the first Distribution Date, however, interest on the Collateral Senior Invested Amount will accrue on the Collateral Senior Initial Invested Amount at the Collateral Senior Minimum Interest Rate for the initial Interest Period. The Collateral Interest will also provide for additional interest as provided herein and in the Series 2018-5 supplement.

On each Distribution Date, Collateral Senior Outstanding Minimum Monthly Interest due but not paid to the holder of the Collateral Interest and any Collateral Senior Additional Interest will be paid, to the extent funds are available, to the holder of the Collateral Interest. Payments to the holder of the Collateral Interest in respect of interest on the Collateral Senior Invested Amount on any Distribution Date will be funded from Excess Spread and Excess Finance Charge Collections, but only after such amounts are applied to make certain other payments. To the extent Excess Spread and Excess Finance Charge Collections allocated to the holder of the Collateral Interest for such Monthly Period are insufficient to pay such interest, Reallocated Principal Collections allocable to the portion of Collateral Invested Amount not represented by the Collateral Senior Invested Amount and not required to make certain other payments will be used to make such interest payments to the holder of the Collateral Interest.

The Class A certificate rate, the Class B certificate rate and the Collateral Senior Minimum Interest Rate applicable to the then current and immediately preceding interest periods may be obtained by telephoning the trustee at its corporate trust office at (212) 815-6258.

Principal Payments

The Revolving Period begins on the closing date and ends on the day before the commencement of the Controlled Accumulation Period or, if earlier, the Early Amortization Period. During the Revolving Period, no principal payments will be made to or for the benefit of the Series 2018-5 certificateholders or the holder of the Collateral Interest. Unless a Pay-Out Event has occurred, the Controlled Accumulation Period is scheduled to begin at the close of business on the last day of the April 2022 Monthly Period, but may be delayed as described herein, and ends on the earliest to occur of:

(a) the commencement of an Early Amortization Period,

(b) the payment in full of the Invested Amount and

(c) the Expected Final Payment Date.

During the Controlled Accumulation Period (on or prior to the Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Expected Final Payment Date will be distributed to Class A certificateholders up to the Class A Invested Amount and then to Class B certificateholders up to the Class B Invested Amount.

On each Distribution Date with respect to the Controlled Accumulation Period, the trustee will deposit in the Principal Funding Account an amount equal to the least of:

(a) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date,

(b) the Controlled Deposit Amount for such Distribution Date and

(c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount,

until the amount on deposit in the Principal Funding Account equals the sum of the Class A Invested Amount and the Class B Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Class A certificateholders and, if the amount on deposit in the Principal Funding Account exceeds the Class A Invested Amount, to the Class B certificateholders on the Expected Final Payment Date. No principal payments will be made in respect of the Collateral Invested Amount until the final principal payment has been made to the Class A certificateholders and the Class B certificateholders.

The Controlled Accumulation Period is scheduled to begin at the close of business on the last day of the April 2022 Monthly Period. However, the date on which the Controlled Accumulation Period actually begins may be delayed if — after making a calculation prescribed by the pooling and servicing agreement — the servicer determines, in effect, that enough Shared Principal Collections are expected to be available for your series from principal sharing series that will be in their revolving periods during the Controlled Accumulation Period to delay the start of the Controlled Accumulation Period, without affecting the payment in full of the certificates of your series by the Expected Final Payment Date. This calculation will take into account the then-current principal payment rate on the accounts and the principal amount of principal sharing series that are entitled to share principal with Series 2018-5.

If the beginning of your series’ Controlled Accumulation Period is delayed and then a Pay-Out Event or Reinvestment Event occurs with respect to any outstanding principal sharing series, your series’ Controlled Accumulation Period will start on (i) the first day of the Monthly Period immediately succeeding the date on which the Pay-Out Event or Reinvestment Event occurred or, if sooner, (ii) the date on which the Controlled Accumulation Period is then scheduled to start.

If a Pay-Out Event with respect to Series 2018-5 occurs during the Controlled Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid first to the Class A certificateholders on the first Special Payment Date and then, after the Class A Invested Amount is paid in full, to the Class B certificateholders.

If, on the Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the Class A Invested Amount and the Class B Invested Amount or if there are insufficient collections of principal receivables to pay the Collateral Invested Amount, a Pay-Out Event will occur and the Early Amortization Period will commence.

On each Distribution Date with respect to the Early Amortization Period until the Class A Invested Amount has been paid in full or the Series 2018-5 Termination Date occurs, the holders of the Class A certificates will be entitled to receive Available Principal Collections in an amount up to the Class A Invested Amount. After payment in full of the Class A Invested Amount, the holders of the Class B certificates will be entitled to receive, on each Distribution Date, Available Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Series 2018-5 Termination Date. After payment in full of the Class B Invested Amount, the holder of the Collateral Interest will be entitled to receive, on each Distribution Date, Available Principal Collections until the earlier of the date the Collateral Invested Amount is paid in full and the Series 2018-5 Termination Date.

Credit Enhancement

The presence of credit enhancement for a class is intended to enhance the likelihood of receipt by certificateholders of such class of the full amount of principal and interest and to decrease the likelihood that such certificateholders will experience losses. However, the credit enhancement, if any, for a series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, certificateholders will bear their allocable share of such losses. In addition, if specific credit enhancement is provided for the benefit of more than one class or series, certificateholders of any such class or series will be subject to the risk that such credit enhancement will be exhausted by the claims of certificateholders of other classes or series.

Subordination of the Class B Certificates and the Collateral Interest

With respect to Series 2018-5, credit enhancement is provided in the form of subordination.

The Class B certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to the Class A certificateholders and the Class B Invested Amount may be reduced.

Similarly, certain principal payments otherwise allocable to the Collateral Interest may be reallocated to the Class A certificateholders, the Class B certificateholders and, to the extent the Collateral Invested Amount exceeds the Collateral Senior Invested Amount, the holder of the Collateral Interest, and all such principal reallocations will reduce the Collateral Invested Amount. If the Collateral Invested Amount is reduced to zero, holders of the Class B certificates will bear directly the credit and other risks associated with their interest in the trust. To the extent the

Class B Invested Amount is reduced, the percentage of collections of finance charge receivables allocated to the Class B certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B certificateholders will be reduced. If the Class B Invested Amount is reduced to zero, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. In the event of a reduction in the Class A Invested Amount, the Class B Invested Amount or the Collateral Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A certificates and the Class B certificates will be decreased. See “— Allocation Percentages,” “— Reallocation of Cash Flows” and “— Application of Collections — Excess Spread; Excess Finance Charge Collections” below.

Allocation Percentages

Pursuant to the pooling and servicing agreement, the servicer will allocate among Series 2018-5 and all other series outstanding all collections of finance charge receivables and principal receivables and the Defaulted Amount with respect to such Monthly Period as described under “The Pooling and Servicing Agreement Generally — Allocations” in this prospectus and, with respect to Series 2018-5 specifically, as described below.

Pursuant to the pooling and servicing agreement, during each Monthly Period, the servicer will allocate to Series 2018-5 its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.

The Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount for Series 2018-5 with respect to any Monthly Period will be allocated to the Series 2018-5 certificates and the Collateral Interest based on the Floating Allocation Percentage and the remainder of such Series Allocable Finance Charge Collections and Series Allocable Defaulted Amount will be allocated to the interest of the holders of the Transferor Certificates.

Investor Finance Charge Collections (which for any Monthly Period is equal to the product of the Floating Allocation Percentage and the Series Allocable Finance Charge Collections) will be reallocated among all series, including Series 2018-5, in the second group of series known as Group II as set forth in “The Pooling and Servicing Agreement Generally — Reallocations Among Different Series Within a Reallocation Group” in this prospectus. Reallocated Investor Finance Charge Collections allocated to Series 2018-5 and the Investor Default Amount will be further allocated among the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively.

Series Allocable Principal Collections for Series 2018-5 will be allocated to the Series 2018-5 certificates and the Collateral Interest based on the Principal Allocation Percentage and the remainder of such Series Allocable Principal Collections will be allocated to the holders of the Transferor Certificates. Such principal collections so allocated to the Series 2018-5 certificates and the Collateral Interest will be further allocated to the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage, respectively.

Principal Funding Account

The servicer will establish and maintain in the name of the trustee, on behalf of the trust, the Principal Funding Account as an Eligible Deposit Account held for the benefit of the Series 2018-5 certificateholders. During the Controlled Accumulation Period, the servicer will transfer collections in respect of principal receivables allocated to Series 2018-5, Shared Principal Collections allocated to Series 2018-5 and other amounts described herein to be treated in the same manner as collections of principal receivables from the Collection Account to the Principal Funding Account as described below under “— Application of Collections.”

Unless a Pay-Out Event has occurred and the Early Amortization Period has begun with respect to Series 2018-5, all amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested through the following Distribution Date by the trustee at the direction of the servicer in Eligible

Investments or, if no such direction is provided, will remain uninvested. On each Distribution Date with respect to the Controlled Accumulation Period, the interest and other investment income (net of investment expenses and losses) earned on such investments will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds. If such investments with respect to any such Distribution Date yield less than the Covered Amount, such shortfall will be funded from Class A Available Funds (including a withdrawal from the Reserve Account, if necessary, as described below under “— Reserve Account”) and from Class B Available Funds. The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

Reserve Account

The servicer will establish and maintain in the name of the trustee, on behalf of the trust, an Eligible Deposit Account for the benefit of the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest. The Reserve Account is established to assist with the subsequent distribution of interest on the Class A certificates as provided in this prospectus during the Controlled Accumulation Period. On each Distribution Date from and after the funding of the Reserve Account begins, but prior to the termination of the Reserve Account, the trustee, acting pursuant to the servicer’s instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 (in the order of priority described below under “ — Application of Collections — Payment of Interest, Fees and Other Items”) to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount).

On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the holder of the Collateral Interest.

If the Reserve Account has not terminated as described below, all amounts remaining on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to mature on or before the following Distribution Date by the trustee at the direction of the servicer in Eligible Investments or, if no such direction is provided, will remain uninvested. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of finance charge receivables allocable to Series 2018-5.

On or before each Distribution Date with respect to the Controlled Accumulation Period (on or prior to the Expected Final Payment date) and on the first Special Payment Date (if such Special Payment Date occurs on or prior to the Expected Final Payment Date), a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds in an amount equal to the lesser of:

(a) the Available Reserve Account Amount for such Distribution Date or Special Payment Date, and

(b) the amount, if any, by which the Covered Amount for such Distribution Date or Special Payment Date exceeds the investment earnings (net of losses and investment expenses), if any, in the Principal Funding Account for the related Distribution Date;

provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account will equal the Available Reserve Account Amount.

The Reserve Account will be terminated following the earliest to occur of:

(a) the termination of the trust pursuant to the pooling and servicing agreement,

(b) the date on which the Invested Amount is paid in full, and

(c) if the Controlled Accumulation Period has not commenced, the occurrence of a Pay-Out Event with respect to Series 2018-5 or, if the Controlled Accumulation Period has commenced, the earlier of the first Special Payment Date and the Expected Final Payment Date.

Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the holder of the Collateral Interest. Any amounts withdrawn from the Reserve Account and distributed to the holder of the Collateral Interest as described above will not be available for distribution to the Class A certificateholders and the Class  B certificateholders.

Reallocation of Cash Flows

Class A Required Amount

On each Determination Date, the servicer will calculate the Class A Required Amount. If the Class A Required Amount is greater than zero, the following reallocations will occur:

•	Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 and available for such purpose will be used to fund the Class A Required Amount for the related Distribution Date;

•

if such Excess Spread and Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B certificates will be used to fund the remaining Class A Required Amount; and

•

if Reallocated Principal Collections for the related Monthly Period, together with Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5, are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such related Distribution Date).

In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date).

In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above). Any such reduction in the Class A Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In such case, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. See “— Defaulted Receivables; Investor Charge-Offs” below.

Reductions of the Class A Invested Amount and Class B Invested Amount will thereafter be reimbursed and the Class A Invested Amount and Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charge Collections allocable to Series 2018-5 and available to reimburse such reductions. See “Application of Collections — Excess Spread; Excess Finance Charge Collections” below. When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount will be reimbursed and the Collateral Invested Amount increased in a similar manner.

Class B Required Amount

On each Determination Date, the servicer will calculate the Class B Required Amount. If the Class B Required Amount is greater than zero, the following reallocations will occur:

•

Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount for the related Distribution Date;

•

if such Excess Spread and Excess Finance Charge Collections are insufficient to fund the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount; and

•

if such Reallocated Principal Collections allocable to the Collateral Interest for the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such related Distribution Date).

In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Collateral Invested Amount). Any such reduction in the Class B Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class B certificateholders. In that case, the Class B certificateholders will bear directly the credit and other risks associated with their undivided interests in the trust. See “— Defaulted Receivables; Investor Charge-Offs” below.

Collateral Senior Required Amount

On each Determination Date, the servicer will calculate the Collateral Senior Required Amount. If the Collateral Senior Required Amount is greater than zero, Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount or the Class B Required Amount will be used to fund the Collateral Senior Required Amount. Reallocated Principal Collections will only be applied to fund the Collateral Senior Required Amount to the extent the Collateral Invested Amount will be no lower than the Collateral Senior Invested Amount following the reduction in the Collateral Invested Amount.

Application of Collections

Payment of Interest, Fees and Other Items

On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds on deposit in the Collection Account in the following priority:

(A) an amount equal to the Class A Available Funds will be distributed in the following priority:

(i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Outstanding Monthly Interest, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A certificateholders on a prior Distribution Date, will be distributed to the Class A certificateholders;

(ii) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer;

(iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date; and

(iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under “— Excess Spread; Excess Finance Charge Collections” below.

(B) an amount equal to the Class B Available Funds will be distributed in the following priority:

(i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Outstanding Monthly Interest, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B certificateholders on a prior Distribution Date, will be distributed to the Class B certificateholders;

(ii) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer; and

(iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under “— Excess Spread; Excess Finance Charge Collections” below.

(C) an amount equal to the Collateral Available Funds will be distributed in the following priority:

(i) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Collateral Interest Servicing Fee for such Distribution Date, plus the amount of any Collateral Interest Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be paid to the servicer; and

(ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under “— Excess Spread; Excess Finance Charge Collections” below.

Excess Spread; Excess Finance Charge Collections

On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 for the related Monthly Period to make the following distributions in the following priority:

(a) an amount equal to the Class A Required Amount, if any, for such Distribution Date will be used to fund the Class A Required Amount, and if the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5, such Excess Spread and Excess Finance Charge Collections will be applied:

•	first, to pay shortfalls in the payment of amounts described in clause (A)(i) under “— Payment of Interest, Fees and Other Items” in this prospectus,

•	second, to pay shortfalls in the payment of amounts described in clause (A)(ii) under “— Payment of Interest, Fees and Other Items” in this prospectus, and

•	third, to pay shortfalls in the payment of amounts described in clause (A)(iii) under “— Payment of Interest, Fees and Other Items” in this prospectus;

(b) an amount equal to the aggregate amount of Class A Investor Charge-Offs that have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under “— Payments of Principal” in this prospectus;

(c) an amount equal to the interest accrued with respect to the aggregate outstanding principal balance of the Class B certificates not otherwise distributed to the Class B certificateholders on such Distribution Date will accrue at the Class B certificate rate and be paid to Class B certificateholders, except that any such interest previously due but not paid will accrue at the Class B certificate rate plus 2% per year;

(d) an amount equal to the Class B Required Amount, if any, for such Distribution Date will be (I) used to fund the Class B Required Amount and applied first, to pay shortfalls in the payment of amounts described in clause (B)(i) under “— Payment of Interest, Fees and Other Items” in this prospectus, and second, to pay shortfalls in the payment of amounts described in clause (B)(ii) under “— Payment of Interest, Fees and Other Items” in this prospectus and then (II) treated up to the Class B Investor Default Amount, as a portion of Available Principal Collections for such Distribution Date;

(e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Class B Invested Amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date;

(f) an amount equal to Collateral Senior Minimum Monthly Interest for such Distribution Date, plus the amount of any Collateral Senior Minimum Monthly Interest previously due but not distributed to the holder of the Collateral Interest on a prior Distribution Date and any Collateral Senior Additional Interest will be distributed to the holder of the Collateral Interest;

(g) an amount equal to the Monthly Servicing Fee due but not paid to the servicer on such Distribution Date or a prior Distribution Date shall be paid to the servicer;

(h) an amount equal to the Collateral Default Amount shall be treated as a portion of Available Principal Collections for such Distribution Date;

(i) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Collateral Invested Amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;

(j) on each Distribution Date from and after the date on which the Reserve Account is funded, but prior to the date on which the Reserve Account terminates as described under “ — Reserve Account” above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

(k) the balance, if any, will be distributed to the holder of the Collateral Interest.

Payments of Principal

On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will distribute Available Principal Collections (see “— Principal Payments” above) on deposit in the Collection Account in the following priority:

(i) on each Distribution Date with respect to the Revolving Period, all such Available Principal Collections will be treated as Shared Principal Collections and applied as described under “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in this prospectus;

(ii) on each Distribution Date with respect to the Controlled Accumulation Period, all such Available Principal Collections will be distributed or deposited in the following priority:

(A) an amount equal to the lesser of (x) the Controlled Deposit Amount and (y) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account;

(B) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be paid to the holder of the Collateral Interest; and

(C) for each Distribution Date, the balance, if any, of Available Principal Collections not applied pursuant to paragraphs (A) and (B) (as applicable) above will be treated as Shared Principal Collections and applied as described under “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in this prospectus; and

(iii) on each Distribution Date with respect to the Early Amortization Period, all such Available Principal Collections will be distributed as follows:

(A) an amount up to the Class A Adjusted Invested Amount will be distributed to the Class A certificateholders;

(B) for each Distribution Date beginning on the Distribution Date on which the Class A Invested Amount is paid in full, an amount up to the Class B Adjusted Invested Amount will be distributed to the Class B certificateholders;

(C) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be distributed to the holder of the Collateral Interest; and

(D) for each Distribution Date, the balance, if any, of Available Principal Collections not applied pursuant to paragraphs (A), (B) and (C) (as applicable) above will be treated as Shared Principal Collections and applied as described under “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in this prospectus.

Defaulted Receivables; Investor Charge-Offs

On each Determination Date, the servicer will calculate the Investor Default Amount for the related Distribution Date. An amount equal to the Class A Investor Default Amount for each Distribution Date will be paid from Class A Available Funds, Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 and from Reallocated Principal Collections, if applicable, and applied as described above in “—Application of Collections — Payment of Interest, Fees and Other Items.” An amount equal to the Class B Investor Default Amount for each Distribution Date will be paid from Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 and from Reallocated Principal Collections allocable to the Collateral Invested Amount, if applicable, and applied as described above in “— Application of Collections — Excess Spread; Excess Finance Charge Collections.”

Class A Investor Charge-Offs

On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of (i) Excess Spread and Excess Finance Charge Collections allocable to Series 2018-5 and (ii) Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date.

In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date.

In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and of the Class B Invested Amount with respect to such Distribution Date as described above. A reduction in the Class A Invested Amount as described in the preceding sentence is a “Class A Investor Charge-Off.” Such Class A Investor Charge-Offs will reduce the amounts allocable and available for payment and may have the effect of slowing or reducing the return of principal to your series. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 2018-5 available for such purpose as described above under “— Application of Collections — Excess Spread; Excess Finance Charge Collections.”

Reductions in Class B Invested Amount and Collateral Invested Amount

On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of (i) Excess Spread and Excess Finance Charge Collections allocable to Series 2018-5 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, and (ii) Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class B Investor Default Amount for such Distribution Date.

In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date. A reduction in the Class B Invested Amount as described in the preceding sentence is a “Class B Investor Charge-Off.”

The Class B Invested Amount will also be reduced by the amount of Reallocated Principal Collections in excess of the Collateral Invested Amount and the amount of any portion of the Class B Invested Amount allocated to the Class A certificates to avoid a reduction in the Class A Invested Amount. Any reductions in the Class B Invested Amount will reduce the amounts allocable and available for payment and may have the effect of slowing or reducing the return of principal to your series. The Class B Invested Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the amount of such reductions in the Class B Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 2018-5 available for such purpose as described above under “— Application of Collections — Excess Spread; Excess Finance Charge Collections.”

On each Distribution Date, if the Collateral Default Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 which is allocated and available to fund such amount as described above under “— Application of Collections — Excess Spread; Excess Finance Charge Collections,” the Collateral Invested Amount will be reduced by the amount of such excess but not by more than the lesser of the Collateral Default Amount and the Collateral Invested Amount for such Distribution Date. A reduction in the Collateral Invested Amount as described in the preceding sentence is a “Collateral Charge-Off.”

The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Invested Amount allocated to the Class A certificates to avoid a reduction in the Class A Invested Amount or to the Class B certificates to avoid a reduction in the Class B Invested Amount. Any reductions in the Collateral Invested Amount will reduce the amounts allocable and available for payment and may have the effect of slowing or reducing the amount of payments to your series. The Collateral Invested Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the amount of such reductions in the Collateral Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 allocated and available for that purpose as described above under “— Application of Collections — Excess Spread; Excess Finance Charge Collections.”

Paired Series

Series 2018-5 may be paired with one or more other series (each called a “paired series”) at or after the commencement of the Controlled Accumulation Period if the Rating Agency Condition is satisfied. As funds are accumulated in the Principal Funding Account, the invested amount in the trust of such paired series will increase by up to a corresponding amount. Upon payment in full of the Series 2018-5 certificates, assuming that there have been no unreimbursed charge-offs with respect to any related paired series, the aggregate invested amount of such related paired series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to or deposited for the benefit of the Series 2018-5 certificateholders after the Series 2018-5 certificates were paired with the paired series. The issuance of a paired series will be subject to the conditions described under “The Pooling and Servicing Agreement Generally — New Issuances” in this prospectus. There can be no assurance, however, that the terms of any paired series might not have an impact on the timing or amount of payments received by the Series 2018-5 certificateholders. See “Risk Factors — Issuances of additional series by the trust may adversely affect your certificates” and “The Pooling and Servicing Agreement Generally — Paired Series” in this prospectus.

Additional Issuances of Series 2018-5 Certificates

The pooling and servicing agreement allows the transferor to “reopen” or later increase the amount of an outstanding series, including Series 2018-5, without notice by issuing and selling additional certificates subject to the same terms as the original certificates of the related outstanding series. Any additional Series 2018-5 certificates will be treated, for all purpose, like the Series 2018-5 certificates that we are offering in this prospectus, except that any new Series 2018-5 certificates may begin to bear interest on a later date. Additional Series 2018-5 certificates may be issued only if the conditions to issuance described in “The Pooling and Servicing Agreement Generally — New Issuances” in this prospectus are satisfied.

Pay-Out Events

The Pay-Out Events with respect to the Series 2018-5 certificates and the Collateral Interest will include each of the following:

(a) the occurrence of an insolvency event (as such term is defined in this prospectus) with respect to the transferor or other holder of the original transferor certificate;

(b) the trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(c) a failure on the part of the transferor:

(i) to make any payment or deposit required under the pooling and servicing agreement or the Series 2018-5 supplement within five Business Days after the day such payment or deposit is required to be made; or

(ii) to observe or perform any other covenant or agreement of the transferor set forth in the pooling and servicing agreement or the Series 2018-5 supplement, which failure has a material adverse effect on the Series 2018-5 certificateholders or the holder of the Collateral Interest and which continues unremedied for a period of 60 days after written notice;

(d) any representation or warranty made by the transferor in the pooling and servicing agreement or the Series 2018-5 supplement or any information required to be given by the transferor to the trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 2018-5 certificateholders and the holder of the Collateral Interest are materially and adversely affected; provided, however, that a Pay-Out Event shall not be deemed to occur thereunder if the transferor has repurchased the related receivables or all such receivables, if applicable, during such period (or such longer period as the trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the pooling and servicing agreement;

(e) a failure by the transferor to convey receivables in additional accounts to the trust within five Business Days after the day on which it is required to convey such receivables pursuant to the pooling and servicing agreement or the Series 2018-5 supplement;

(f) the occurrence of any Servicer Default which would have an Adverse Effect;

(g) a reduction of the average Series Adjusted Portfolio Yield for any three consecutive Monthly Periods to a rate less than the average of the Base Rates for such three Monthly Periods;

(h) the failure to pay in full the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount on the Expected Final Payment Date;

(i) the transferor is unable for any reason to transfer receivables to the trust in accordance with the pooling and servicing agreement or the Series 2018-5 supplement;

(j) the occurrence of an insolvency event as defined in the purchase agreement relating to the account owner; and

(k) the account owner is unable for any reason to transfer receivables to the transferor in accordance with the purchase agreement.

In the case of any event described above in subparagraph (c), (d) or (f), after the applicable grace period, if any, set forth in such subparagraphs, either the trustee or the holders of Series 2018-5 certificates and the Collateral Interest evidencing more than 50% of the aggregate unpaid principal amount of Series 2018-5 certificates and the Collateral Interest by notice then given in writing to the transferor and the servicer (and to the trustee if given by the Series 2018-5 certificateholders and the holder of the Collateral Interest) may declare that a Pay-Out Event has occurred with respect to Series 2018-5 as of the date of such notice, and, in the case of any event described in subparagraph (b), (e), (g) or (h), a Pay-Out Event shall occur with respect to Series 2018-5 without any notice or other action on the part of the trustee immediately upon the occurrence of such event.

In the case of any event described in subparagraph (a), (i), (j) or (k), a Pay-Out Event shall occur with respect to Series 2018-5 without any notice or other action on the part of the trustee, the Series 2018-5 certificateholders or the holder of the Collateral Interest immediately upon the occurrence of such event (or, in the case of clause (y) below, immediately following the expiration of the 60-day grace period), but only to the extent that:

(x) as of the date of such event, the average of the Monthly Receivables Percentage for the immediately preceding three Monthly Periods is equal to or greater than 10%, or

(y) as of the date of such event, the average of the Monthly Receivables Percentage for the immediately preceding three Monthly Periods is less than 10%, and within 60 days following the occurrence of the related insolvency event or inability to transfer receivables, the aggregate amount of principal receivables outstanding in the trust does not at least equal the Required Minimum Principal Balance (without giving effect to principal receivables attributable to the transferor or the account owner with respect to which the insolvency event or the inability to transfer receivables has occurred).

Servicing Compensation and Payment of Expenses

The share of the Servicing Fee allocable to Series 2018-5 for any Distribution Date, called the Monthly Servicing Fee, will be equal to one-twelfth of the product of:

(a) the Servicing Fee Rate, and

(b) the Servicing Base Amount.

The share of the Monthly Servicing Fee allocable to the Class A certificateholders for any Distribution Date, called the Class A Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Class A Floating Percentage,

(b) the Servicing Fee Rate, and

(c) the Servicing Base Amount.

The share of the Monthly Servicing Fee allocable to the Class B certificateholders for any Distribution Date, called the Class B Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Class B Floating Percentage,

(b) the Servicing Fee Rate, and

(c) the Servicing Base Amount.

The share of the Monthly Servicing Fee allocable to the holder of the Collateral Interest for any Distribution Date, called the Collateral Interest Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Collateral Floating Percentage,

(b) the Servicing Fee Rate, and

(c) the Servicing Base Amount.

The remainder of the Servicing Fee shall be paid by the holders of the Transferor Certificates or the certificateholders of other series (as provided in the related supplements). In no event will the trust, the trustee, the Series 2018-5 certificateholders or the holder of the Collateral Interest be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Certificates or the certificateholders of any other series.

The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the trustee, paying agent, transfer agent and registrar and independent accountants.

Optional Repurchase

So long as the transferor is the servicer or an affiliate of the servicer, on any Distribution Date occurring on or after the date that the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount is reduced to an amount equal to 5% of the initial outstanding aggregate principal amount of the Class A certificates, the Class B certificates and the Collateral Interest or less, the transferor will have the option to repurchase the Class A certificateholders’ interest, the Class B certificateholders’ interest and the Collateral Interest. The purchase price will be equal to the sum of the Adjusted Invested Amount and accrued and unpaid interest on the Class A certificates, the Class B certificates and the Collateral Interest (and accrued and unpaid interest with respect to interest amounts that were due but not paid on such Distribution Date or any prior Distribution Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date next following such day. Such proceeds will be allocated first to pay amounts due to the Class A certificateholders, then, to pay amounts due to the Class B certificateholders and finally, to pay amounts due to the holder of the Collateral Interest. Following any such repurchase, the Receivables will be assigned to the transferor and the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest will have no further rights with respect thereto. In the event that the transferor fails for any reason to deposit the aggregate purchase price for such receivables, the trust will continue to hold the receivables and payments will continue to be made to the Class A certificateholders, Class B certificateholders and the holder of the Collateral Interest as described herein.

Series Termination

If on the Distribution Date which is two months prior to the Series 2018-5 Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the principal receivables or certain principal receivables, together in each case with the related finance charge receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Series 2018-5 Termination Date (after giving effect to all distributions required to be made on the Series 2018-5 Termination Date other than from the proceeds of the sale). No transferor, any affiliate thereof, any agent thereof or any other party consolidated with such transferor for purposes of United States generally accepted accounting principles will be entitled to participate in such bidding process or to purchase the receivables; provided, however, that, to the extent the holder of the Collateral Interest is not the transferor, an affiliate thereof, an agent thereof or any other party consolidated with the transferor for purposes of United States generally accepted accounting principles, the holder of the Collateral Interest may participate in such bidding process. Upon the expiration of such 40-day period, the trustee will determine (a) which bid is the highest cash purchase offer and (b) the amount which otherwise would be available in the Collection Account on the Series 2018-5 Termination Date for distribution to the Series 2018-5 certificate-holders and the holder of the Collateral Interest. The servicer will sell such receivables on the Series 2018-5 Termination Date to the bidder who provided the highest cash purchase offer and will deposit the proceeds of such sale in the Collection Account for allocation (together with the amount which otherwise would be available in the Collection Account on the Series 2018-5 Termination Date for distribution to the Series 2018-5 certificateholders and the holder of the Collateral Interest) to Series 2018-5.

Reports

No later than the second Business Day prior to each Distribution Date, the servicer will forward to the trustee, the paying agent, the transferor, each Rating Agency and the holder of the Collateral Interest, a monthly report prepared by the servicer setting forth certain information with respect to the trust, the Class A certificates, the Class B certificates and the Collateral Interest, including:

(a) the aggregate amount of principal receivables and finance charge receivables in the trust as of the end of such Monthly Period;

(b) the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount at the close of business on the last day of the preceding Monthly Period;

(c) the Series Allocation Percentage, the Floating Allocation Percentage, the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage and the Principal Allocation Percentage, the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage;

(d) the amount of collections of principal receivables and finance charge receivables processed during the related Monthly Period and the portion thereof allocated to the interest of the holders of the Series 2018-5 certificates and the holder of the Collateral Interest;

(e) the aggregate outstanding balance of accounts that were 31, 61, 91 and 121 days or more delinquent as of the end of such Monthly Period;

(f) the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount and the Defaulted Amount with respect to the related Distribution Date;

(g) the aggregate amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs, any reductions in the Class B Invested Amount pursuant to clauses (iii), (iv) and (v) of the definition of Class B Invested Amount, and the amounts by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Collateral Invested Amount and any Class A Investor Charge-Offs, Class B Investor Charge-Offs or Collateral Charge-Offs reimbursed on the related Monthly Period, for such Monthly Period;

(h) the Monthly Servicing Fee, Class A Servicing Fee, Class B Servicing Fee and Collateral Interest Servicing Fee for such Monthly Period;

(i) the Series Adjusted Portfolio Yield for such Monthly Period;

(j) the Base Rate for such Monthly Period;

(k) Reallocated Principal Collections; and

(1) Shared Principal Collections.

Description of the Certificates

General

The certificates will evidence undivided beneficial interests in the trust assets allocated to such certificates, representing the right to receive from such trust assets funds up to (but not in excess of) the amounts required to make payments of interest and principal in the manner described below. The certificates will be available for purchase in minimum denominations of $100,000 and integral multiples of $1,000 in book-entry form.

Payments of interest and principal will be made on each related interest payment date to the certificateholders in whose names the certificates were registered on the last day of the calendar month preceding such interest payment date, known as the record date.

Book-Entry Registration

The certificates offered by this prospectus will be delivered in book-entry form. This means that, except in the limited circumstances described in “— Definitive Certificates” below, purchasers of certificates will not be entitled to have the certificates registered in their names. Furthermore, these purchasers will not be entitled to receive physical delivery of the certificates in definitive paper form. Instead, upon issuance, all the certificates of a class will be represented by one or more fully registered permanent global certificates, without interest coupons.

Each global certificate will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global certificate representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for purposes of the pooling and servicing agreement.

The registration of the global certificates in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their certificates in definitive form. These laws may impair the ability to own or transfer book entry certificates.

Purchasers of certificates in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system — such as a bank, brokerage house or other institution that maintains securities accounts for its customers with DTC or its nominee — or otherwise indirectly through a participant in DTC. Purchasers of certificates in Europe may hold interests in the global certificates through Clearstream Banking or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global certificates, Clearstream Banking and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the certificates are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the certificates through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry certificate will hold its certificate indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The trust, the trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining supervising or reviewing DTC’s records or any participant’s records relating to book-entry certificates. The trust, the trustee and their agents also will not be responsible or liable for payments made on account of the book-entry certificates.

Until definitive certificates are issued to the beneficial owners as described under “— Definitive Certificates” in this prospectus, all references to “holders” of certificates means DTC. The trust, the trustee and any paying agent or transfer agent and registrar may treat DTC as the absolute owner of the certificates for all purposes.

Beneficial owners of book-entry certificates should realize that the trust will make all distributions of principal and interest on the certificates to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the certificates. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the trustee to the beneficial owners through the chain of intermediaries.

Similarly, the trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of certificates under the pooling and servicing agreement, each person owning a beneficial interest in the certificates must rely on the procedures of DTC and, in some cases, Clearstream Banking or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the trust that it will take actions under the pooling and servicing agreement only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry certificates should also realize that book-entry certificates may be more difficult to pledge because of the lack of a physical certificate. Beneficial owners may also experience delays in receiving distributions on their certificates since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking organization” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream Banking

Clearstream Banking is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking also deals with over 50 securities markets worldwide through established depository and custodial relationships. Clearstream Banking has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream Banking and Euroclear. Clearstream Banking. Over 300,000 domestic and internationally traded bonds, equities, and investment funds are currently deposited with Clearstream Banking.

Clearstream Banking’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream Banking’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream Banking has approximately 2,500 customers located in over 110 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Banking is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic bookentry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank, S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream Banking and Euroclear has been compiled from public sources for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Certificates

The trust will make distributions of principal of and interest on book-entry certificates to DTC. These payments will be made in immediately available funds by the trust’s paying agent, The Bank of New York Mellon, at the office of the paying agent in New York City that the trust designates for that purpose.

In the case of principal payments, the global certificates must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global certificate, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global certificate as shown on the records of DTC. Payments by participants to beneficial owners of book-entry certificates will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry certificates held beneficially through Clearstream Banking will be credited to cash accounts of Clearstream Banking customers in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distribution on book-entry certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive certificates are issued, distributions of principal of and interest on definitive certificates will be made directly to the holders of the definitive certificates in whose names the definitive certificates were registered at the close of business on the related Record Date.

Global Clearance and Settlement Procedures

Initial settlement for the certificates will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Banking and Euroclear. Such secondary market trading will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to certificates in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the certificates settled during processing will be reported to the relevant Euroclear participants or Clearstream Banking customers on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of certificates by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Banking and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Certificates

Beneficial owners of book-entry certificates may exchange those certificates for definitive certificates registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global certificates or ceases to be a registered “clearing agency” and the trust is unable to find a qualified replacement for DTC;

•	the transferor, at its option, elect to terminate the book-entry system through DTC; or

•

after the occurrence of a servicer default, certificate owners evidencing not less than 50% of the unpaid outstanding principal amount of the certificates advise the trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those certificate owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive certificates are available. The appropriate global certificate will then be exchangeable in whole for definitive certificates in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive certificates will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the certificates. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive certificates will be recognized as the “holders” of the certificates under the pooling and servicing agreement.

Definitive certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with that registration.

The Pooling and Servicing Agreement Generally

Conveyance of Receivables

RFC III, as transferor to the trust (and Centurion, RFC II and RFC IV, as former transferors to the trust), has sold and assigned to the trust its interest in the receivables in the accounts existing at the applicable cut-off dates, all receivables thereafter created from time to time under the accounts, all Recoveries allocable to the trust and the proceeds of all of the foregoing. From time to time, RFC III may assign to the trust the receivables in designated Additional Accounts existing at the close of business on the applicable cut-off dates. In addition, RFC III may assign to the trust all insurance proceeds, all Recoveries allocable to the trust, and the proceeds of all of the foregoing.

Representations and Warranties

Under the pooling and servicing agreement, RFC III makes representations and warranties to the trust and the trustee about the receivables, to the effect, among other things, that:

(i) as of the applicable cut-off date with respect to the accounts, the list of accounts and information concerning the accounts provided by it is accurate and complete in all material respects, with certain permitted exceptions;

(ii) each receivable conveyed by it to the trust has been conveyed free and clear of any lien or encumbrance, except liens permitted by the pooling and servicing agreement;

(iii) all governmental authorizations, consents, orders or approvals required to be obtained, effected or given by it in connection with the conveyance of receivables to the trust have been duly obtained, effected or given and are in full force and effect;

(iv) as of each applicable selection date, each account was an Eligible Account;

(v) as of each applicable selection date, each of the receivables then existing in the accounts was an Eligible Receivable; and

(vi) as of the date of creation of any new receivable, such receivable is an Eligible Receivable.

If the transferor materially breaches any representation and warranty described in this paragraph, and such breach remains uncured for 60 days (or such longer period as to which the servicer and the trustee agree) after the earlier to occur of the discovery of the breach by the transferor and receipt of written notice of the breach by the transferor, and the breach has a material adverse effect on the certificateholders’ interest in such receivable, all of the Ineligible Receivables will be reassigned to the transferor on the terms and conditions set forth below. In such case, the account will no longer be included as an account in the Trust Portfolio.

An Ineligible Receivable will be reassigned to the transferor on or before the Monthly Period in which such reassignment obligation arises by the servicer deducting the portion of such Ineligible Receivable that is a principal receivable from the aggregate amount of principal receivables used to calculate the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be less than the Required Transferor Amount, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, the transferor will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount.

The reassignment of any Ineligible Receivable to the transferor, and the obligation of the transferor to make deposits into the Special Funding Account as described in the preceding paragraph, is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraphs with respect to such receivable available to the certificateholders or the trustee on behalf of the certificateholders.

The transferor will also make representations and warranties to the trust to the effect, among other things, that, as of each series closing date:

(i) it is a corporation or a limited liability company, as applicable;

(ii) it has the authority to consummate the transactions contemplated by the pooling and servicing agreement and each supplement; and

(iii) the pooling and servicing agreement and each supplement constitute:

(a) a valid, binding and enforceable agreement of the transferor and

(b) a valid sale, transfer and assignment to the trust of all right, title and interest of the transferor in the receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) and in recoveries or the grant of a first-priority perfected security interest under the applicable UCC in such receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) and in Recoveries, which is effective as to each receivable then existing on such date.

In the event of a material breach of any of the representations and warranties described in the above paragraphs that has a material adverse effect on the certificateholders’ interest in the receivables or the availability of the proceeds thereof to the trust (which determination will be made without regard to whether funds are then available pursuant to any series enhancement), either the trustee or certificateholders holding certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding certificates, by written notice to the transferor and the servicer (and to the trustee if given by the certificateholders), may direct the related transferor to accept the reassignment of the receivables in the trust within 60 days of such notice, or within such longer period specified in such notice. The transferor will be obligated to accept the reassignment of such receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if:

(i) at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects, and

(ii) any material adverse effect caused by such breach shall have been cured.

The price for such reassignment will be an amount equal to the sum of the amounts specified therefor with respect to each series in the related supplement. The payment of such reassignment price in immediately available funds will be considered a payment in full of the certificateholders’ interest and such funds will be distributed upon presentation and surrender of the certificates. If the trustee or certificateholders give a notice as provided above, the obligation of the related transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders or the trustee on behalf of certificateholders. See “Description of the Purchase Agreement — Representations and Warranties” in this prospectus.

On each series closing date, the trustee will authenticate and deliver one or more certificates representing the series or class of certificates, in each case against payment to the transferor of the net proceeds of the sale of the certificates. In the case of the first series closing date, the trustee delivered the original transferor certificate, representing the transferor’s interest.

In connection with each transfer of receivables to the trust, the computer records relating to such receivables will be marked to indicate that those receivables have been conveyed to the trust. In addition, the trustee will be provided with a computer file or a microfiche list containing a true and complete list showing for each account, as of the applicable cut-off date:

(i) its account number and

(ii) except in the case of new accounts and the list delivered on the substitution date, the aggregate amount of receivables in such account.

The transferor and AENB will retain and will not deliver to the trustee any other records or agreements relating to the accounts or the receivables, as applicable. Except as set forth above, the records and agreements relating to the accounts and the receivables will not be segregated from those relating to other credit accounts and receivables, and the physical documentation relating to the accounts or receivables will not be stamped or marked to reflect the transfer of receivables to the transferor or the trust. The transferor has filed and is required to file UCC financing statements for the transfer of the receivables to the trust meeting the requirements of applicable state law. See “Certain Legal Aspects of the Receivables” in this prospectus.

It is not required or anticipated that the trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, the compliance by AENB and the transferor of their respective representations and warranties or for any other purpose. In addition, it is not anticipated or required that the trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the pooling and servicing agreement, any supplement or for any other purpose. The servicer, however, will deliver to the trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the trust in and to the receivables and certain other components of the trust.

Resolution of Repurchase Disputes

As discussed under “Description of the Purchase Agreement — Repurchase Obligations” and “The Pooling and Servicing Agreement Generally — Representations and Warranties,” upon the breach of certain representations or warranties made on the receivables or the related accounts, the sponsor or the transferor, as applicable, may be required to accept the reassignment of the receivables with respect to which a breach occurred. If the trustee or any Series 2018-5 certificateholder (the “requesting party”) requests that the sponsor or the transferor, as applicable (the “representing party”), accept reassignment of any receivable pursuant to the purchase agreement or the pooling and servicing agreement due to an alleged breach of a representation or warranty, and the repurchase request has not been fulfilled or otherwise resolved within 180 days of the receipt of notice of such request by the sponsor or the transferor, as applicable, then the requesting party will have the right to refer the matter, at its discretion, to either mediation or non-binding third-party arbitration or to binding third-party arbitration, and the representing party will agree to the selected resolution method.

At the conclusion of the 180-day period described above, the representing party will provide notice informing the requesting party of the status of its request. However, in the absence of any such notice, the requesting party may presume that its request remains unresolved. The requesting party must provide the representing party written notice of its intention to refer an unresolved repurchase request to mediation or arbitration within 30 days of the conclusion of the 180-day period described above. If the requesting party is a certificateholder but is not a record holder (including if such certificateholder owns a beneficial interest in a certificates in book-entry form), in connection with submitting a repurchase request, such requesting party will be required to provide (i) a written certification that it is a beneficial owner of certificates and (ii) one other form of documentation, such as a trade confirmation, an account statement, a letter from a broker or dealer or other similar document to verify that the certificateholder is, in fact, a beneficial owner of certificates.

If the requesting party selects mediation as the resolution method, the mediation will be administered by a nationally recognized mediation association, and the fees and expenses of the mediation shall be allocated as mutually agreed upon by the representing party and the requesting party as part of the mediation. The mediator(s) will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”). If the requesting party selects third-party arbitration as the resolution method, the third-party arbitration will be administered by a nationally recognized arbitration association mutually agreed upon by the representing party and the requesting party. The arbitrator(s) will be appointed from a list of neutrals maintained by the AAA. The arbitrator(s) will determine the allocation of the costs and expenses of the third-party arbitration.

A failure by the parties to resolve a disputed matter through mediation or non-binding arbitration shall not preclude either party from seeking a resolution through other options available to it, including the initiation of a judicial proceeding in a court of competent jurisdiction, subject to the provisions specified below as applicable to both mediations and arbitrations. By selecting binding arbitration, the requesting party will give up the right to sue in court, including the right to a trial by jury. No person may bring a putative or certified class action to arbitration.

The following provisions will apply to both mediations and third-party arbitrations:

•	Any mediation or arbitration will be held in New York, New York.

•

Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional or ancillary relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law.

•

The details and/or existence of any unfulfilled repurchase request, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in any arbitration will be admissible in that particular arbitration. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure and who are bound by substantially equivalent confidentiality obligations). Information will not be subject to the foregoing obligation of confidentiality (a) to the extent that such information is or becomes publicly available through no wrongful act of the party making the disclosure and (b) to the extent a party is required to disclose such information under applicable law, regulatory requirement or court order, provided that such party where reasonably practicable and to the extent legally permissible, provides the other party to the resolution procedure with prompt prior notice of the required disclosure so that such other party may object to the production of its confidential information or seek a protective order or other appropriate remedy.

A requesting party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded.

The Transferor Certificates; Additional Transferors

The pooling and servicing agreement provides that the transferor may exchange a portion of the original transferor certificate for a Supplemental Certificate for transfer or assignment to a person designated by the transferor upon the execution and delivery of a supplement to the pooling and servicing agreement (which supplement shall be subject to the amendment section of the pooling and servicing agreement to the extent that it amends any of the terms of the pooling and servicing agreement; see “— Amendments”); provided that prior to such transfer or assignment:

(a) the Rating Agency Condition is satisfied,

(b) the transferor shall have delivered to the trustee an officer’s certificate to the effect that the transferor reasonably believes that such transfer or assignment will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect,

(c) the transferor shall have delivered to the trustee a Tax Opinion with respect to such transfer or assignment,

(d) the aggregate amount of principal receivables in the trust as of the date of such transfer or assignment will be greater than the Required Minimum Principal Balance as of such date, and

(e) the transferor or other holders of the original transferor certificate as of the date of such transfer or assignment shall have a remaining interest in the trust of not less than, in the aggregate, 2% of the total amount of principal receivables and funds on deposit in the Special Funding Account, the principal funding account and any other similar account.

The primary purpose for such a transfer would be to convey an interest in the original transferor certificate to another person. Any transfer or assignment of a Supplemental Certificate is subject to the condition set forth in (c) above.

If an affiliate of the transferor owns Eligible Accounts, the receivables of which are eligible for transfer to the trust, the transferor may wish to designate such affiliate to be included as a “transferor” under the pooling and servicing agreement (by means of an amendment to the pooling and servicing agreement that will not require the consent of any certificateholder; see “—Amendments” below). In connection with the designation of an additional transferor, the transferor will surrender the Transferor Certificate to the trustee in exchange for a newly issued Transferor Certificate modified to reflect such additional transferor’s interest in the transferor’s interest; provided, however, that:

(i) the conditions set forth in clauses (a), (c) and (e) in the preceding paragraph with respect to a transfer of a Supplemental Certificate shall have been satisfied with respect to such designation and transfer, and

(ii) any applicable conditions described in “— Additions of Accounts” below shall have been satisfied with respect to the transfer of receivables by any additional transferor to the trust. Following the inclusion of an additional transferor, the additional transferor will be treated in the same manner as the transferor, and each additional transferor generally will have the same obligations and rights as the transferor described herein.

Add itions of Accounts

Under the pooling and servicing agreement, the transferor (without independent verification of its authority) may designate from time to time Additional Accounts to be included as accounts in the trust. Subject only to the eligibility requirements in the purchase agreement and the pooling and servicing agreement and applicable regulatory guidelines, the account owner has the discretion to select the accounts from the Total Portfolio for addition to the Trust Portfolio. In connection with any such designation, the transferor will convey to the trust all of its interests in all receivables arising from those Additional Accounts. The conveyance by the transferor is subject to the following conditions, among others:

•	each such Additional Account must be an Eligible Account, and

•	except for the addition of new accounts,

(a) the selection of the Additional Accounts is done in a manner which the transferor reasonably believes will not result in an Adverse Effect, and

(b) the Rating Agency Condition will have been satisfied.

The transferor will be obligated to designate Additional Accounts (to the extent available) if, as of the end of any Monthly Period, the aggregate amount of principal receivables in the trust is less than the Required Minimum Principal Balance or the seller’s interest amount is less than the required seller’s interest amount (for credit risk retention purposes).

Any Additional Accounts designated to the trust will be selected from accounts owned by AENB. Therefore, if Additional Accounts are to be designated, the transferor shall, under the purchase agreement, request that AENB designate accounts which qualify as Eligible Accounts to the transferor. The transferor will then designate such accounts to the trust.

Each Additional Account must be an Eligible Account as of the applicable selection date. Because Additional Accounts may be created after the applicable selection dates with respect to the accounts already in the Trust Portfolio, they may not be of the same credit quality as the accounts currently in the Trust Portfolio. The Additional Accounts may have been originated at a later date using credit, origination or underwriting criteria different from those which were applied to the accounts currently in the Trust Portfolio. Furthermore, they may have been acquired from another revolving credit issuer or entity that had different credit, origination or underwriting criteria. Consequently, the performance of such Additional Accounts may be better or worse than the performance of the accounts already in the Trust Portfolio.

Removal of Accounts

On any day of any Monthly Period, the transferor (without independent verification of its authority) may, but shall not be obligated to, acquire all receivables and proceeds thereof with respect to removed accounts. The removal could occur for a number of reasons, including a determination by the transferor that the trust contains more receivables than the transferor is obligated to retain in the trust under the pooling and servicing agreement and any applicable supplements and a determination that the transferor does not desire to obtain additional financing through the trust at such time.

The transferor is permitted to designate and require reassignment of the receivables from removed accounts upon satisfaction of the conditions listed in the pooling and servicing agreement, including:

•

delivery by the transferor to the trustee of a computer file or microfiche list containing a true and complete list of all removed accounts, such accounts to be identified by, among other things, account number and their aggregate amount of receivables;

•	the delivery by the transferor to the trustee of an officer’s certificate to the effect that, in the reasonable belief of the transferor,

(i) no selection procedure believed by the transferor to be materially adverse to, or materially beneficial to, the interests of the certificateholders or the transferor was utilized in removing the removed accounts from among any pool of accounts of a similar type,

(ii) such removal will not have an Adverse Effect, and

(iii) such removal will not result in the occurrence of a Pay-Out Event or a Reinvestment Event;

•	at least eight Business Days prior to the removal, the transferor shall have delivered written notice of the removal to each Rating Agency and the trustee; and

•	the Rating Agency Condition shall have been satisfied with respect to such removal.

In addition, the transferor’s designation of any account as a removed account shall be random, unless the removed accounts are accounts (i) originated or acquired under a specific affinity agreement, private label agreement, merchant agreement, co-branding agreement or other program which is co-owned, operated or promoted, provided that such agreement has terminated in accordance with the terms therein or (ii) being removed due to other circumstances caused by requirements of agreements in which the right to such removed accounts or control thereof is determined by a party or parties to such agreements other than the transferor, any affiliate of the transferor or any agent of the transferor.

Discount Option

The pooling and servicing agreement provides that the transferor may at any time and from time to time designate a fixed or variable percentage, known as the discount percentage, of the amount of principal receivables existing and arising in all or any specified portion of the accounts on and after the date such designation becomes effective to be treated as finance charge receivables, which will be called discount option receivables. Although there can be no assurance that the transferor will do so, such designation may occur because the transferor determines that the exercise of the discount option is needed to provide a sufficient yield on the receivables to cover interest and other amounts due and payable from collections of finance charge receivables or to avoid the occurrence of a Pay-Out Event or Reinvestment Event relating to the reduction of the average yield on the portfolio of accounts in the trust, if the related supplement provides for such a Pay-Out Event or Reinvestment Event. The existence of discount option receivables will result in an increase in the amount of collections of finance charge receivables, a reduction in the balance of principal receivables outstanding and a reduction in the Transferor Amount.

After any such designation, pursuant to the pooling and servicing agreement, the transferor may, without notice to or consent of the certificateholders, from time to time increase, reduce or withdraw the percentage of receivables subject to such designation. The transferor must provide 30 days prior written notice to the servicer, the trustee, each Rating Agency and any provider of Series Enhancement of any such designation or increase, reduction or withdrawal. Such designation or increase, reduction or withdrawal will become effective on the date specified therein only if:

•

the transferor delivers to the trustee and certain providers of series enhancement a certificate of an authorized officer of that transferor to the effect that, based on the facts known to that transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause a Pay-Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay-Out Event or Reinvestment Event, to occur with respect to any series,

•	the Rating Agency Condition is satisfied with respect to such designation or increase, reduction or withdrawal, and

•	only in the case of a reduction or withdrawal of the discount percentage, the transferor will have:

(i) delivered to the trustee an opinion of counsel to the effect that such reduction of the percentage of discount option receivables will not adversely affect the tax characterization as debt of any certificates of any outstanding series or class that were characterized as debt at the time of their issuance and

(ii) in certain circumstances, obtained the prior written consent of each provider of series enhancement entitled to consent thereto.

On the Date of Processing of any collections on or after the date the exercise of the discount option takes effect, the product of:

•	the discount percentage then in effect, and

•	collections of receivables with respect to the accounts on or after the date such option is exercised that otherwise would be principal receivables,

will be deemed collections of finance charge receivables and will be applied accordingly.

The transferor has increased and decreased the discount percentage from time to time, but the discount percentage is currently 0%.

Premium Option

The pooling and servicing agreement provides that the transferor may at any time and from time to time designate a specified fixed or variable percentage, known as the premium percentage, of the amount of finance charge receivables existing arising in all or any specified portion of the accounts existing on and after the date such designation becomes effective to be treated as principal receivables, which will be called premium receivables. Although there can be no assurance that the transferor will exercise the option to designate premium receivables, the transferor may do so if, among other things, the transferor determines that the exercise of such option is needed to cover shortfalls of the principal receivables available to make scheduled principal payments on the certificates or scheduled deposits into the principal funding account, as applicable, or to avoid the occurrence of a Pay-Out Event or a Reinvestment Event relating to the existence of such shortfalls. Any such designation would result in an increase in the amount of collections of principal receivables and a lower yield on the portfolio with respect to collections of finance charge receivables than would otherwise occur.

After any such designation, pursuant to the pooling and servicing agreement, the transferor may, without notice to or consent of the certificateholders, from time to time increase, reduce or withdraw the premium percentage. The transferor must provide 30 days prior written notice to the servicer, the trustee, each Rating Agency and any provider of series enhancement of any such designation or increase, reduction or withdrawal. Such designation or increase, reduction or withdrawal will become effective on the date specified therein only if:

•

the transferor delivers to the trustee and certain providers of series enhancement a certificate of an authorized officer of that transferor to the effect that, based on the facts known to that transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause a Pay-Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay-Out Event or Reinvestment Event, to occur with respect to any series,

•	the Rating Agency Condition will have been satisfied with respect to such designation or increase, reduction or withdrawal,

•

in the case of a designation or increase of the premium percentage, the transferor will have delivered to the trustee an opinion of counsel to the effect that such designation or increase of the premium percentage will not adversely affect the tax characterization as debt of any certificates of any outstanding series or class that were characterized as debt at their time of issuance, and

•	in certain circumstances, the transferor will have obtained the prior written consent of each provider of series enhancement entitled to consent thereto.

On the Date of Processing of any collections on or after the date the exercise of the premium option takes effect, the product of:

•	the premium percentage then in effect, and

•

collections of receivables with respect to the accounts on or after the date such option is exercised that otherwise would be finance charge receivables, will be deemed collections of principal receivables and will be applied accordingly, unless otherwise provided in the related supplement.

The premium percentage is currently 0%.

Indemnification

The pooling and servicing agreement provides that the servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the servicer’s actions or omissions with respect to the trust pursuant to the pooling and servicing agreement.

Under the pooling and servicing agreement, the transferor has agreed to be liable directly to an injured party for the entire amount of any liabilities of the trust (other than those incurred by a certificateholder in the capacity of an investor in the certificates of any series) arising out of or based on each of the arrangements created by the pooling and servicing agreement and the actions of the transferor taken pursuant thereto as though the pooling and servicing agreement created a partnership under the New York Uniform Partnership Act in which the transferor was a general partner.

Except as provided in the two preceding paragraphs, the pooling and servicing agreement provides that neither the transferor nor the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the pooling and servicing agreement. However, neither the transferor nor the servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of duties or by reason of reckless disregard of its obligations and duties thereunder.

In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of certificateholders with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.

Collection and Other Servicing Procedures

TRS has been servicing credit card accounts since 1987 and charge card accounts since 1958 when American Express began offering such accounts. TRS has been the servicer for the trust since the trust’s formation in 1996. It has been servicing securitized consumer charge card receivables since 1992 in its capacity as the servicer of the American Express Master Trust. TRS currently is the servicer of the American Express Issuance Trust II and, in the future, may be the servicer of other master trusts or other securitization special purpose entities.

Pursuant to the pooling and servicing agreement, the servicer, whether acting itself or through one or more subservicers, is responsible for servicing, collecting, enforcing and administering the receivables in accordance with customary and usual procedures for servicing similar credit or charge receivables.

Servicing activities to be performed by the servicer include collecting and recording payments, communicating with account holders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards and credit accounts, providing billing and tax records to account holders and maintaining internal records with respect to each account. Managerial and custodial services performed by the servicer on behalf of the trust include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the trustee pursuant to the pooling and servicing agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the trust and providing related data processing and reporting services for certificateholders and on behalf of the trustee.

If TRS were to become a debtor in a bankruptcy case, a Servicer Default would occur and TRS could be removed as servicer for the trust and a successor servicer would be appointed. See “The Pooling and Servicing Agreement Generally — Servicer Default” in this prospectus for more information regarding the appointment of a successor servicer.

Outsourcing of Servicing

Pursuant to the pooling and servicing agreement, TRS, as servicer, has the right to delegate its duties as servicer to any person who agrees to conduct such duties in accordance with the pooling and servicing agreement, the applicable account guidelines and the applicable account agreements.

TRS has outsourced certain of its servicing functions by contracting with affiliated and unaffiliated third parties. TRS has contracted with AENB to perform certain limited servicing functions with respect to the receivables arising in the accounts owned by AENB, consisting of collecting and depositing or causing to be deposited into the collection account payments received in respect of such receivables and, when appropriate, charging off as uncollectible such receivables.

The performance of certain servicing functions has been outsourced by TRS and its affiliates to third party vendors. Functions that are performed by outside vendors include, but are not limited to, card production and fulfillment, card replacement, contacting of customers to collect delinquent and charged-off balances, responding to telephone service center inquiries from customers and prospects, processing of customer disputes, preparing customer statements, data entry and imaging and remittance processing. Among other functions, TRS and its affiliates identify areas of risk, design, develop and implement models to minimize financial exposure and maximize customer spending, develop credit underwriting policies and procedures, underwrite and re-underwrite accounts and formulate risk management and credit criteria. The logic and rules inherent in the systems used by outside vendors to route customer inquiries and to make decisions about accounts are developed by TRS and its affiliates. Third party vendors are required to follow detailed account management procedures and policies of TRS in connection with any decisions made with respect to accounts with respect to which they provide services. TRS and its affiliates regularly audit and assess the performance of third party vendors to measure vendor quality and compliance. All third party vendors are required to comply with the account owner’s security and information protection requirements. Decisions to retain a third party vendor are based on compliance with standards, cost, the ability of third parties to provide greater flexibility to TRS and its affiliates, financial stability and various other factors.

Regulus West LLC

TRS’ proprietary facilities conduct paper payment remittance processing services. Since 1999, Regulus West LLC, a Delaware limited liability company referred to as “Regulus,” also has performed paper payment remittance processing services pursuant to an agreement with TRS. Regulus provides these services at three locations in the United States. Regulus also provides disaster recovery services to TRS. As a remittance processor, Regulus is responsible for, among other services, transmitting payment information to TRS, which TRS in turn uses to update its obligor records. Regulus also is responsible for encoding and processing the remittance checks received by TRS at these locations. Regulus is required to perform the services in accordance with service levels and procedures prescribed by TRS, and TRS regularly monitors Regulus’ performance and compliance with TRS’ standards. Regulus may not subcontract any of its duties to any third party without the prior consent of TRS, which TRS may withhold in its sole discretion. TRS has also reserved the right to perform for itself or have a third party perform any of the services performed by Regulus. Regulus West LLC is a wholly owned subsidiary of Regulus Group LLC, a remittance processing and print distribution company founded in 1995 and headquartered in Napa, California. Effective June 30, 2011, TransCentra, Inc., an affiliate of Cerberus Capital Management, L.P. (“Cerberus”), one of the world’s leading private investment firms, completed its acquisition of 3i Infotech Limited’s (NSE: 3IINFOTEC) US-based Global Billing & Payments unit. The acquired unit, consisting of the subsidiaries formerly known as Regulus Group (including Regulus West LLC) and J&B Software, became a standalone Cerberus portfolio company, which now operates under the TransCentra brand. Regulus continues to provide remittance processing services to banks, credit card issuers, telecommunications carriers, utilities and insurance companies worldwide. Regulus is one of the largest retail remittance processors in the United States, processing more than 45 million payments per month.

In connection with the remittance processing conducted by TRS at its proprietary facility, TRS also has outsourced to a vendor in India the responsibility to manually review and balance paper remittances that cannot be handled by TRS’ automatic payment matching equipment.

Notwithstanding any such delegation or outsourcing, the servicer will continue to be liable for all of its obligations under the transfer and servicing agreement. In certain circumstances, however, TRS could be relieved of its duties as servicer upon the assumption of such duties by another entity. See “— Certain Matters Regarding the Servicer” and “— Servicer Default” in this prospectus.

TRS and its affiliates retain the right to change various terms and conditions of the agreements with the third party vendors, and retain the right to change the third party vendors themselves. These changes may be the result of several different factors, including but not limited to: expiration of the servicing contract with the vendor, customer satisfaction, vendor quality and financial strength, compliance with required service levels, adherence to data protection and privacy requirements, adherence to security standards and requirements, performance and skill evaluations, risk management policies, and cost considerations. Accordingly, third party vendors who provide services to TRS, its affiliates and its Card Members may change from time to time, and certificateholders will not be notified of any change. Similarly, to the extent that the terms and conditions are altered for agreements with third party vendors, certificateholders will not be given notice of those changes.

If an affiliated or unaffiliated third party performing certain outsourced or delegated functions were to enter bankruptcy or become insolvent, then the servicing of the accounts in the Total Portfolio could be delayed and payments on your certificates could be accelerated, delayed or reduced.

New Issuances

The pooling and servicing agreement provides that, pursuant to one or more supplements, the transferor may cause the trust to issue one or more series of certificates and may define all principal terms of such series. Each series may have different terms and enhancements than any other series. None of the transferor, the servicer, the trustee or the trust is required or intends to provide prior notice to, or obtain the consent of, any certificateholder of any other series issued prior to the issuance of a new series. The transferor may offer any series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more purchasers or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. The transferor intends to offer, from time to time, additional series. Each issuance of a new series will have the effect of decreasing the Transferor Amount to the extent of the initial invested amount of such new series. You can review a summary of each series previously issued and currently outstanding under the caption “Annex III: Other Series” included at the end of this prospectus.

The pooling and servicing agreement provides that the transferor may designate principal terms such that each series has a Controlled Accumulation Period or a Controlled Amortization Period that may have a different length and begin on a different date than such periods for any other series. Further, one or more series may be in their Controlled Accumulation Period or Controlled Amortization Period while other series are not. Moreover, each series may have the benefits of series enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other series.

Under the pooling and servicing agreement, the trustee shall hold any such Series Enhancement only on behalf of the certificateholders of the series to which such Series Enhancement relates. With respect to each such Series Enhancement, the transferor may deliver a different form of Series Enhancement agreement. The transferor also has the option under the pooling and servicing agreement to vary among series the terms upon which a series may be repurchased by the transferor or remarketed to other investors. There is no limit to the number of new issuances the transferor may cause under the pooling and servicing agreement. The trust will terminate only as provided in the pooling and servicing agreement. There can be no assurance that the terms of any series might not have an impact on the timing and amount of payments received by a certificateholder of another series.

Under the pooling and servicing agreement and pursuant to a supplement, a new issuance may only occur upon the satisfaction of certain conditions. The obligation of the trustee to authenticate the certificates of such new series and to execute and deliver the related supplement is subject to the satisfaction of the following conditions:

•

on or before the fifth day immediately preceding the date upon which the new issuance is to occur, the transferor will give to the trustee, the servicer and each Rating Agency written notice of such new issuance and the date upon which the new issuance is to occur;

•	the transferor will deliver to the trustee the related supplement, specifying the terms of the series;

•	the transferor will deliver to the trustee any related Series Enhancement agreement;

•	the Rating Agency Condition will be satisfied with respect to the new issuance;

•	the transferor will deliver to the trustee and certain providers of Series Enhancement an officer’s certificate of that transferor to the effect that such issuance will not have an Adverse Effect;

•	the transferor will deliver to the trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion;

•

the transferor or other holders of the original transferor certificate shall have a remaining interest in the trust of not less than 2% of the total amount of principal receivables and funds on deposit in the Special Funding Account and the principal funding account;

•

the aggregate amount of principal receivables shall be greater than the Required Minimum Principal Balance as of the date upon which the new issuance is to occur after giving effect to such issuance; and

•

the seller’s interest amount shall be greater than the required seller’s interest amount (for credit risk retention purposes) as of the date upon which the new issuance is to occur after giving effect to such issuance.

Notwithstanding the conditions to issuance described above, a supplement to the pooling and servicing agreement may provide that, in connection with the issuance of any subsequent series, the Rating Agency Condition need not be satisfied for the series governed by such supplement with respect to one or more of the Rating Agencies then rating such series.

The pooling and servicing agreement also provides that the transferor may from time to time, without notice to or the consent of, the registered holders of an outstanding series or class of certificates, cause the trust to create and issue additional certificates equal in rank to the series or class of certificates originally issued in all respects, except that interest will begin accruing on the additional certificates on the related issuance date. These additional series or classes of certificates may be consolidated and form a single series or class with the previously issued certificates and will have the same terms as to status, redemption or otherwise as the previously issued series or class of certificates. In addition, the transferor may retain certificates of a series or class upon initial issuance or upon a reopening of a series or class certificates and may sell them on a subsequent date.

There are no restrictions on the timing or amount of any issuance of additional certificates of an outstanding series or class of certificates so long as the conditions described above for a new issuance are met or waived. As of the date of any issuance of additional certificates of an outstanding series or class of certificates, the Invested Amount and outstanding dollar principal amount of that series or class will be increased to reflect the principal amount of the additional certificates. If the additional certificates are part of a series or class of certificates that has the benefit of a derivative agreement, the transferor will cause the trust to enter into a derivative agreement for the benefit of the additional certificates. Furthermore, the targeted deposits, if any, to any trust account will be increased proportionately to reflect the principal amount of the additional certificates.

When issued, the additional certificates of a series or class will be identical in all respects to the other outstanding certificates of that series or class equally and ratably entitled to the benefits of the pooling and servicing agreement as applicable to the previously issued certificates of such series or class without preference, priority or distinction.

Collection Account

The servicer has established and maintains for the benefit of the certificateholders of each series, in the name of the trustee, on behalf of the trust, an Eligible Deposit Account called the Collection Account. The Collection Account, which is maintained with The Bank of New York Mellon, bears a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholders of each series. If at any time the Collection Account is no longer an Eligible Deposit Account, the Collection Account must be moved so that it will again be qualified as an Eligible Deposit Account.

Funds on deposit in the Collection Account generally will be invested by the trustee, at the direction of the servicer, in Eligible Investments. The servicer may appoint as its agent under a separate agreement a registered investment advisor to give instruction on its behalf to the trustee for funds to be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to the transferor. The servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the pooling and servicing agreement and any supplement.

Deposits in Collection Account

The servicer, no later than two Business Days after each Date of Processing, will deposit all collections received with respect to the receivables in each Monthly Period into the Collection Account. It will then make the deposits and payments to the accounts and parties shown below on the date of such deposit.

For as long as TRS or an affiliate of TRS remains the servicer under the pooling and servicing agreement and any of:

(i) the servicer maintains a short-term credit rating (which may be an implied rating) of not less than P-1 from Moody’s and A-1 from S&P (or such other rating below P-1 or A-1, as the case may be, which is acceptable to such Rating Agency), which is currently the case, or

(ii) the servicer obtains a guarantee with respect to its deposit and payment obligations under the pooling and servicing agreement (in form and substance satisfactory to the Rating Agencies) from a guarantor having a short-term credit rating of not less than P-1 from Moody’s and A-1 from S&P (or such other rating below P-1 or A-1, as the case may be, which is acceptable to such Rating Agency), or

(iii) the Rating Agency Condition will have been satisfied despite the servicer’s inability to satisfy the rating requirement specified in clause (i) above, and for five Business Days following any such reduction of any such rating or failure to satisfy the conditions specified in clause (ii) or (iii) above, the servicer need not deposit collections into the Collection Account on the day indicated in the preceding sentence. Instead it may use for its own benefit such collections until the Business Day immediately preceding the related Distribution Date. On that Business Day, the servicer will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied.

TRS does not currently maintain the required short-term credit rating described in (i) above and has not taken action as described in (ii) or (iii) above. Therefore, TRS, as servicer, deposits all collections received with respect to the receivables in each Monthly Period into the Collection Account no later than two Business Days after each Date of Processing.

On each Determination Date, the servicer will calculate the amounts to be allocated to the certificateholders of each class or series and the holders of the Transferor Certificates as described herein in respect of collections of receivables received with respect to the preceding Monthly Period.

With respect to the certificateholders’ interest, if the net amount in respect of finance charge receivables to be deposited into the Collection Account on any transfer date exceeds the sum of the interest payments due to certificateholders for the related Distribution Date, the Defaulted Amount and the Servicing Fee, plus certain amounts payable with respect to any Series Enhancement, then the servicer may deduct the Servicing Fee and, during the Revolving Period, the Defaulted Amount (which will be distributed to the transferor, but not in an amount exceeding the transferor’s interest in principal receivables on such day, after giving effect to any new receivables transferred to the trust on such day) from the net amount to be deposited into the Collection Account.

In addition, on each Distribution Date with respect to any Controlled Amortization Period or Controlled Accumulation Period, the servicer may deduct the amount of any Shared Principal Collections not required to cover principal shortfalls (which will be distributed to the transferor, but not in an amount exceeding the transferor’s interest in principal receivables on such day, after giving effect to any new receivables transferred to the trust on such day) from the net amount to be deposited into the collection account. The trustee may not have a perfected security interest in collections held by the servicer that are commingled with other funds of the servicer or used by the servicer in the event of the bankruptcy, insolvency, liquidation, conservatorship or receivership of the servicer or, in certain circumstances, the lapse of certain time periods.

On the day any such deposit is made into the Collection Account, the servicer will withdraw from the Collection Account and pay to the transferor to the extent not deducted from collections as described above,

(i) an amount equal to the excess, if any, of the aggregate amount of such deposits in respect of principal receivables treated as Shared Principal Collections for all series over the aggregate amount of Principal Shortfalls for all series and, without duplication,

(ii) the aggregate amount of Series Allocable Principal Collections for all outstanding series to be paid to the transferor with respect to such date.

Any amounts in respect of principal receivables not distributed to the transferor on any day because the Transferor Amount does not exceed zero on such day (after giving effect to any principal receivables transferred to the trust on such day) shall be deposited into the Special Funding Account.

Allocations

Pursuant to the pooling and servicing agreement, during each Monthly Period the servicer will allocate to each outstanding series its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.

The servicer will then allocate amounts initially allocated to a particular series between the certificateholders’ interest and the transferor’s interest for such Monthly Period as follows:

(a) Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount will at all times be allocated to the invested amount of a series based on the Floating Allocation Percentage of such series; and

(b) Series Allocable Principal Collections will at all times be allocated to the invested amount of such series based on the Principal Allocation Percentage of such series.

Amounts not allocated to the invested amount of any series as described above will be allocated to the transferor’s interest.

Groups of Series

The certificates of a series may be included in a Reallocation Group. Collections of finance charge receivables allocable to each series in a Reallocation Group will be aggregated and made available for certain required payments for all series in such group. Consequently, the issuance of new series in such group may have the effect of reducing or increasing the amount of collections of finance charge receivables allocable to the certificates of other series in such group. See “Risk Factors — Issuances of additional series by the trust may adversely affect your certificates” in this prospectus.

Series 2018-5 is included in Group II. Upon issuance, Series 2018-5 will be the ninth outstanding series issued by the trust in Group II. Any issuance of a new series in Group II may reduce or increase the amount of finance charge collections allocated to your series.

Reallocations Among Different Series Within a Reallocation Group

Group Investor Finance Charge Collections. For each Monthly Period, the servicer will calculate the Group Investor Finance Charge Collections for a particular Reallocation Group and, on the following Distribution Date, will allocate such amount among the certificateholders’ interest (including any collateral invested amount) for all series in such group in the following priority:

(i) Group Investor Monthly Interest;

(ii) Group Investor Default Amount;

(iii) Group Investor Monthly Fees;

(iv) Group Investor Additional Amounts; and

(v) the balance pro rata among each series in such group based on the current invested amount of each such series.

In the case of clauses (i), (ii), (iii) and (iv) above, if the amount of Group Investor Finance Charge Collections is not sufficient to cover each such amount in full, the amount available will be allocated among the series in such group pro rata based on the claim that each series has under the applicable clause. This means, for example, that if the amount of Group Investor Finance Charge Collections is not sufficient to cover Group Investor Monthly Interest, each series in such group will share such amount pro rata and any other series in such group with a claim with respect to monthly interest, overdue monthly interest and interest on such overdue monthly interest, if applicable, which is larger than the claim for such amounts for any other series in such group offered hereby (due to a higher certificate rate) will receive a proportionately larger allocation.

The chart that follows demonstrates the manner in which collections of finance charge receivables are allocated and reallocated among series in such a group. The chart assumes that the trust has issued three series (Series 1, 2 and 3), and that each such series is in its Revolving Period.

In Step 1, total collections of finance charge receivables are allocated among the three series based on the Series Allocation Percentage for each series. The amounts allocated to each series pursuant to Step I are referred to as “Series Allocable Finance Charge Collections.” See “— Allocations” above.

In Step 2, the amount of Investor Finance Charge Collections is determined by multiplying Series Allocable Finance Charge Collections for each series by the applicable floating allocation percentages. See “— Allocations” above.

Investor Finance Charge Collections for all series in a particular Reallocation Group (or Group Investor Finance Charge Collections) are pooled as shown above in Step 3 for reallocation to each such series as shown in Step 4. In Step 4, Group Investor Finance Charge Collections are reallocated to each series in such group as described above based on the respective claim of each series with respect to interest payable on the certificates or collateral invested amount (if any) of such series, the Defaulted Amount allocable to the certificateholders’ interest of such series and the monthly servicing fee and certain other amounts with respect to such series. The excess is allocated pro rata among the series in such group based on each series’ respective shortfall amounts.

Sharing of Excess Finance Charge Collections Among Excess Allocation Series

Each series issued by the trust may be designated as an Excess Allocation Series. Series 2018-5 will be an Excess Allocation Series.

If a series is an Excess Allocation Series, collections on finance charge receivables and Excess Finance Charge Collections may be applied to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to any other Excess Allocation Series pro rata based upon the amount of the shortfall, if any, with respect to each other Excess Allocation Series. The sharing of Excess Finance Charge Collections among Excess Allocation Series will stop if the transferor delivers to the trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the transferor, the continued sharing of Excess Finance Charge Collections among Excess Allocation Series would have adverse regulatory implications with respect to the transferor or the account owner. Following the delivery by the transferor of any such certificates, there will be no further sharing of Excess Finance Charge Collections among such series in any such group.

In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Excess Allocation Series will be paid to the holders of the Transferor Certificates. While any series offered hereby may be designated as an Excess Allocation Series, there can be no assurance that:

•	any other series will be designated as an Excess Allocation Series,

•	there will be any Excess Finance Charge Collections for any such other series for any Monthly Period,

•

any agreement relating to any Series Enhancement will not be amended in such a manner as to increase payments to the providers of Series Enhancement and thereby decrease the amount of Excess Finance Charge Collections available from such series, or

•	the transferor will not at any time deliver a certificate as described above.

Although the transferor believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Excess Allocation Series will not have adverse regulatory implications for the transferor, or the account owner, there can be no assurance that this will continue to be true in the future.

Sharing of Principal Collections Among Principal Sharing Series

Each series issued by the trust may be designated as a principal sharing series. Series 2018-5 will be a principal sharing series.

If a series is a principal sharing series, collections of principal receivables for any Monthly Period allocated to the certificateholders’ interest of any such series will first be used to cover certain amounts in respect of such series (including any required deposits into a principal funding account or required distributions to certificateholders of such series in respect of principal, if any). The servicer will determine the amount of collections of principal receivables for any Monthly Period (plus certain other amounts, including, with respect to Series 2018-5, certain amounts described under “Series Provisions — Application of Collections — Payments of Principal” in this prospectus) allocated to such series remaining after covering such required deposits and distributions and any similar amount remaining for any other principal sharing series, collectively called “Shared Principal Collections.” The servicer will allocate the Shared Principal Collections to cover any principal distributions to certificateholders and deposits to principal funding accounts for any principal sharing series that are either scheduled or permitted and that have not been covered out of collections of principal receivables and certain other amounts allocable to the certificateholders’ interest of such series.

If principal shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable series based on the respective principal shortfalls of such series. To the extent that Shared Principal Collections exceed principal shortfalls, the balance will be allocated to the holders of the Transferor Certificates; provided that:

•	such Shared Principal Collections will be distributed to the holders of the Transferor Certificates only to the extent that the Transferor Amount is greater than the Required Transferor Amount, and

•	in certain circumstances described below under “— Special Funding Account,” such Shared Principal Collections will be deposited in the Special Funding Account.

Any such reallocation of collections of principal receivables will not result in a reduction in the invested amount of the series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period or that any other series will be designated as a principal sharing series.

Paired Series

As described under “Series Provisions — Application of Collections — Paired Series” in this prospectus, a series of certificates may be paired with another series issued by the trust. As the invested amount of the series having a paired series is reduced, the invested amount in the trust of the paired series will increase by an equal amount. If a Pay-Out Event or Reinvestment Event occurs with respect to the series having a paired series or with respect to the paired series when the series is in a Controlled Amortization Period or Controlled Accumulation Period, the Series Allocation Percentage and the Principal Allocation Percentage for the series having a paired series and the Series Allocation Percentage and the Principal Allocation Percentage for the paired series will be reset as provided in the related supplement. In addition, the Early Amortization Period or Early Accumulation Period for such series could be lengthened. Series 2018-5 is not currently paired with another series.

Special Funding Account

If, on any date, the Transferor Amount is less than or equal to the Required Transferor Amount, the servicer will not distribute to the holders of the Transferor Certificates any collections of principal receivables allocable to a series or a group that otherwise would be distributed to such holders. Instead it will deposit such funds in an Eligible Deposit Account, called the Special Funding Account, established and maintained by the servicer for the benefit of the certificateholders of each series, in the name of the trustee, on behalf of the trust. The Special Funding Account will bear a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholders of each series.

So long as no series is in a Controlled Accumulation Period, Early Accumulation Period, Controlled Amortization Period or Early Amortization Period, funds on deposit in the Special Funding Account will be withdrawn and paid to the holders of the Transferor Certificates on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount exceeds the Required Transferor Amount on such date. If a Controlled Accumulation Period, Early Accumulation Period, Controlled Amortization Period or Early Amortization Period starts and is continuing for any series, however, any funds on deposit in the Special Funding Account will be released, deposited in the Collection Account and treated as collections of principal receivables to the extent needed to make principal payments due to or for the benefit of the certificateholders of such series, but only to the extent that doing so would not cause the Transferor Amount to be less than the Required Transferor Amount.

If the transferor determines that by decreasing the amount on deposit in the Special Funding Account, one or more series for which the related supplements permit partial amortization, may be prevented from experiencing a Pay-Out Event due to the insufficiency of yield, funds on deposit in the Special Funding Account may be applied to each such series (on a pro rata basis according to each series’ invested amount) to reduce the invested amount thereof. Such reduction would enable that series to avoid a yield insufficiency Pay-Out Event, but may be done only to the extent that it would not cause the Transferor Amount to be less than the Required Transferor Amount. The transferor, at its option, may instruct the trustee to deposit to the Special Funding Account any Shared Principal Collections that would otherwise be payable to the holders of the Transferor Certificates in accordance with the foregoing.

Funds on deposit in the Special Funding Account will be invested by the trustee, at the direction of the servicer, in Eligible Investments or, if no such direction is provided, will remain uninvested. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of finance charge receivables for that Monthly Period.

Funding Period

For any series, the related supplement may specify that during a Funding Period, the aggregate amount of principal receivables in the trust allocable to such series may be less than the aggregate principal amount of the certificates of such series. If so specified in the related supplement, the amount of such deficiency, called the Prefunding Amount, will be held in a prefunding account pending the transfer of additional principal receivables to the trust or pending the reduction of the invested amounts of other series issued by the trust. The related supplement will specify the initial invested amount for such series, the aggregate principal amount of the certificates of such series and the date by which the invested amount is expected to equal the aggregate principal amount of the certificates. The invested amount will increase as receivables are delivered to the trust or as the invested amounts of other series of the trust are reduced. The invested amount may also decrease due to the occurrence of a Pay-Out Event for that series.

During the Funding Period, funds on deposit in the prefunding account for a series of certificates will be withdrawn and paid to the transferor to the extent of any increases in the invested amount. If the invested amount does not for any reason equal the aggregate principal amount of the certificates by the end of the Funding Period, any amount remaining in the prefunding account and any additional amounts specified in the related supplement will be payable to the certificateholders of such series in the manner and at such time as set forth in the related supplement.

If so specified in the related supplement, moneys in the prefunding account will be invested by the trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. In connection with each Distribution Date during the Funding Period, investment earnings on funds in the prefunding account during the related Monthly Period will be withdrawn from the prefunding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the certificates of the related series in the manner specified in the related supplement.

Defaulted Receivables; Rebates and Fraudulent Charges

Receivables in any account will be charged off as uncollectible in accordance with the account guidelines and the servicer’s customary and usual policies and procedures for servicing charge and other credit account receivables comparable to the receivables. The current policy of AENB is to charge off the receivables in an account when the account is six contractual payments past due (i.e., approximately 180 days delinquent) or sooner if the death or bankruptcy of the account holder has been confirmed. This policy may change in the future to conform with regulatory requirements and applicable law.

If the servicer adjusts downward the amount of any principal receivable (other than Ineligible Receivables that have been, or are to be, reassigned to the transferor) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to an account holder, or such principal receivable was created in respect of merchandise that was refused or returned by an account holder, or if the servicer otherwise adjusts downward the amount of any principal receivable without receiving collections therefor or charges off such amount as uncollectible, the Transferor Amount — and not the investors’ interests — will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such receivables would cause the Transferor Amount at such time to be less than the Required Transferor Amount, the transferor will be required to pay an amount equal to such deficiency into the Special Funding Account.

Servicer Covenants

In the pooling and servicing agreement, the servicer has agreed as to each receivable and related account that it will:

(a) duly fulfill all obligations on its part to be fulfilled under or in connection with the receivables or the related accounts, and will maintain in effect all qualifications required in order to service the receivables or accounts, the failure to comply with which would have a material adverse effect on the certificateholders;

(b) not authorize any rescission or cancellation of the receivables except as ordered by a court of competent jurisdiction or other governmental authority;

(c) take no action to impair the rights of the trustee in the receivables or the related accounts; and

(d) not reschedule, revise or defer payments due on the receivables except in accordance with its guidelines for servicing receivables.

Under the terms of the pooling and servicing agreement, if the servicer discovers, or receives written notice from the trustee, that:

•	any covenant of the servicer set forth in clauses (a) through (d) above has not been complied with in all material respects and

•

such noncompliance has not been cured within 60 days (or such longer period as may be agreed to by the trustee and the transferor) thereafter and has a material adverse effect on the certificateholders’ interest in such receivables, then all receivables in the related account will be assigned and transferred to the servicer and the account will no longer be included as an account in the Trust Portfolio.

Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivables in the Collection Account on the Business Day preceding the Distribution Date following the Monthly Period during which such obligation arises. This transfer and assignment to the servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the servicer is not satisfied and the trust’s interest in any such assigned receivables will be automatically assigned to the servicer.

Certain Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under the pooling and servicing agreement except:

(i) upon determination that the performance of such obligations and duties is no longer permissible under applicable law or

(ii) if such obligations and duties are assumed by an entity that has satisfied the Rating Agency Condition.

No such resignation will become effective until the trustee or a successor to the servicer has assumed the servicer’s obligations and duties under the pooling and servicing agreement. Notwithstanding the foregoing, the servicer may assign part or all of its obligations and duties as servicer under the pooling and servicing agreement if such assignment satisfies the Rating Agency Condition.

Any person into which, in accordance with the pooling and servicing agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the pooling and servicing agreement.

In addition, under the pooling and servicing agreement, the transferor may, upon 90 days’ notice to the servicer and the trustee, remove the servicer without cause and appoint a replacement servicer, subject to the satisfaction of certain additional conditions, including: (1) the replacement servicer is an Eligible Servicer; (2) the transferor has given each Rating Agency prior notice of the appointment of such replacement servicer; and (3) the servicer continues to perform all servicing functions under the pooling and servicing agreement until the transfer of servicing to the replacement servicer has been completed. The replacement servicer must accept its appointment by written instrument acceptable to the trustee.

Servicer Default

In the event of any Servicer Default, either the trustee or certificateholders holding certificates evidencing more than 50% of the aggregate unpaid principal amount of all certificates, by written notice to the servicer (and to the trustee if given by the certificateholders), may terminate all of the rights and obligations of the servicer, as servicer, under the pooling and servicing agreement. The trustee will appoint a new servicer. Any such termination and appointment is called a service transfer. If the only Servicer Default is bankruptcy-, insolvency-, receivership-, or conservatorship-related, however, the bankruptcy trustee, the receiver or the conservator for the servicer or the servicer itself as debtor-in-possession may have the power to prevent the trustee or certificateholders from appointing a successor servicer. See “Risk Factors — The conservatorship, receivership, bankruptcy, or insolvency of AENB, TRS, the transferor, the trust, or any of their affiliates could result in accelerated, delayed, or reduced payments to you.”

The rights and interest of the transferor under the pooling and servicing agreement in the transferor’s interest will not be affected by any termination notice or service transfer. If, within 60 days of receipt of a termination notice, the trustee does not receive any bids from eligible servicers but receives an officer’s certificate from the transferor to the effect that the servicer cannot in good faith cure the Servicer Default which gave rise to the termination notice, then the trustee shall, except when the Servicer Default is caused by certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, offer the transferor a right of first refusal to purchase the certificateholders’ interest on the Distribution Date in the next calendar month. The purchase price for the certificateholders’ interest will be equal to the sum of the amounts specified therefor for each outstanding series in the related supplement to the pooling and servicing agreement.

The trustee will, as promptly as possible, appoint an Eligible Servicer as a successor servicer. The successor servicer shall accept its appointment by written instrument acceptable to the trustee. The successor servicer is entitled to compensation out of collections; however, that compensation will not be in excess of the servicing fee. See “Description of the Certificates — Servicing Compensation and Payment of Expenses” in this prospectus for a discussion of the monthly servicing fee. Because TRS, as servicer, has significant responsibilities with respect to the servicing of the receivables, the trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the pooling and servicing agreement. If no successor servicer has been appointed by the trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the pooling and servicing agreement will be vested in the trustee. The Bank of New York Mellon, the trustee, does not have credit card operations. If The Bank of New York Mellon is automatically appointed as successor servicer, it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the pooling and servicing agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts. Prior to any service transfer, the trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the pooling and servicing agreement to serve as a successor servicer for servicing compensation not in excess of the Servicing Fee plus any amounts payable to the transferor pursuant to the pooling and servicing agreement.

Evidence as to Compliance

The fiscal year for the trust will end on December 31 of each year. The servicer will file with the SEC an annual report on Form 10-K on behalf of the trust within 90 days after the end of its fiscal year.

The servicer will deliver to the trustee and, if required, file with the SEC as part of an annual report on Form 10-K filed on behalf of the trust, the following documents:

•

a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the certificates;

•

with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

(i) a review of the servicer’s activities during the reporting period and of its performance under the pooling and servicing agreement has been made under such officer’s supervision; and

(ii) to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer’s obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer.

Copies of all statements, certificates and reports furnished to the trustee may be obtained by a request in writing delivered to the trustee. Except as described in this prospectus, there will not be any independent verification that any duty or obligation to be performed by any transaction party — including the servicer — has been performed by that party.

Transferor Insolvency

In addition to the consequences of a Pay-Out Event or Reinvestment Event discussed above, if an insolvency event occurs, the transferor immediately will stop transferring principal receivables to the trust. The transferor also will promptly notify the trustee of the insolvency event.

An “insolvency event” shall occur if the transferor or other holder of the original transferor certificate shall consent to or fail to object to the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the transferor or other holder or of or relating to all or substantially all of the transferor’s or other holder’s property, or a court or agency or supervisory authority having jurisdiction in the premises shall issue, or enter against the transferor or other holder a decree or order for the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding-up or liquidation of the transferor’s or other holder’s affairs; or the transferor or other holder shall admit in writing its inability, or shall be unable, to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy, reorganization, liquidation, receivership, or conservatorship statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or a proceeding shall have been instituted against the transferor or other holder by a court having jurisdiction in the premises seeking a decree or order for relief in respect of any such person in an involuntary case under any bankruptcy, insolvency, reorganization or liquidation statute, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official, of the transferor or other holder or for any substantial part of the transferor’s or other holder’s property, or for the liquidation and winding up of the transferor’s or other holder’s affairs and, if instituted against the transferor or other holder, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur.

If the only Pay-Out Event or Reinvestment Event to occur with respect to any series is the bankruptcy, insolvency, liquidation receivership or conservatorship of the transferor, the trustee may not be permitted to suspend transfers of receivables to the trust.

Amendments

The pooling and servicing agreement and any supplement may be amended from time to time, including in connection with:

•	the issuance of a Supplemental Certificate,

•	the designation of additional transferor,

•	the addition to the trust of receivables arising from charge or credit accounts other than the revolving credit accounts, or

•	to change the definition of Monthly Period, Determination Date or Distribution Date.

Amendments to the pooling and servicing agreement and any supplement may be made by agreement of the trustee, the transferor and the servicer without the consent of the certificateholders of any series, so long as:

•	the Rating Agency Condition shall have been satisfied,

•	the transferor delivers to the trustee an officer’s certificate to the effect that such amendment will not have an Adverse Effect, and

•

such amendment will not effect a change in the permitted activities of the trust except for those changes necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the pooling and servicing agreement or any supplement which may be defective or inconsistent with any provisions thereof.

The pooling and servicing agreement or any supplement also may be amended by the trustee, the transferor and the servicer:

(a) in the case of a change in the permitted activities of the trust which is not materially adverse to holders of certificates, with the consent of certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the certificates of each outstanding series affected by such change, unless such change is necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the pooling and servicing agreement or any supplement which may be defective or inconsistent with any provisions thereof, and

(b) in all other cases with the consent of the certificateholders evidencing not less than 66 2⁄3% of the aggregate unpaid principal amount of the certificates of all affected series for which the transferor has not delivered an officer’s certificate stating that there will be no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or any supplement or of modifying in any manner the rights of certificateholders.

No such amendment specified in clause (b) above, however, may:

•	reduce in any manner the amount of, or delay the timing of, deposits or distributions on any certificate without the consent of each certificateholder,

•	change the definition or the manner of calculating the certificateholders’ interest or the invested amount without the consent of each certificateholder,

•	reduce the percentage required to consent to any such amendment without the consent of each certificateholder, or

•

adversely affect the rating of any series or class by any Rating Agency without the consent of the holders of certificates of such series or class evidencing not less than 66 2⁄3% of the aggregate unpaid principal amount of the certificates of such series or class.

Promptly following the execution of any amendment to the pooling and servicing agreement (other than an amendment described in the first paragraph), the trustee will furnish written notice of the substance of such amendment to each certificateholder. Notwithstanding the foregoing, any supplement executed in connection with the issuance of one or more new series of certificates will not be considered an amendment to the pooling and servicing agreement.

In addition to being subject to amendment pursuant to the provisions described above, the pooling and servicing agreement and the related supplement may be amended by the transferor without the consent of the servicer, the trustee or any certificateholder to account for the transfer of assets as sales in accordance with FASB Statement No. 140, including providing for the transfer of receivables from AENB to a bankruptcy-remote special purpose entity and from that entity to the trust. Promptly after the effectiveness of any such amendment, the transferor shall deliver a copy of such amendment to each of the servicer, the trustee, each Rating Agency and any other party entitled to receive it pursuant to the relevant supplement. Furthermore, such amendment shall be subject to the delivery by the transferor of a Tax Opinion.

Defeasance

Only if so expressly provided in the applicable supplement, then pursuant to the pooling and servicing agreement, the transferor may terminate its substantive obligations in respect of a series or the pooling and servicing agreement by depositing with the trustee, under the terms of an irrevocable trust agreement satisfactory to the trustee, from amounts representing or acquired with collections on the receivables (allocable to the defeased series and available to purchase additional receivables) monies or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on the defeased series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement. To achieve that end, the transferor has the right to use collections on receivables to purchase Eligible Investments rather than additional receivables.

Prior to the first exercise of its right to substitute monies or Eligible Investments for receivables, the transferor shall deliver:

(i) to the trustee an opinion of counsel with respect to such deposit and termination of obligations to the effect that, for federal income tax purposes, such action would not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

(ii) to the servicer and the trustee written notice from each Rating Agency that the Rating Agency Condition shall have been satisfied.

In addition, the transferor must comply with certain other requirements set forth in the pooling and servicing agreement, including requirements that the transferor deliver:

•

to the trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the trust to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and

•

to the trustee and certain providers of Series Enhancement an officer’s certificate stating that, based on the facts known to such officer at the time, in the reasonable opinion of the transferor, such deposit and termination of obligations will not at the time of its occurrence cause a Pay-Out Event or a Reinvestment Event or an event that, after the giving of notice or the lapse of time would constitute a Pay-Out Event or a Reinvestment Event, to occur with respect to any series.

If the transferor discharges its substantive obligations in respect of the defeased series, any Series Enhancement for the affected series may no longer be available to make payments with respect to that series.

Upon the making of any deposit described in the preceding paragraph, the certificateholders of the defeased series could recognize taxable gain for federal income tax purposes to the extent that the value of the affected certificates exceeds the tax basis therein, but in no event would be allowed to deduct a taxable loss for such purposes.

List of Certificateholders

Upon written request of any holder or group of holders of certificates of any series or of all outstanding series of record holding certificates evidencing not less than 10% of the aggregate unpaid principal amount of the certificates of such series or all series, as applicable, the trustee will afford such holder or holders of certificates access during business hours to the current list of certificateholders of such series or of all outstanding series, as the case may be, for purposes of communicating with other holders of certificates with respect to their rights under the pooling and servicing agreement. See “Description of the Certificates — Book-Entry Registration” and “— Definitive Certificates” in this prospectus.

The pooling and servicing agreement will not provide for any annual or other meetings of certificateholders.

The Trustee

The Bank of New York Mellon, a New York banking corporation, is the trustee under the pooling and servicing agreement. See “Transaction Parties — The Trustee” in this prospectus for a description of The Bank of New York Mellon.

Under the terms of the pooling and servicing agreement, the servicer agrees to pay to the trustee reasonable compensation for performance of its duties under the pooling and servicing agreement. The trustee has agreed to perform only those duties specifically set forth in the pooling and servicing agreement. Many of the duties of the trustee are described in “The Pooling and Servicing Agreement Generally” and throughout this prospectus. Under the terms of the pooling and servicing agreement, the trustee’s limited responsibilities include the following:

•	to deliver to certificateholders of record certain notices, reports and other documents received by the trustee, as required under the pooling and servicing agreement;

•	to authenticate, deliver, cancel and otherwise administer the investor certificates;

•	to remove and reassign ineligible receivables and accounts from the trust;

•	to establish and maintain necessary trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if its resigns these duties, to appoint a successor transfer agent, paying agent and register;

•	to invest funds in the trust accounts at the direction of the servicer;

•	to represent the certificateholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the pooling and servicing agreement;

•	to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders;

•	to enforce the rights of the certificateholders against the servicer, if necessary;

•	to notify the certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of the trust; and

•	to perform certain other administrative functions identified in the pooling and servicing agreement.

In addition to the responsibilities described above, the trustee has the discretion to require the transferor or the servicer, as applicable, to cure a potential Pay-Out Event and to declare a Pay-Out Event. See “Series Provisions — Pay-Out Events.”

If a servicer default occurs, in addition to the responsibilities described above, the trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the pooling and servicing agreement. See “— Servicer Default.” In addition, if a servicer default occurs, the trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the pooling and servicing agreement by a suit, action or other judicial proceeding.

The trustee is not liable for any errors of judgment as long as the errors are made in good faith and the trustee was not negligent. The trustee may resign at any time, and it may be forced to resign if the trustee fails to meet the eligibility requirements specified in the pooling and servicing agreement.

The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the trustee under the pooling and servicing agreement.

Merger or Consolidation of the Transferor or the Servicer

The pooling and servicing agreement provides that the transferor may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless:

(i) the surviving entity is organized under the laws of the United States of America, any state thereof or the District of Columbia;

(ii) the surviving entity, the transferor and the trustee shall have entered into a supplement to the pooling and servicing agreement providing for the entity’s assumption of the transferor’s obligations under the pooling and servicing agreement;

(iii) the transferor shall have delivered to the trustee:

(a) an officer’s certificate and an opinion of counsel regarding the enforceability of such assumption agreement against the surviving entity; and

(b) a Tax Opinion;

(iv) all filings required to perfect the trustee’s interest in the receivables to be conveyed by the surviving entity shall have been duly made and copies thereof shall have been delivered to the trustee;

(v) the trustee shall have received an opinion of counsel with respect to clause (iv) above and certain other matters specified in the pooling and servicing agreement; and

(vi) if the surviving entity is not subject to Title 11 of the United States Code, the transferor shall have delivered notice to each Rating Agency of the assumption of the transferor’s obligations by the surviving entity. If the surviving entity is subject to Title 11 of the United States Code, the transferor shall have delivered the notice described above and the transferor shall have received notice that the Rating Agency Condition has been satisfied.

Assumption of obligations by entities subject to Title 11 of the United States Code in accordance with the provisions described above may alter or increase certain insolvency risks described under “Risk Factors — The conservatorship, receivership, bankruptcy, or insolvency of AENB, TRS, the transferor, the trust, or any of their affiliates could result in accelerated, delayed, or reduced payments to you” in this prospectus.

Under the pooling and servicing agreement, the servicer may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless, among other things:

(i) the surviving entity is an eligible servicer under the pooling and servicing agreement;

(ii) the surviving entity is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and

(iii) in a supplement to the pooling and servicing agreement, the surviving entity expressly assumes the servicer’s obligations under such agreement.

Assumption of the Transferor’s Obligations

The pooling and servicing agreement permits a transfer of all or a portion of the transferor’s credit or charge accounts and the receivables arising thereunder. This transfer may include all (but not less than all) of the accounts and may also include the transferor’s remaining interest in the receivables arising thereunder and its interest in the trust, together with all servicing functions and other obligations under the pooling and servicing agreement or relating to the transactions contemplated thereby, to another entity that may or may not be affiliated with that transferor. Pursuant to the pooling and servicing agreement, the transferor is permitted to assign, convey, and transfer these assets and obligations to such other entity, without the consent or approval or any certificateholders, if the following conditions, among others, are satisfied:

(i) the assuming entity is organized under the laws of the United States of America, any state thereof or the District of Columbia;

(ii) the assuming entity, the transferor and the trustee shall have entered into a supplement to the pooling and servicing agreement or an assumption agreement providing for the entity’s assumption of the transferor’s obligations under the pooling and servicing agreement;

(iii) the transferor shall have delivered to the trustee:

(a) an officer’s certificate and an opinion of counsel regarding the enforceability of such assumption agreement against the assuming entity; and

(b) a Tax Opinion;

(iv) all filings required to perfect the trustee’s interest in the receivables to be conveyed by the assuming entity shall have been duly made and copies thereof shall have been delivered to the trustee;

(v) the trustee shall have received an opinion of counsel with respect to clause (iv) above and certain other matters specified in the pooling and servicing agreement; and

(vi) if the assuming entity is not subject to Title 11 of the United States Code, the transferor shall have delivered notice to each Rating Agency of the assumption of the transferor’s obligations by the surviving entity. If the assuming entity is subject to Title 11 of the United States Code, the transferor shall have delivered the notice described above and the transferor shall have received notice that the Rating Agency Condition has been satisfied.

The pooling and servicing agreement provides that the transferor, the surviving entity and the trustee may enter into amendments to that agreement to permit the transfer and assumption described above without the consent of any certificateholders. After any permitted transfer and assumption, the assuming entity will be considered to be a “transferor” for all purposes hereof, and the transferor will have no further liability or obligation under the pooling and servicing agreement. Assumption of obligations by entities subject to Title 11 of the United States Code in accordance with the provisions described above may alter or increase certain insolvency risks described under “Risk Factors — The conservatorship, receivership, bankruptcy, or insolvency of AENB, TRS, the transferor, the trust, or any of their affiliates could result in accelerated, delayed, or reduced payments to you” in this prospectus.

Description of the Purchase Agreement

The following summarizes the material terms of the receivables purchase agreement between AENB and RFC III. We refer to the receivables purchase agreement as the “purchase agreement” and we refer to RFC III as the “purchaser.” The purchase agreement is filed as an exhibit to this registration statement, of which this prospectus is a part.

Sale of Receivables

AENB is the owner of the accounts which contain the receivables that are purchased by RFC III pursuant to the purchase agreement and then transferred by RFC III to the trust. In connection with the sale of receivables to RFC III, AENB has:

•	filed appropriate UCC financing statements to evidence the sale to the purchaser and to perfect the right, title and interest of the purchaser in those receivables; and

•	indicated in its books and records (including any related computer files) that the receivables have been sold by it to the purchaser.

Pursuant to the purchase agreement, AENB:

•

sold all of its right, title and interest, if any, in the receivables existing in the initial accounts at the close of business on the substitution date and in the receivables thereafter arising in those accounts, in each case including all Issuer Rate Fees, insurance proceeds and Recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and

•

will, from time to time, at the request of the purchaser, designate Additional Accounts and sell to the purchaser all of its right, title and interest in the receivables existing in the additional accounts on the applicable addition cut-off date and in the receivables arising thereafter in those accounts, in each case including all Issuer Rate Fees, insurance proceeds, Recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.

Under the purchase agreement, the allocated Issuer Rate Fees for each calendar month is to be paid by AENB to the purchaser in the second following calendar month. For each calendar month, the allocated Issuer Rate Fees will be an amount equal to the sum of (i) the product of (A) the rate at which Issuer Rate Fees accrued to AENB during the second preceding Monthly Period on credit accounts owned by AENB, multiplied by (B) a fraction, (I) the numerator of which is the aggregate amount of cardholder charges in all credit accounts owned by AENB, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to AENB, in each case with respect to such Monthly Period, and (II) the denominator of which is the aggregate amount of cardholder charges in all credit accounts owned by AENB with respect to such Monthly Period, multiplied by (C) new principal receivables that arose during such Monthly Period in the accounts that constitute credit accounts, plus (ii) the product of (A) the rate at which Issuer Rate Fees accrued to AENB during the second preceding Monthly Period on charge accounts or lines of credit owned by AENB, multiplied by (B) a fraction, (I) the numerator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by AENB, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to AENB, in each case with respect to such Monthly Period, and (II) the denominator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by AENB with respect to such Monthly Period, multiplied by (C) new principal receivables that arose during such Monthly Period in the accounts that constitute charge accounts or lines of credit.

Pursuant to the pooling and servicing agreement, RFC III has assigned all of its right, title and interest in the purchase agreement, including its right to enforce the agreement against AENB, to the trustee, on behalf of the trust.

Representations and Warranties

In the purchase agreement, AENB represents and warrants to the purchaser that, among other things:

•	it is validly existing in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

•

its execution and delivery of the purchase agreement and its performance of the transactions contemplated by that agreement will not conflict with or result in any breach of any of the terms of any material agreement to which it is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to it; and

•

all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by it in connection with its execution and delivery of, and its performance of the applicable purchase agreement, have been obtained.

Repurchase Obligations

In the purchase agreement, AENB makes the following representations and warranties, among others:

•

as of the applicable cut-off date with respect to the accounts, the list of accounts and information concerning the accounts provided by it is accurate and complete in all material respects, with certain permitted exceptions;

•	each receivable conveyed by it to the purchaser has been conveyed free and clear of any lien or encumbrance, except liens permitted by the purchase agreement;

•

all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by it in connection with the conveyance of receivables to the purchaser have been duly obtained, effected or given and are in full force and effect;

•	as of each applicable selection date, each account was an Eligible Account;

•	as of each applicable selection date, each of the receivables then existing in the accounts was an Eligible Receivable;

•	as of the date of creation of any new receivable, such receivable is an Eligible Receivable; and

•	no selection procedures reasonably believed by it to be materially adverse to the interests of the purchaser have been used in selecting the accounts.

As described under “The Pooling and Servicing Agreement Generally — Representations and Warranties” in this prospectus, the purchaser, in its capacity as transferor to the trust, makes corresponding representations to the trust and the trustee. The pooling and servicing agreement provides that if the transferor materially breaches any of such representations, subject to certain conditions, the transferor will be required to accept reassignment of the related Ineligible Receivables. The purchase agreement provides that if AENB materially breaches any of the representations and warranties described above and, as a result, the purchaser is required under the pooling and servicing agreement to accept a reassignment of the related Ineligible Receivables transferred to the trust by the purchaser, then AENB will accept reassignment of such Ineligible Receivables and pay to the purchaser an amount equal to the unpaid balance of such Ineligible Receivables. See “— Representations and Warranties” in this prospectus.

Reassignment of Other Receivables

AENB also represents and warrants in the purchase agreement that (a) the purchase agreement and any supplemental conveyance each constitutes a legal, valid and binding obligation of AENB and (b) the purchase agreement and any supplemental conveyance constitute a valid sale to the purchaser of all right, title and interest of AENB of the receivables, including all Issuer Rate Fees, insurance proceeds, Recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, and that the sale is perfected under the applicable UCC. If a representation described in (a) or (b) of the preceding sentence is not true and correct in any material respect and as a result of the breach the purchaser is required under the pooling and servicing agreement to accept a reassignment of all of the receivables previously sold by AENB pursuant to the purchase agreement, AENB will accept a reassignment of those receivables. See “— Representations and Warranties” in this prospectus. If AENB is required to accept such reassignment, AENB will pay to the purchaser an amount equal to the unpaid balance of the reassigned receivables.

Modifications

AENB also agrees in the purchase agreement that:

•

except (i) as otherwise required by any requirements of law or (ii) as is deemed by AENB to be necessary in order for it to maintain its credit or charge business or a program operated by such credit or charge business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to such credit or charge business or such program, AENB shall not at any time reduce the annual percentage rate of the periodic rate finance charges assessed on the receivables or take any other action with respect to any of the accounts if, as a result of any such action, such action would reasonably be expected to cause a Pay-Out Event or a Reinvestment Event to occur under the pooling and servicing agreement based on the insufficiency of Portfolio Yield or any similar test. In addition, except as otherwise required by any requirements of law, AENB shall not at any time reduce the annual percentage rate of the periodic rate finance charges assessed on the receivables or take any other action with respect to any of the accounts if, as a result of any such action, such action would reasonably be expected to cause the Portfolio Yield under the pooling and servicing agreement to be less than the then-current highest Average Rate for any group.

•

subject to compliance with all requirements of law and the bullet above, AENB may change the terms and provisions of the account agreements or the credit guidelines applicable to the accounts in any respect (including the calculation of the amount or the timing of charge-offs and the periodic rate finance charges to be assessed thereon). Notwithstanding the above, unless required by requirements of law or as permitted by the bullet above, AENB will not take any action with respect to such account agreements or such credit guidelines which, at the time of such action, would reasonably be expected to have a material adverse effect on the transferor.

Amendments

The purchase agreement may be amended by AENB and the purchaser without consent of any investor certificateholders. No amendment, however, may be effective unless:

•

written confirmation has been received by the purchaser from each rating agency that the amendment will not result in the reduction, qualification or withdrawal of the respective ratings of each rating agency for any certificates issued by the trust; and

•	AENB will certify to the purchaser that it reasonably believes that the amendment will not cause a Pay-Out Event.

Termination

The purchase agreement will not terminate at least until the earlier of (a) the termination of the trust pursuant to the pooling and servicing agreement and (b) an amendment to the pooling and servicing agreement to replace RFC III with an affiliate of RFC III as the transferor under the pooling and servicing agreement. Nevertheless, if a receiver or conservator is appointed for AENB or certain other liquidation, bankruptcy, insolvency or other similar events occur, AENB will cease to transfer receivables to the purchaser and promptly give notice of that event to the purchaser and the trustee, unless the receiver, conservator or bankruptcy court instructs otherwise.

Asset Representations Review

As discussed under “Description of the Purchase Agreement — Representations and Warranties” and “The Pooling and Servicing Agreement Generally — Representations and Warranties,” the sponsor and the transferor make certain representations and warranties regarding the receivables and the related accounts. As described below, the asset representations reviewer will be responsible for performing a review of all receivables in the Trust Portfolio that are more than 60 days contractually delinquent (i.e., 60 days past the date a payment amount is first due under the applicable card member agreement) and the accounts relating to such receivables for compliance with certain of these representations and warranties if the following sequential events occur:

•	as of the end of any Monthly Period, the 60-Day Delinquency Percentage equals or exceeds the Delinquency Threshold, as described below under “— Delinquency Event”; and

•

the certificateholders have voted to direct a review of all receivables in the Trust Portfolio that are more than 60 days contractually delinquent and the accounts relating to such receivables for compliance with the ARR Representations and Warranties on the receivables and the accounts, as described below under “— Voting Event.”

Delinquency Event

If, with respect to any Monthly Period, the 60-Day Delinquency Percentage equals or exceeds the Delinquency Threshold, the transferor will disclose such occurrence in the trust’s monthly distribution report on Form 10-D relating to such Monthly Period.

The “60-Day Delinquency Percentage” for any Monthly Period will equal the average for the three consecutive Monthly Periods ending with such Monthly Period of the aggregate outstanding balance of receivables in the Trust

Portfolio that are more than 60 days contractually delinquent (not including any Defaulted Receivables), as a percentage of the total receivables outstanding in the Trust Portfolio, in each case as of the end of the applicable Monthly Period. We determined to base the delinquency event on the percentage of receivables in the Trust Portfolio that are more than 60 days contractually delinquent because it is a relatively stable metric by which to measure nonperforming assets at different points in time. We determined to use a rolling three-month average of monthly delinquency percentages because it is a measure of nonperforming assets over a period of time and is, therefore, a better measure of the significance of that nonperformance than is a measure of nonperforming assets at any particular point in time.

The “Delinquency Threshold” will initially equal 7.79%, although the Delinquency Threshold will be reviewed and may be adjusted as described below. The initial Delinquency Threshold is calculated as the product of the historical peak percentage of receivables in the Trust Portfolio that were more than 60 days contractually delinquent (not including any Defaulted Receivables) as of the end of any Monthly Period from the formation of the trust in May 1996 to March 2018 (3.9%) and a multiplier of 2.

In determining the manner in which the Delinquency Threshold is calculated, we sought to identify a circumstance when rising delinquencies might begin to cause a reasonable investor concern that the receivables in the Trust Portfolio might not have complied with the representations and warranties made with respect to those receivables in the pooling and servicing agreement and the purchase agreement. We considered two primary factors: (i) the historical peak percentage of receivables in the Trust Portfolio that were more than 60 days contractually delinquent and (ii) the history of repurchase demands for receivables in the Trust Portfolio where the breach of a representation or warranty had been asserted. During the period from the formation of the trust in May 1996 to March 2018, the historical peak percentage of receivables in the Trust Portfolio that were more than 60 days contractually delinquent was 3.9%. During that same period, neither the trustee nor any certificateholder has made a repurchase demand or asserted a breach of a representation or warranty concerning the receivables. We believe that delinquency percentages that do not exceed the historical peak delinquency percentage by a reasonable margin are far less likely to bear either a causal or a correlative relationship to any putative or actual breaches of representations and warranties concerning delinquent receivables, particularly in the case of the issuing entity, where no repurchase demand has ever been made nor breach of a representation or warranty been asserted. Further, we believe that establishing a reasonable margin above the historical peak delinquency percentage will reduce the likelihood that the Delinquency Threshold is breached due to general fluctuations in consumer credit cycles or other factors that are unrelated to breaches of representations and warranties, such as changes in the macro-economic environment or underwriting decisions. Based on these considerations, we believe that the Delinquency Threshold, calculated as described above, is an appropriate measure to trigger a review by the asset representations reviewer for a securitization platform that was established almost 20 years ago and with no history of repurchase demands.

The Delinquency Threshold will be reviewed and may be adjusted upon the occurrence of either of the following events:

(i) the filing of a registration statement with the SEC relating to any certificates to be offered and sold from time to time by the transferor, on behalf of the issuing entity; and

(ii) a change in law or regulation (including any new or revised interpretation of an existing law or regulation) that, in the judgment of the transferor, could reasonably be expected to have a material effect on the delinquency rate for cardholder payments on the credit card accounts comprising the master trust portfolio or the manner by which delinquencies are defined or determined;

provided, however, that, once the 60-Day Delinquency Percentage for any Monthly Period exceeds the Delinquency Threshold, a review of the Delinquency Threshold that would otherwise be undertaken as described above will be delayed until the date on which it is first reported in the trust’s monthly distribution report on Form 10-D that the 60-Day Delinquency Percentage for the related Monthly Period no longer exceeds the Delinquency Threshold.

In the case of a review undertaken upon the occurrence of an event described in clause (i) above, we may increase or decrease the Delinquency Threshold, including by increasing or decreasing the multiplier used to calculate the Delinquency Threshold, by any amount we reasonably determine to be appropriate based on the composition of the Trust Portfolio at the time of the review. In the case of a review undertaken upon the occurrence of an event described in clause (ii) above, we may increase or decrease the Delinquency Threshold, including by increasing or decreasing the multiplier used to calculate the Delinquency Threshold, by any amount we reasonably determine to be appropriate as a result of the related change in law or regulation. Any adjustment to the Delinquency Threshold will be disclosed in the trust’s monthly distribution report on Form 10-D relating to the Monthly Period in which the adjustment occurs, which report will include a description of how the adjusted Delinquency Threshold rate was determined to be appropriate.

Voting Event

Following the disclosure in a monthly distribution report on Form 10-D that the 60-Day Delinquency Percentage with respect to the related Monthly Period exceeded the Delinquency Threshold, investors in the Series 2018-5 certificates and all other outstanding series issued by the issuing entity will have the right to determine whether or not to initiate a vote to direct an asset representations review by providing written notice to the trustee of their desire to initiate such a vote. If any of the certificateholders providing such notice is not a record holder (including if such certificateholder owns a beneficial interest in a certificates in book-entry form), the trustee may require that certificateholder to provide (i) a written certification that it is a beneficial owner of certificates and (ii) one other form of documentation, such as a trade confirmation, an account statement, a letter from a broker or dealer or other similar document to verify that the certificateholder is, in fact, a beneficial owner of certificates.

If, within 90 days following the date of disclosure that the Delinquency Threshold has been exceeded, certificateholders holding certificates evidencing not less than 5% of the aggregate unpaid principal amount of all outstanding certificates (excluding any certificates held by the sponsor, the depositor, the servicer or any of their affiliates) provide written notice to the trustee of their desire to initiate a vote, the trustee will promptly provide notice of such occurrence to all certificateholders and commence a solicitation of votes of certificateholders to initiate a review. In addition, the transferor will disclose in the trust’s monthly distribution report on Form 10-D relating to the Monthly Period during which the 5% notice threshold was reached that a vote to direct an asset representations review has commenced.

The vote on whether to initiate an asset representations review will be completed within 90 days of the delivery by the trustee of notice to certificateholders that a solicitation of votes has commenced. If, at the end of the 90-day voting period, certificateholders holding certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding certificates participating in such vote (excluding any certificates held by the sponsor, the depositor, the servicer or any of their affiliates) elect to direct an asset representations review, the trustee will promptly provide notice of such occurrence to the transferor, the servicer and the sponsor, and the servicer will provide notice to the asset representations reviewer. In addition, the transferor will disclose the results of the vote in the trust’s monthly distribution report on Form 10-D relating to the Monthly Period during which the voting period ended.

Asset Representations Review Process

Following receipt of notice from the servicer that certificateholders have voted to direct an asset representations review, the asset representations reviewer will perform a review of all receivables in the Trust Portfolio that were more than 60 days contractually delinquent (and the accounts relating to such receivables), as of the last day of the Monthly Period immediately preceding the monthly period during which the 90-day voting period ended, for compliance with the ARR Representations and Warranties on such receivables and the accounts. The asset representations review will be performed in accordance with the procedures set forth in the asset representations review agreement.

The asset representations review agreement provides that, in connection with any asset representations review, the servicer will grant the asset representations reviewer access to documentation related to the performance of its review of the applicable accounts and receivables. The servicer will generally grant access to the review documentation within 60 days of the servicer’s notice to the asset representations reviewer, and the asset representations review will generally be completed within 60 days of the asset representations reviewer receiving access to the necessary documentation.

Upon the completion of an asset representations review, the asset representations reviewer will provide a report to the trustee, the sponsor and the transferor of the findings and conclusions of the review of the receivables and the accounts. A summary of the asset representations reviewer’s report will be included in the trust’s distribution report on Form 10-D for the distribution period in which the report is provided to the trustee, the sponsor and the transferor.

The asset representations reviewer will not be the party to determine whether any noncompliance with representations or warranties constitutes a breach of any contractual provision relating to the receivables or the accounts. With respect to any such noncompliance with representations and warranties identified during the asset representations review, the sponsor will be the party to determine whether a contractual breach has occurred relating to the receivables or the accounts.

Asset Represe ntations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company or “Clayton”, will act as the asset representations reviewer under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN). Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not, and so long as the Series 2018-5 certificates are outstanding will not be, affiliated with AENB, RFC III, TRS, the trustee or any of their affiliates. The asset representations reviewer is not the same party or an affiliate of any party hired by any sponsor or any underwriter to perform pre-closing due diligence work on the receivables.

Other Matters Relating t o the Asset Representations Reviewer

The asset representations reviewer will be paid an annual fee by the transferor, or the sponsor at the direction of the transferor, in accordance with the asset representations review agreement. However, the annual fee does not include the fees and expenses payable to the asset representations reviewer in connection with an asset representations review. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive an additional fee in connection with an asset representations review, which fee will be paid by the transferor, or the sponsor at the direction of the transferor.

The asset representations review agreement provides that the asset representations reviewer will have no liability for any action taken or for refraining from the taking of any action in good faith or for errors in judgment, whether arising from express or implied duties under the asset representations review agreement, with exceptions for liability imposed by reason of the asset representations reviewer’s willful misfeasance, bad faith or negligence or its reckless disregard of its obligations. In addition, the asset representations reviewer will be entitled to rely in good faith on the documents provided to it in connection with the performance of its duties under the asset representations review agreement.

The asset representations reviewer will be replaced if it no longer meets the eligibility requirements under the asset representations review agreement. In addition, the transferor may remove and replace the asset representations reviewer (i) in connection with a material breach or failure to perform by the asset representations reviewer under the asset representations review agreement, (ii) in connection with certain bankruptcy events with respect to the asset representations reviewer or (iii) if the asset representations reviewer becomes a competitor of, or an affiliate of a competitor of, American Express.

The asset representations reviewer may not resign as asset representations reviewer except (i) upon determination that (A) the performance of its duties under the asset representations review agreement is no longer permitted under applicable law and (B) there is no reasonable action that it could take to make the performance of its obligations under the asset representations review agreement permitted under applicable law, or (ii) on or after July 20, 2021, upon one year’s written notice. No resignation of the asset representations reviewer will become effective until a successor asset representations reviewer is in place. The expenses associated with changing from one asset representations reviewer to another asset representations reviewer will be paid as agreed upon by the transferor and the asset representations reviewer and will not be paid out of collections received on the trust’s assets.

Certain Legal Aspects of the Receivables

Certain Regulatory Matters

The operations and financial condition of AENB are subject to extensive regulation and supervision under federal and state law. The appropriate banking regulatory authorities, including the FDIC, the OCC and the CFPB have broad enforcement powers over AENB. These enforcement powers may adversely affect the operation and financial condition of the trust and your rights under the pooling and servicing agreement prior to the appointment of a receiver or conservator.

If United States federal bank regulatory authorities supervising the bank were to find that any obligation of the bank or an affiliate under a securitization or other agreement, or any activity of the bank or such affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the bank or such affiliate, such federal bank regulatory authorities have the power to order the bank or such affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the bank or such affiliate may not be liable to you for contractual damages for complying with such an order and no recourse may be available against the relevant regulatory authority.

In one case of which the bank is aware, after the OCC found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. Such consent order required that bank, among other things, to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

While AENB and its affiliates have no reason to believe that any obligation of AENB or an affiliate under the securitization agreements is unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered AENB or an affiliate to rescind or amend the securitization agreements, payments to you could be delayed or reduced.

See “Risk Factors — Regulatory action could result in losses” and “— Regulatory oversight and supervision could adversely impact the trust or your certificates, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections” in this prospectus.

Consumer Financial Products Regulation

The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by AENB, the most significant federal laws include the federal Truth in Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an account is opened, at the end of monthly billing cycles and on an annual basis, and, in addition, limit account holder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors.

The CFPB has broad rulemaking examination and enforcement authority with respect to certain federal consumer financial laws over providers of consumer financial products and services, including American Express and AENB, and authority to prevent “unfair, deceptive or abusive” acts or practices. In addition, a number of U.S. states have significant consumer credit protection, disclosure and other laws (in certain cases more stringent than U.S. federal laws). U.S. federal law also regulates abusive debt collection practices which, along with bankruptcy and debtor relief laws, can affect the ability of American Express to collect amounts owed to it. In October 2012, American Express announced that it and TRS, Centurion and FSB reached settlements with several bank regulators relating to certain aspects of its U.S. consumer card practices. In December 2013, TRS, Centurion and FSB reached settlements with several banking regulators to resolve regulatory reviews of marketing and billing practices related to several credit card add-on products. Internal and regulatory reviews are likely to continue to result in changes to practices, products and procedures.

In 2016, the CFPB outlined proposals that would set forth additional requirements for third-party debt collection agencies, which American Express uses in the ordinary course. This proposal is part of a rulemaking process that may not result in a final rule, if any, becoming effective before 2019. In 2003, the Federal Financial Institutions Examination Council issued guidance on credit card account management and loss allowance practices. AENB regularly evaluates and discusses the guidance with its regulators and, as a result, may refine its practices from time to time based on regulatory input.

The trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the certificateholders’ interest therein) will be reassigned to the transferor. The servicer has also agreed in the pooling and servicing agreement to indemnify the trust, among other things, for any liability arising from such violations caused by its servicing activities. For a discussion of the trust’s rights if the receivables were not created in compliance in all material respects with applicable laws, see “The Pooling and Servicing Agreement Generally — Representations and Warranties” in this prospectus.

The Servicemembers Civil Relief Act (“SCRA”) allows individuals on active duty in the military to cap the interest rate and fees on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future. In addition to the requirements of the SCRA, SCRA-covered American Express accountholders receive additional protections for the duration of their active duty status, including: (1) SCRA-eligible balances are subject to an interest rate of 0% for the life of the balance; (2) exclusion from increases to annual fees and annual percentage rates; and (3) exclusion from application of the penalty rate. Additionally, annual membership fees, late payment fees, return payment fees and return ATM fees are waived for covered accountholders for the duration of their active duty status.

In July 2015, the Department of Defense published amendments to its regulations implementing the MLA. Among other things, these amendments bring consumer credit cards within the reach of MLA regulations and limit the terms which may be offered by card issuers to “covered borrowers,” comprising active duty, guard, or reserve personnel and their spouses and dependents. Credit card issuers are barred from imposing an MAPR greater than 36 percent in any covered borrower’s billing cycle, with MAPR calculated by including not only the covered borrower’s periodic rate but also credit insurance premiums, debt cancellation and suspension fees, ancillary product fees, and other fees which are not “bona fide” and “reasonable.” Card issuers may need to proactively identify covered borrowers by reference to a Department of Defense online database or a consumer report from a nationwide consumer reporting agency in order to ensure they do not impose an excessive MAPR on such individuals. In addition, disclosures of MAPR restrictions must be made to covered borrowers orally and in writing. Compliance with these regulations was required with respect to consumer credit card accounts beginning October 3, 2017.

Application of federal and state bankruptcy and debtor relief laws would affect the interests of the certificateholders if such laws result in any receivables being charged off as uncollectible. See “The Pooling and Servicing Agreement Generally — Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

See “Risk Factors — Regulatory oversight and supervision could adversely impact the trust or your certificates, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections” and “— Changes to consumer protection laws, including in the application or interpretation thereof, may impede origination or collection efforts, change account holder use patterns, or reduce collections, any of which may result in acceleration of or reduction in payment on your certificates” in this prospectus.

Legal Proceedings

In the ordinary course of business, American Express Company and its subsidiaries (“American Express”) are subject to various claims, investigations, examinations, pending and potential legal actions, and other matters relating to compliance with laws and regulations (collectively, legal proceedings). During the last several years, as regulatory interest in credit card network pricing to merchants or terms of merchant rules and contracts has increased, American Express has responded to many inquiries from banking and competition authorities around the world. In addition, the Department of Justice and various merchants have initiated legal proceedings to challenge aspects of American Express’ card acceptance agreements with merchants on antitrust grounds.

In 2010, the DOJ, along with Attorneys General from Arizona, Connecticut, Hawaii (Hawaii has since withdrawn its claim), Idaho, Illinois, Iowa, Maryland, Michigan, Missouri, Montana, Nebraska, New Hampshire, Ohio, Rhode Island, Tennessee, Texas, Utah and Vermont filed a complaint in the U.S. District Court for the Eastern District of New York against American Express alleging a violation of Section 1 of the Sherman Antitrust Act. The complaint included allegations that provisions in American Express’ merchant agreements prohibiting merchants from steering a customer to use another network’s card or another type of general-purpose card (“anti-steering” and “non-discrimination” contractual provisions) violate the antitrust laws. The complaint sought a judgment permanently enjoining American Express from enforcing its non-discrimination contractual provisions. The complaint did not seek monetary damages.

Following a non-jury trial, the trial court found that the challenged provisions were anticompetitive and on April 30, 2015, the court issued a final judgment entering a permanent injunction. Following American Express’ appeal of this judgment, on September 26, 2016, the Court of Appeals for the Second Circuit reversed the trial court decision and judgment in favor of American Express was entered on January 25, 2017. Eleven of the 17 states that are party to the case filed a petition with the Supreme Court seeking a review of the Second Circuit’s decision. On October 16, 2017, the Supreme Court granted certiorari and oral argument was held on February 26, 2018 in the case, now captioned Ohio v. American Express Co.

In addition, individual merchant cases and a putative class action, which were consolidated in 2011 and collectively captioned In re: American Express Anti-Steering Rules Antitrust Litigation (II), are pending in the Eastern District of New York against American Express alleging that its anti-steering provisions in merchant card acceptance agreements violate U.S. antitrust laws. The individual merchant cases seek damages in unspecified amounts and injunctive relief.

In July 2004, American Express was named as a defendant in another putative class action filed in the Southern District of New York and subsequently transferred to the Eastern District of New York, captioned The Marcus Corporation v. American Express Co., et al., in which the plaintiffs allege an unlawful antitrust tying arrangement between certain of American Express’ charge cards and credit cards in violation of various state and federal laws. The plaintiffs in this action seek injunctive relief and an unspecified amount of damages.

In re: American Express Anti-Steering Rules Antitrust Litigation (II) and The Marcus Corporation v. American Express Co., et al., including a trial previously scheduled in the individual merchant cases, are stayed pending resolution of the appeal in Ohio v. American Express Co. Further proceedings are anticipated.

Individual merchants have also initiated arbitration proceedings raising similar claims concerning the anti-steering provisions in American Express’ card acceptance agreements and seeking damages. American Express vigorously defending against those claims, which are similarly stayed.

On March 8, 2016, plaintiffs B&R Supermarket, Inc. d/b/a Milam’s Market and Grove Liquors LLC, on behalf of themselves and others, filed a suit, captioned B&R Supermarket, Inc. d/b/a Milam’s Market, et al. v. Visa Inc., et al., for violations of the Sherman Antitrust Act, the Clayton Antitrust Act, California’s Cartwright Act and unjust enrichment in the United States District Court for the Northern District of California, against American Express Company, other credit and charge card networks, other issuing banks and EMVCo, LLC. Plaintiffs allege that the defendants, through EMVCo, conspired to shift liability for fraudulent, faulty and otherwise rejected consumer credit card transactions from themselves to merchants after the implementation of EMV chip payment terminals. Plaintiffs seek damages and injunctive relief. An amended complaint was filed on July 15, 2016. On September 30, 2016, the court denied American Express’ motion to dismiss as to claims brought by merchants who do not accept American Express cards, and on May 4, 2017, the California court transferred the case to the United States District Court for the Eastern District of New York.

Tax Matters

Federal Income Tax Consequences — General

The following is a discussion of material federal income tax consequences relating to the investment in a certificate offered hereunder. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular certificate owner in light of that certificate owner’s circumstances, and some certificate owners may be subject to special tax rules and limitations not discussed below. Further, certificate owners should be aware that this summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the certificates. Each prospective certificate owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

For purposes of this discussion, “U.S. person” means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term “U.S. certificate owner” means any U.S. person and any other person to the extent that the income attributable to its interest in a certificate is effectively connected with that person’s conduct of a U.S. trade or business.

Treatment of the Certificates as Debt

The transferor expresses in the pooling and servicing agreement the intent that for federal, state and local income and franchise tax purposes, the certificates will be debt secured by the receivables. The transferor, by entering into the pooling and servicing agreement, and each investor, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt for federal, state and local income and franchise tax purposes. However, the pooling and servicing agreement generally refers to the transfer of receivables as a “sale,” and because different criteria are used in determining the non-tax accounting treatment of the transaction, the transferor will treat the pooling and servicing agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the “IRS”) to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the transferor (“Special Tax Counsel”), is of the opinion that, under current law as in effect on the series closing date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the certificates offered hereunder will not constitute an ownership interest in the receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the certificates offered hereunder are debt for federal income tax purposes.

Description of Opinions

As more fully described in this “Tax Matters” section, Special Tax Counsel is of the opinion generally to the effect that the trust will not be subject to federal income tax, and further that the certificates will be characterized as debt for federal income tax purposes. Additionally, Special Tax Counsel is of the opinion generally to the effect that the statements set forth in this section, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

Special Tax Counsel has not been asked to opine on any other federal income tax matter, and the balance of this discussion does not purport to set forth any opinion of Special Tax Counsel concerning any other particular federal income tax matter. For example, the discussion of original issue discount below is a general discussion of federal income tax consequences relating to an investment in certificates that are treated as having original issue discount, which discussion Special Tax Counsel opines is correct in all material respects as described above; however, that discussion does not set forth any opinion as to whether any particular series of certificates will be treated as having original issue discount. Additionally, those matters as to which Special Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.

Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates. See “— State and Local Taxation” below.

This description of the substance of the opinions rendered by Special Tax Counsel is not intended as a substitute for an investor’s review of the remainder of this discussion of income tax consequences, or for consultation with its own advisors or tax return preparer.

Treatment of the Trust

General

The pooling and servicing agreement permits the issuance of certificates and certain other interests (including any collateral interest) in the trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the certificates and other interests (other than the original transferor certificate) in the trust were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the receivables and issued directly by the transferor (or other holders of the original transferor certificate). Under such a view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of the Transferor Certificates, the certificates and other interests in the trust were characterized as equity therein, the trust might be characterized as a separate entity owning the receivables, issuing its own debt, and jointly owned by the transferor (or other holders of the original transferor certificate) and any other holders of equity interests in the trust. However, Special Tax Counsel is of the opinion that, under current law as in effect on the series closing date, any such entity constituted by the trust will not be an association or publicly traded partnership taxable as a corporation.

Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership

Although, as described above, Special Tax Counsel is of the opinion that the certificates will properly be treated as debt for federal income tax purposes and that the trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the IRS and thus no assurance can be given that such treatment will prevail. Further, such opinion is made with respect to current law, which is subject to change. If the IRS were to contend successfully that some or all of the Transferor Certificates, the certificates or any other interests in the trust (including any collateral interest) were equity in the trust for federal income tax purposes, all or a portion of the trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because Special Tax Counsel is of the opinion that the certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a collateral interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

If the trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department under the publicly traded partnership provisions of the Internal Revenue Code could cause the trust to constitute a publicly traded partnership even if all holders of interests in publicly offered certificates are treated as holding debt. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered certificates as equity or by reason of the publicly traded partnership regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a “financial business”; however, whether the income of the trust would be so classified is unclear.

Under the Internal Revenue Code and the publicly traded partnership regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The transferor has taken and intends to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership by reason of interests in the trust other than the publicly traded certificates. However, certain of the actions that may be necessary for avoiding the treatment of such interests as “readily tradable on a secondary market (or the substantial equivalent thereof)” are not fully within the control of the transferor. As a result, there can be no assurance that the measures the transferor intends to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the publicly traded partnership regulations.

If the trust was treated as a partnership but nevertheless was not treated as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing taxable income of the transferor (or the holders of the original transferor certificate) and any certificate owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any certificate owners treated as partners would likely differ from that reportable by such certificate owners had they been treated as owning debt. For example, individual certificate owners could be subject to limitations on their ability to deduct their share of partnership expenses to the extent partnership expenses are treated as investment expenses; on the other hand, to the extent the partnership expenses are treated as allocable to a trade or business, the amount of interest expense deductions available to a certificate owner could be limited under the rules of Section 163(j) of the Internal Revenue Code. In addition, new audit rules for partnerships require taxes arising from audit adjustments to be paid by the entity rather than by its partners or members unless an entity elects otherwise. It is unclear to what extent these elections would be available to the trust and how any such elections would affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such election. In addition, if the trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any certificate owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a certificate owner.

If the arrangement created by the pooling and servicing agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related receivables. That tax could result in reduced distributions to certificate owners. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related certificate owners were treated as payments of interest thereon. In addition, distributions to certificate owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and certificate owners may not be entitled to any dividends received deduction in respect of such income).

Taxation of U.S. Certificate Owners

Interest and Original Issue Discount

Subject to the discussion in the immediately following paragraph, stated interest on a beneficial interest in a certificate will be includible in gross income in accordance with a U.S. certificate owner’s method of accounting. If the certificates are issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the

Internal Revenue Code will apply to the certificates. Under those provisions, a U.S. certificate owner (including a cash basis holder) generally would be required to accrue the original issue discount on its interest in a certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a certificate will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds a “de minimis” amount equal to 0.25 percent multiplied by the weighted average life of the certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the certificates is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of interests in the certificates. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a certificate is “unconditionally payable” and hence that all of such interest should be included in the certificate’s stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most certificate owners, but prospective U.S. certificate owners should consult their own tax advisers concerning the impact to them in their particular circumstances. The trust intends to take the position that interest on the certificates constitutes “qualified stated interest” and that the above consequences do not apply.

The transferor may sell all or a portion of certain classes of the certificates (including any tranche or subclass of certificates) to one or more of its affiliates, and may have the right while the certificates are so held, subject to certain conditions, to reset the interest rate on those certificates (such certificates, the “retained certificates”). The analysis of the accrual of stated interest on, and the application of the original issue discount provisions of the Internal Revenue Code with respect to, any retained certificates is not completely certain; however, absent an actual sale at a discount equal to or exceeding the applicable “de minimis” amount of original issue discount, the trust generally does not intend to treat retained certificates as having been issued with original issue discount. Certificate owners acquiring retained certificates should consult their advisers with respect to the reporting of interest income in respect of retained certificates, whether retained certificates will be treated as issued with original issue discount, and the effect of any such treatment on them.

Market Discount

A U.S. certificate owner who purchases an interest in a certificate at a discount that exceeds any unamortized original issue discount may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a certificate and partial principal payments on a certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a certificate that has market discount.

Market Premium

A U.S. certificate owner who purchases an interest in a certificate at a premium may elect to offset the premium against interest income over the remaining term of the certificate in accordance with the provisions of Section 171 of the Internal Revenue Code.

Sale or Exchange of Certificates

Upon a disposition of an interest in a certificate, a U.S. certificate owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. certificate owner’s adjusted basis in its interest in the certificate. A taxable exchange of a certificate could also occur as a result of the transferor’s substitution of money or investments for receivables. See “The Pooling and Servicing Agreement Generally — Defeasance” in this prospectus. Additionally, a U.S. certificate owner may recognize gain or loss as a result of any resetting of the interest rate payable on a retained certificate by the trust. The adjusted basis in the interest in the certificate will equal its cost, increased by any original issue discount or market discount includible in income with respect to the interest in the certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

3.8% Medicare Tax

Certain non-corporate U.S. certificate owners will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, less certain deductions. U.S. certificate owners should consult their tax advisors with respect to any consequences of this 3.8% Medicare tax.

Acceleration of Income for Certain U.S. Certificate Owners

Under recently enacted legislation, an accrual method U.S. certificate owner that prepares an “applicable financial statement” (as defined in Section 451 of the Internal Revenue Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally will be required to include certain items of income, including original issue discount and possibly de minimis original issue discount and market discount, in gross income no later than the time such amounts are reflected on such a financial statement. (The application of this rule to income of a debt instrument with original issue discount is effective for taxable years beginning after December 31, 2018.) This could result in an acceleration of income recognition for income items differing from the above description. Prospective investors are urged to consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Foreign Certificate Owners

Under U.S. federal income tax law now in effect, payment of interest by the trust to a certificate owner who, for U.S. federal income tax purposes, is a nonresident alien individual or a foreign corporation (a “foreign person”), generally will be considered “portfolio interest” and generally will not be subject to U.S. federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, unless:

(i) the foreign person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the transferor entitled to vote (or of a profits or capital interest in the trust if characterized as a partnership),

(ii) the foreign person is a controlled foreign corporation that is related to the transferor (or the trust if treated as a partnership) through stock ownership,

(iii) the foreign person is a bank receiving interest described in Internal Revenue Code Section 881(c)(3)(A),

(iv) such interest is contingent interest described in Internal Revenue Code Section 871(h)(4), or

(v) the foreign person bears certain relationships to any holder of either (x) the original transferor certificate other than the transferor or (y) any other interest in the trust not properly characterized as debt.

To qualify for the exemption from taxation, the withholding agent, who generally is the last U.S. person in the chain of payment prior to payment to a foreign person, must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that:

(i) is signed by the foreign person under penalties of perjury,

(ii) certifies that the foreign person is not a U.S. person, and

(iii) provides the name and address of, and certain additional information concerning, the foreign person.

The statement generally may be made on a Form W-8BEN or Form W-8BEN-E (or substantially similar substitute form), and the foreign person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement generally must be accompanied by a Form W-8BEN or Form W-8BEN-E (or substitute form) provided by the foreign person to the organization or institution holding the certificate on behalf of the foreign person. If interest is not portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated under an applicable tax treaty or interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

Generally, any gain or income realized by a foreign person upon retirement or disposition of an interest in a certificate will not be subject to U.S. federal income tax, provided that:

(i) in the case of a certificate owner that is an individual, such certificate owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs,

(ii) in the case of gain representing accrued interest, the conditions for exemption from withholding described above are satisfied, and

(iii) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person.

Certain exceptions may be applicable, and an individual foreign person is cautioned to consult a tax advisor.

If the certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. certificate owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. certificate owner would be required to file a U.S. federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to, or amounts realized on a disposition of a certificate by, a foreign partner. That withholding may be at a rate as high as the highest applicable marginal rate. If some or all of the certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. certificate owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

The U.S. Treasury Department has issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Certificate owners are cautioned to consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

Backup Withholding and Information Reporting

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a certificate, may be subject to “backup withholding” tax under the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s U.S. federal income tax, provided that appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. Certificate owners are cautioned to consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

Foreign Account Tax Compliance Act

Holders of interests in certificates that are not United States persons should be aware of recent legislation commonly known as FATCA and related administrative guidance that impose a 30% United States withholding tax on certain payments (including interest payments in respect of certificates and, beginning January 1, 2019, gross proceeds, including the return of principal, from the sale or other disposition, including redemptions, of certificates) made to a non-United States entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to certify that it has no such accounts or owners. Various exceptions are provided under the legislation and related administrative guidance. To comply with the requirements of FATCA, the trustee or the paying agent may, in appropriate circumstances, require holders of interests in certificates to provide information and tax documentation regarding their direct and indirect owners. The trust will not be obligated to pay any additional amounts to “gross up” payments to holders of interests in certificates as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges with respect to payments in respect of the certificates. Prospective investors should consult their own tax advisors regarding the application and impact of FATCA based upon their particular circumstances.

State and Local Taxation

The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the certificates under any state or local tax law. Each investor is cautioned to consult its own tax advisor regarding state and local tax consequences.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a Plan from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, collectively, “parties in interest,” with respect to the Plan. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

Moreover, prohibited transactions could also arise if the trust assets were deemed to constitute “plan assets” of any Plan that owned certificates. The Department of Labor has issued a final regulation, referred to as the plan asset regulation, concerning the definition of what constitutes “plan assets” of a Plan subject to ERISA or Section 4975 of the Internal Revenue Code. Under the plan asset regulation, the assets and properties of corporations, partnerships and certain other entities in which a Plan makes an investment in an “equity interest” could be deemed to be “plan assets” of the Plan in certain circumstances. Accordingly, if Plans (or other entities whose assets include “plan assets”) purchase certificates, the trust could be deemed to hold “plan assets” and result in non-exempt prohibited transactions, unless either of the following exceptions applies.

Publicly-Offered Security

The first exception applies to a “publicly-offered security.” A publicly-offered security is a security that is:

(i) freely transferable,

(ii) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who are independent of the issuer and of one another, and

(iii) either is:

(A) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or

(B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

For purposes of the 100 independent investor criterion, each class of certificates should be deemed to be a “class” of securities that would be tested separately from any other securities that may be issued by the trust.

The Department of Labor Authorization

In addition, a second exception may be available. On July 16, 2000, the Department of Labor authorized Centurion and RFC II (as the transferors to the trust at the time) to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code available under Prohibited Transaction Class Exemption 96-62 relating to (i) the initial purchase, the holding and the subsequent resale by Plans of classes of senior certificates representing an undivided interest in a credit card trust with respect to which Centurion, RFC II or any of their affiliates is the sponsor, and (ii) the servicing, operation and management of such trust if, in either case, the general conditions and certain other conditions set forth in the authorization are satisfied.

The authorization will apply to the acquisition, holding and resale of senior certificates by, on behalf of or with “plan assets” of a Plan if the conditions are met.

Among the conditions that must be satisfied for the authorization to apply are the following:

(a) the acquisition of the senior certificates by a Plan is on terms (including the price for such senior certificates) that are at least as favorable to the investing Plan as they would be in an arm’s-length transaction with an unrelated party;

(b) the rights and interests evidenced by the senior certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

(c) the senior certificates acquired by the Plan have received a rating at the time of such acquisition that is either in one of the two highest generic rating categories from a Rating Agency or, for senior certificates that have a maturity of one year or less, the highest short-term generic rating category from a Rating Agency; provided that, notwithstanding such rating, credit support is provided to the senior certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the senior certificates at the time of such acquisition;

(d) the trustee is not an affiliate of any member of the restricted group (as defined below);

(e) the sum of all payments made to and retained by the underwriters in connection with the distribution of the senior certificates represents not more than reasonable compensation for underwriting such senior certificates; the consideration received by the transferor as a consequence of the assignment of receivables to the trust, to the extent allocable to the senior certificates, represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer, to the extent allocable to the senior certificates, represents not more than reasonable compensation for the servicer’s services under the related supplement to the pooling and servicing agreement and reimbursement of the servicer’s reasonable expenses in connection therewith;

(f) the Plan investing in the senior certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act;

(g) the trustee is a substantial financial institution or trust company experienced in trust activities; is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA; and, as the legal owner of (or holder of a perfected security interest in) the receivables, enforces all the rights created in favor of the certificateholders, including Plans;

(h) prior to the issuance of any new series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the senior certificates held by any Plan pursuant to the authorization;

(i) to protect against fraud, chargebacks or other dilution of the receivables, the pooling and servicing agreement and the Rating Agencies require the transferor to maintain a transferor’s interest of not less than 2% of the principal balance of the receivables contained in the trust;

(j) each receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the pooling and servicing agreement, and the pooling and servicing agreement requires that any change in the terms of the cardholder agreements must be made applicable to a comparable segment of accounts which are owned or serviced by Centurion, RFC II or any of their affiliates and are part of the same program or have the same or substantially similar characteristics. The pooling and servicing agreement complies with this condition by specifying that any such change either must be required by law, or, if not so required, must not have a material adverse effect on the trust or the certificateholders;

(k) the pooling and servicing agreement must limit the number of receivables in newly originated accounts to be designated to the trust, without the Rating Agencies’ prior written consent, to the following amounts: (i) with respect to any three-month period, 15% of the number of existing accounts designated to the trust as of the first day of such period, and (ii) with respect to any twelve-month period, 20% of the number of existing accounts designated to the trust as of the first day of such twelve-month period. The pooling and servicing agreement complies with this condition by specifying that the Rating Agencies’ prior written consent is required for any designation of newly originated accounts to the trust;

(l) the pooling and servicing agreement requires the transferor to deliver an opinion of counsel semiannually confirming the validity and perfection of the transfer of receivables in newly originated accounts to the trust if such an opinion is not delivered with respect to each interim addition; and

(m) the pooling and servicing agreement requires the transferor and the trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then-current rating of the senior certificates as a result of (i) a proposed transfer of receivables in newly originated accounts to the trust, or (ii) will have resulted from the transfer of receivables in all newly originated accounts added to the trust during the preceding three-month period (beginning at quarterly intervals specified in the pooling and servicing agreement and ending in the calendar month prior to the date such confirmation is issued); provided that a rating agency confirmation shall not be required under clause (ii) for any three-month period in which any transfers of newly originated accounts occurred only after receipt of prior rating agency confirmation pursuant to clause (i) above. This condition is complied with because the pooling and servicing agreement currently in effect permits the transferor to transfer newly originated accounts to the trust only in compliance with clause (i) above.

The trust also must meet the following requirements:

(1) the corpus of the trust must consist only of receivables of the type which have been included in other investment pools;

(2) certificates evidencing interests in such other investment pools have been rated in one of the two highest generic rating categories by at least one of the rating agencies for at least one year prior to the Plan’s acquisition of senior certificates; and

(3) certificates evidencing an interest in such other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of senior certificates.

Moreover, the authorization provides relief from certain self-dealing/ conflict-of-interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire senior certificates if the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that among other requirements:

(1) in the case of an acquisition in connection with the initial issuance of senior certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group;

(2) such fiduciary (or its affiliate) is an obligor with respect to 0.5% or less of the fair market value of the obligations contained in the trust;

(3) the Plan’s investment in senior certificates does not exceed 25% of all of the senior certificates outstanding after the acquisition; and

(4) no more than 25% of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The authorization does not apply to Plans sponsored by the “restricted group” which consists of the transferor, any underwriter of the senior certificates, the trustee, the servicer, any obligor with respect to obligations included in the trust constituting more than 0.5% of the fair market value of the aggregate undivided interest in the trust allocated to the senior certificates of a series, determined on the date of the initial issuance of such series, or any affiliate of any such party.

The DOL has designated this authorization as an “underwriter exemption.” As a result, an insurance company investing solely assets of its general account may be able to acquire and hold certain subordinated certificates of a series; provided that (i) the senior certificates of that series are eligible for relief under the authorization and (ii) such acquisition and holding satisfies the conditions applicable under Sections I and III of DOL PTCE 95-60.

The transferor believes that the authorization will apply to the acquisition and holding of the Class A certificates by Plans and that all conditions of the authorization, other than those that are within the control of the investors, will be met.

Moreover, as discussed above, while Special Tax Counsel has given its opinion that the certificates will properly be treated as debt for federal income tax purposes, if any certificates are treated as equity interests in a partnership in which other certificates are debt, all or part of a tax-exempt investor’s share of income from the certificates that are treated as equity could be treated as unrelated debt-financed income under the Internal Revenue Code taxable to the investor.

Class A Certificates

Subject to the considerations described above, the Class A certificates may be purchased by, on behalf of, or with “plan assets” of any Plan. Any Plan fiduciary that proposes to cause a Plan to acquire any of the Class A certificates should consult with its counsel with respect to the potential consequences of the Plan’s acquisition and ownership of such Class A certificates under ERISA and the Internal Revenue Code.

Class B Certificates

The Class B certificates may not be acquired or held by, on behalf of, or with “plan assets” of any Plan other than insurance companies investing solely assets of their general accounts. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be, and is not acquiring the Class B certificates with “plan assets” of, a Plan or (ii) it is an insurance company, it acquired and will hold the Class B certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. Each person that proposes to cause an insurance company to acquire any of the Class B certificates should consult with its counsel with respect to the potential consequences of the acquisition and ownership of such Class B certificates under ERISA and the Internal Revenue Code.

Class A Certificates and Class B Certificates

In addition, if Class A certificates or Class B certificates (or any interest therein) are acquired by a Plan or are acquired with “plan assets” of any Plan, then the Plan, and the fiduciary of the Plan acquiring such certificates on behalf of the Plan or with such plan assets (the “Independent Plan Fiduciary”) will be deemed to represent and warrant by such acquisition of Class A certificates or Class B certificates (or interest therein) that the decision to acquire the Class A certificates or Class B certificates (or interest therein) has been made by the Independent Plan Fiduciary and the Independent Plan Fiduciary is an “independent fiduciary with financial expertise” as described in 29 C.F.R. Section 2510.3-21(c)(1). Specifically, this requires the Plan and Independent Plan Fiduciary to represent and warrant that:

(i) The issuing entity, the transferor, the account owner, the underwriters and the trustee (collectively, the “Transaction Parties”) have not provided nor will provide advice with respect to the acquisition of the Class A certificates or Class B certificates by the Plan, other than to the Independent Plan Fiduciary which is independent of the Transaction Parties, and the Independent Plan Fiduciary either:

(a) is a bank as defined in Section 202 of the U.S. Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a U.S. state or U.S. federal agency;

(b) is an insurance carrier which is qualified under the laws of more than one U.S. state to perform the services of managing, acquiring or disposing of assets of a plan;

(c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the U.S. state in which it maintains its principal office and place of business;

(d) is a broker-dealer registered under the U.S. Securities Exchange Act of 1934, as amended; or

(e) holds, or has under its management or control, total assets of at least U.S. $50 million (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is an individual directing his or her own individual retirement account or plan account or relative of such individual);

(ii) The Independent Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of the Class A certificates and the Class B certificates;

(iii) The Independent Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Internal Revenue Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Class A certificates and the Class B certificates;

(iv) None of the Transaction Parties has exercised any authority to cause the Plan to invest in the Class A certificates or Class B certificates or to negotiate the terms of the Plan’s investment in the Class A certificates or Class B certificates; and

(v) The Independent Plan Fiduciary has been informed by the Transaction Parties:

(a) that none of the Transaction Parties are undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the Plan’s acquisition of the Class A certificates or the Class B certificates; and

(b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of the Class A certificates or the Class  B certificates, as disclosed in this prospectus.

Consultation With Counsel

In light of the foregoing, fiduciaries of Plans (including any Independent Plan Fiduciary), or other entities whose assets include “plan assets” considering the purchase of Class A certificates or Class B certificates, should consult their own counsel as to whether the acquisition of such Class A certificates or Class B certificates would constitute or result in a prohibited transaction, whether trust assets which are represented by such Class A certificates or Class B certificates would be considered “plan assets,” the consequences that would apply if the trust assets were considered “plan assets,” the applicability of exemptive relief from the prohibited transaction rules under the two exceptions described above or otherwise, the nature of the responsibilities of the Transaction Parties and the responsibilities of the Plan Fiduciary, and the applicability of the tax on unrelated business income and unrelated debt-financed income.

Finally, such fiduciaries of Plans and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan’s particular circumstances before authorizing an investment of a portion of the Plan’s assets in the Class A certificates or Class B certificates. Accordingly, among other factors, fiduciaries of Plans and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan’s governing instruments, (iii) is prudent in light of the “Risk Factors” discussed in this prospectus and (iv) where applicable, satisfies the requirements of any other applicable law.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement among the transferor, AENB and the underwriters of the Class A certificates named below and the underwriters of the Class B certificates named below, the transferor has agreed to cause the trust to sell to the underwriters, and the underwriters have agreed to purchase, the principal amount of the Class A certificates and Class B certificates set forth opposite their names:

Underwriters of the Class A Certificates	Aggregate Principal Amount of Class A Certificates
Citigroup Global Markets Inc.	$	[●]
MUFG Securities Americas Inc.		[●]
RBC Capital Markets, LLC		[●]
Wells Fargo Securities, LLC		[●]
[●]		[●]
[●]		[●]
[●]		[●]
[●]		[●]
[●]		[●]
[●]		[●]

Total		$500,000,000

Underwriters of the Class B Certificates	Aggregate Principal Amount of Class B Certificates
Citigroup Global Markets Inc.	$	[●]
MUFG Securities Americas Inc.		[●]
RBC Capital Markets, LLC		[●]
Wells Fargo Securities, LLC		[●]

Total		$18,679,000

If the Initial Invested Amount is increased or decreased as discussed under “Series Provisions” in this prospectus, the amounts set forth above will be adjusted.

TRS, an affiliate of the transferor, may purchase directly all or a portion of the Class B certificates upon initial issuance and, at a subsequent date, may sell all or a portion of those certificates in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. In connection with any such sale, TRS may be deemed to be an underwriter of the Class B certificates under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the Class B certificates may be deemed to be underwriting discounts and commissions. However, upon initial issuance, there will be no underwriting arrangement for any Class B certificates purchased directly by TRS.

The underwriting agreement provides that the obligation of the Class A underwriters to pay for and accept delivery of the Class A certificates and the obligation of the Class B underwriters to pay for and accept delivery of the Class B certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Series 2018-5 certificates offered hereby will be issued if any are issued. Offering expenses are estimated to be $550,000.

The Class A underwriters propose initially to offer the Class A certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [●]% of the principal amount of the Class A certificates. The Class A underwriters may allow, and such dealers may reallow, concessions not in excess of [●]% of the principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

The Class B underwriters propose initially to offer the Class B certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [●]% of the principal amount of the Class B certificates. The Class B underwriters may allow, and such dealers may reallow, concessions not in excess of [●]% of the principal amount of the Class B certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series 2018-5 certificates in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Series 2018-5 certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series 2018-5 certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series 2018-5 certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate-covering transactions and penalty bids may cause the prices of the Series 2018-5 certificates to be higher than they would be in the absence of such transactions. Neither the transferor nor any of the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with the transferor, TRS, AENB or any of their affiliates.

AENB, on behalf of itself and RFC III, will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

Offering Restrictions

Each underwriter of these Series 2018-5 certificates has agreed that:

•

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, or the FSMA, with respect to anything done by it in relation to any Series 2018-5 certificates in, from or otherwise involving the United Kingdom;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Series 2018-5 certificates in circumstances in which Section 21(1) of the FSMA does not apply to the trust or the transferor; and

•

it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Series 2018-5 certificates to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive.

Legal Matters

Certain legal matters relating to the certificates will be passed upon for AENB and the trust by Timothy J. Heine, Managing Counsel of TRS, and certain legal matters relating to the certificates will be passed upon for RFC III and the trust by David Carroll, Senior Counsel of American Express Company. Mr. Heine and Mr. Carroll each own or have the right to acquire a number of shares of common stock of American Express which in the aggregate is equal to less than 0.05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the transferor and the trust by Orrick, Herrington & Sutcliffe LLP. Certain legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the federal income tax consequences of the issuance of the certificates and certain other matters relating thereto will be passed upon for the transferor by Orrick, Herrington & Sutcliffe LLP. In addition, opinions relating to the legality of the certificates and to federal income tax matters with respect to the issuance of the certificates have been provided by Orrick, Herrington & Sutcliffe LLP and filed as exhibits to the registration statement relating to the certificates.

Reports to Certificateholders

Monthly reports containing information on the certificates and the collateral securing the certificates will be filed with the SEC to the extent required by the SEC. These reports will not be sent to certificateholders. See “Description of the Certificates — Book-Entry Registration,” “The Pooling and Servicing Agreement Generally — Evidence as to Compliance” and “Series Provisions — Reports” in this prospectus.

Investor Communications

The transferor will include in each monthly distribution report on Form 10-D any request received during the applicable reporting period from an investor to communicate with other investors related to investors exercising their rights under the terms of the pooling and servicing agreement. The information will include the name of the investor making the request, the date the request was received, a statement from the transferor regarding the receipt of such request stating that such investor is interested in communicating with other investors with regard to the possible exercise of rights under the pooling and servicing agreement and a description of the method other investors may use to contact the requesting investor. The transferor will be responsible for any expenses in connection with the filing of the monthly distribution reports on Form 10-D.

If any requesting investor is a record holder of certificates at the time of such request to communicate, such investor will not be required to provide verification of ownership. If the investor is not a record holder of certificates (including if such investor owns a beneficial interest in a certificates in book-entry form), such investor will be required to provide a (i) written certification that it is a beneficial owner of certificates and (ii) one other form of documentation, such as a trade confirmation, an account statement, a letter from a broker or dealer or similar document to verify that the investor is, in fact, a beneficial owner of certificates.

Where You Can Find More Information

We have filed a registration statement on Form SF-3 relating to the certificates with the SEC and have met the registrant requirements set forth in General Instruction I.A.1. to Form SF-3. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual reports on Form 10-K, monthly distribution reports on Form 10-D and current reports on Form 8-K.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 am and 3:00 pm. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet Web site (http://www.sec.gov). Our SEC filings may be located by using the SEC Central Index Key (“CIK”) for American Express Credit Account Master Trust, 0001003509.

Reports that are filed with the SEC by the servicer pursuant to the Securities Exchange Act of 1934, as amended, may be accessed by any investor, free of charge, through an Internet Web site at http://ir.americanexpress.com/Credit-Account-Master-Trust/Index?KeyGenPage=208667. In the event this Internet Web site is temporarily unavailable, TRS will provide to investors electronic or paper copies of such reports free of charge upon request. For purposes of any electronic version of this prospectus, the URL in this paragraph is an inactive textual reference only. We have taken steps to ensure that the URL in this paragraph was inactive at the time we created any electronic version of this prospectus.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

All monthly distribution reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the issuing entity prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285-4405, Attention: Secretary; (212) 640-5583.

Forward-Looking Statements

In this prospectus and in the documents incorporated herein by reference, we may communicate statements relating to the future performance of, or the effect of various circumstances on, the transferor, the account owner and their affiliates, the issuing entity or your certificates that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and represent only our beliefs and expectations regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. The actual outcomes may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. These statements may relate to, among other things, effects of the current economic environment, effects of insolvency, arbitration or litigation proceedings and effects of legislation or regulatory actions. Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, market conditions, interest rate fluctuations, competitive product and pricing pressures, consumer bankruptcies and inflation; technological change; the impact of current, pending or future legislation and regulation (including the Dodd-Frank Act and regulatory changes specifically intended to address financial markets in the current economic downturn, capital requirements and liquidity reserves, securitizations, sales of financial assets and credit origination, billing and collection practices), changes in fiscal, monetary, regulatory, accounting and tax policies; monetary fluctuations; and success in gaining regulatory approvals when required, as well as other risks and uncertainties, including, but not limited to, those described in “Risk Factors” in this prospectus. The recent financial market and other conditions beyond our control have increased uncertainty regarding future economic conditions and may increase the risk that actual results may differ from those expected. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Glossary of Defined Terms

“Additional Accounts” are any accounts in the Total Portfolio that are designated to the trust pursuant to an addition.

“Adjusted Invested Amount” for any date of determination means the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount and the Collateral Invested Amount as of such date.

“Adverse Effect” means, with respect to any action, that such action will (a) result in the occurrence of a Pay-Out Event or a Reinvestment Event or (b) materially adversely affect the amount or timing of distributions to be made to the investor certificateholders of any series or class under the pooling and servicing agreement.

“Aggregate Addition Accounts” means revolving credit or other charge or credit accounts established pursuant to a revolving credit agreement or other charge or credit agreement, respectively, between the account owner and the person or persons obligated to make payments thereunder, excluding any merchant, which is designated by such account owner to be included as an account.

“ARR Representations and Warranties” means the representations and warranties set forth as an exhibit to the asset representations review agreement.

“Available Principal Collections” means, with respect to any Monthly Period, an amount equal to the sum of:

(i) the Principal Allocation Percentage of the Series Allocation Percentage of all collections of principal receivables received during such Monthly Period (minus certain Reallocated Principal Collections used to fund the Class A Required Amount, the Class B Required Amount and the Collateral Senior Required Amount),

(ii) any Shared Principal Collections with respect to other principal sharing series that are allocated to Series 2018-5 and

(iii) certain other amounts which pursuant to the Series 2018-5 supplement are to be treated as Available Principal Collections with respect to the related Distribution Date.

“Available Reserve Account Amount” means, on each Distribution Date, the amount available to be withdrawn from the Reserve Account equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

“Average Rate” means, with respect to any group, the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding series (or each class within a series consisting of more than one class) within such group obtained by multiplying:

(a) the certificate rate for such series or class (adjusted to take into account any payments received or payable pursuant to any interest rate agreements), and

(b) a fraction:

(i) the numerator of which is the aggregate unpaid principal amount of the certificates of such series or class, and

(ii) the denominator of which is the aggregate unpaid principal amount of all certificates within such group.

“Base Rate” means, for any Monthly Period, the annualized percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•

the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest (calculated as if the Class B Invested Amount equals the outstanding principal balance of the Class B certificates), the Collateral Senior Minimum Monthly Interest and the Monthly Servicing Fee for the Series 2018-5 certificates and for the Collateral Interest for the related Distribution Date, and

•	the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

“Business Day” means, for purposes of this prospectus (unless otherwise indicated), any day other than (a) a Saturday or Sunday, or (b) any other day on which banking institutions in New York, New York or any other state in which the principal executive offices of AENB, any other account owner or the trustee are located, are authorized or are obligated by law or executive order to be closed.

“Class A Additional Interest” means an amount paid on each Distribution Date, if applicable, equal to the product of:

(i) the actual number of days in the related Interest Period divided by 360,

(ii) the Class A certificate rate for that Interest Period plus 2.0% per year, and

(iii) the amount payable on interest amounts that were due but not distributed to the Class A certificateholders on a prior Distribution Date.

“Class A Adjusted Invested Amount” for any date of determination means an amount equal to the Class A Invested Amount minus the funds on deposit in the Principal Funding Account (up to the Class A Invested Amount) on such date.

“Class A Available Funds” means, with respect to any Monthly Period, an amount equal to the sum of:

(i) the Class A Floating Percentage of Reallocated Investor Finance Charge Collections allocated to the Series 2018-5 certificates and the Collateral Interest with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2018-5 in accordance with the pooling and servicing agreement and the Series 2018-5 supplement),

(ii) if such Monthly Period relates to a Distribution Date with respect to the Controlled Accumulation Period, the Class A Floating Percentage of net investment earnings, if any, in the Principal Funding Account for such Distribution Date,

(iii) amounts, if any, to be withdrawn from the Reserve Account that must be included in Class A Available Funds pursuant to the Series 2018-5 supplement with respect to the related Distribution Date.

“Class A Floating Percentage” means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•

the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Class A Initial Invested Amount), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first Monthly Period, the Initial Invested Amount).

“Class A Initial Invested Amount” means $500,000,000, subject to increase or decrease as discussed under “Series Provisions” in this prospectus.

“Class A Invested Amount” for any date of determination means an amount equal to:

(i) the Class A Initial Invested Amount, minus

(ii) the amount of principal payments made to the Class A certificateholders on or prior to such date, minus

(iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date; plus

(iv) the principal amount of any additional Class A certificates issued after the initial issuance;

provided, however, that the Class A Invested Amount may not be reduced below zero.

“Class A Investor Charge-Off” has the meaning described in “Series Provisions — Defaulted Receivables; Investor Charge-Offs — Class A Investor Charge-Offs” in this prospectus.

“Class A Investor Default Amount” means, for any Distribution Date, the portion of the Investor Default Amount allocated to the Class A certificates in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Distribution Date.

“Class A Monthly Interest” means, for any Distribution Date, an amount equal to the product of:

(i) the actual number of days in the related Interest Period divided by 360,

(ii) the Class A certificate rate in effect for that Interest Period, and

(iii) the outstanding principal amount of the Class A certificates as of the preceding Record Date;

provided, however, that for the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the initial principal amount of the Class A certificates at the Class A certificate rate for the initial Interest Period.

“Class A Outstanding Monthly Interest” means, for any Distribution Date, the amount of Class A Monthly Interest previously due but not paid to Class A certificateholders on a prior Distribution Date.

“Class A Principal Percentage” means, with respect to any Monthly Period:

•	during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Class A Initial Invested Amount), and

(ii) the denominator of which is the Invested Amount as of such day (or, with respect to the first Monthly Period, the Initial Invested Amount), and

•	during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Class A Invested Amount as of the end of the Revolving Period, and

(ii) the denominator of which is the Invested Amount as of such day.

“Class A Required Amount” means, for any Determination Date, the amount equal to:

(i) Class A Monthly Interest for the related Distribution Date, plus

(ii) any Class A Outstanding Monthly Interest, plus

(iii) any Class A Additional Interest, plus

(iv) if TRS or an affiliate is no longer the servicer, the Class A Servicing Fee for the related Distribution Date and any unpaid Class A Servicing Fee, plus

(v) the Class A Investor Default Amount, if any, for the related Distribution Date, minus

(vi) Class A Available Funds for the related Monthly Period.

“Class A Servicing Fee” has the meaning described in “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus.

“Class B Additional Interest” means an amount paid on each Distribution Date, if applicable, equal to the product of:

(i) the actual number of days in the related Interest Period divided by 360,

(ii) the Class B certificate rate for that Interest Period plus 2.0% per year, and

(iii) the amount payable on interest amounts that were due but not distributed to the Class B certificateholders on a prior Distribution Date.

“Class B Adjusted Invested Amount” for any date of determination means an amount equal to the Class B Invested Amount minus the funds on deposit in the Principal Funding Account (up to the Class B Invested Amount) on such date.

“Class B Available Funds” means, with respect to any Monthly Period, an amount equal to the sum of:

(i) the Class B Floating Percentage of Reallocated Investor Finance Charge Collections allocated to the Series 2018-5 certificates and the Collateral Interest with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2018-5 in accordance with the pooling and servicing agreement and the Series 2018-5 supplement), and

(ii) if such Monthly Period relates to a Distribution Date with respect to the Controlled Accumulation Period, the Class B Floating Percentage of net investment earnings, if any, in the Principal Funding Account for such Distribution Date.

“Class B Floating Percentage” means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•

the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Class B Initial Invested Amount), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first Monthly Period, the Initial Invested Amount).

“Class B Initial Invested Amount” means $18,679,000, subject to increase or decrease as discussed under “Series Provisions” in this prospectus.

“Class B Invested Amount” for any date of determination means an amount equal to:

(i) the Class B Initial Invested Amount, minus

(ii) the amount of principal payments made to Class B certificateholders on or prior to such date, minus

(iii) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus

(iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), minus

(v) an amount equal to the amount by which the Class B Invested Amount has been reduced to cover the Class A Investor Default Amount on all prior Distribution Dates as described under “Series Provisions — Defaulted Receivables; Investor Charge-Offs” in this prospectus, plus

(vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted as described in clauses (iii), (iv) and (v) above; plus

(vii) the principal amount of any additional Class B certificates issued after the initial issuance;

provided, however, that the Class B Invested Amount may not be reduced below zero.

“Class B Investor Charge-Off” has the meaning described in “Series Provisions — Defaulted Receivables; Investor Charge-Offs — Reductions in Class B Invested Amount and Collateral Invested Amount” in this prospectus.

“Class B Investor Default Amount” means, for any Distribution Date, the portion of the Investor Default Amount allocated to the Class B certificates in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Distribution Date.

“Class B Monthly Interest” means, for any Distribution Date, an amount equal to the product of:

(i) the actual number of days in the related Interest Period divided by 360,

(ii) the Class B certificate rate in effect for that Interest Period, and

(iii) the Class B Invested Amount as of the preceding Record Date;

provided, however, that for the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the initial principal amount of the Class B certificates at the Class B certificate rate for the initial Interest Period.

“Class B Outstanding Monthly Interest” means, for any Distribution Date, the amount of Class B Monthly Interest previously due but not paid to Class B certificateholders on a prior Distribution Date.

“Class B Principal Percentage” means, with respect to any Monthly Period:

•	during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Class B Initial Invested Amount), and

(ii) the denominator of which is the Invested Amount as of such day (or, with respect to the first Monthly Period, the Initial Invested Amount), and

•	during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Class B Invested Amount as of the end of the Revolving Period, and

(ii) the denominator of which is the Invested Amount as of such day.

“Class B Required Amount” means, for any Determination Date, the amount equal to:

(i) Class B Monthly Interest for the related Distribution Date, plus

(ii) any Class B Outstanding Monthly Interest, plus

(iii) any Class B Additional Interest, plus

(iv) if TRS or an affiliate is no longer the servicer, the Class B Servicing Fee for the related Distribution Date and any unpaid Class B Servicing Fee, plus

(v) the Class B Investor Default Amount, if any, for the related Distribution Date, minus

(vi) Class B Available Funds for the related Monthly Period.

“Class B Servicing Fee” has the meaning described in “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus.

“Collateral Available Funds” means, for any Monthly Period, an amount equal to the Collateral Floating Percentage of Reallocated Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2018-5 in accordance with the pooling and servicing agreement and the Series 2018-5 supplement).

“Collateral Charge-Off” has the meaning described in “Series Provisions — Defaulted Receivables; Investor Charge-Offs — Reductions in Class B Invested Amount and Collateral Invested Amount” in this prospectus.

“Collateral Default Amount” means, with respect to any Distribution Date, the product of the Investor Default Amount for such Distribution Date and the Collateral Floating Percentage.

“Collateral Floating Percentage” means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•

the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Collateral Initial Invested Amount), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first Monthly Period, the Initial Invested Amount).

“Collateral Initial Invested Amount” means $56,036,000, subject to increase or decrease as discussed under “Series Provisions” in this prospectus.

“Collateral Interest” means an uncertificated interest in the trust assets that is subordinated to, and serves as credit enhancement for, the Series 2018-5 certificates.

“Collateral Interest Servicing Fee” has the meaning described in “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus.

“Collateral Invested Amount” for any date of determination means an amount equal to:

(i) the Collateral Initial Invested Amount, minus

(ii) the amount of principal payments made to the holder of the Collateral Interest on or prior to such date, minus

(iii) the aggregate amount of Collateral Charge-Offs for all prior Distribution Dates, minus

(iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates, minus

(v) an amount equal to the amount by which the Collateral Invested Amount has been reduced to cover the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under “Series Provisions — Defaulted Receivables; Investor Charge-Offs” in this prospectus, plus

(vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted as described in clauses (iii), (iv) and (v) above; plus

(vii) the principal amount of any additional Collateral Interest issued after the initial issuance;

provided, however, that the Collateral Invested Amount may not be reduced below zero.

“Collateral Principal Percentage” means, with respect to any Monthly Period:

•	during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Collateral Initial Invested Amount), and

(ii) the denominator of which is the Invested Amount as of such day (or, with respect to the first Monthly Period, the Initial Invested Amount), and

•	during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(i) the numerator of which is the Collateral Invested Amount as of the end of the Revolving Period, and

(ii) the denominator of which is the Invested Amount as of such day.

“Collateral Senior Additional Interest” means, for any Distribution Date, additional interest on Collateral Senior Minimum Monthly Interest due but not paid to the holder of the Collateral Interest in respect of the Collateral Senior Invested Amount on a prior Distribution Date at a rate equal to the Collateral Senior Minimum Interest Rate.

“Collateral Senior Initial Invested Amount” means $37,357,000, subject to increase or decrease as discussed under “Series Provisions” in this prospectus.

“Collateral Senior Invested Amount” for any date of determination means an amount equal to the Collateral Senior Initial Invested Amount minus the aggregate amount of principal payments made to the holders of the Collateral Interest in respect of the Collateral Senior Invested Amount on all prior Distribution Dates (or, in the case of the first Distribution Date, as of the closing date).

“Collateral Senior Minimum Interest Rate” means an annual rate specified in the agreement among RFC III, TRS and the holder of the Collateral Interest relating to the transfer of the Collateral Interest from RFC III to the holder of the Collateral Interest, which rate will not exceed LIBOR for one-month United States dollar deposits, determined as of the related LIBOR Determination Date, plus [●]%.

“Collateral Senior Minimum Monthly Interest” means, for any Distribution Date, an amount equal to the product of:

(i) the actual number of days in the related Interest Period divided by 360,

(ii) the Collateral Senior Minimum Interest Rate in effect for that Interest Period, and

(iii) the Collateral Senior Invested Amount.

“Collateral Senior Outstanding Minimum Monthly Interest” means, for any Distribution Date, the amount of Collateral Senior Minimum Monthly Interest previously due but not paid to the holder of the Collateral Interest on a prior Distribution Date.

“Collateral Senior Required Amount” means, for any Determination Date, the amount equal to the excess of the sum of:

(i) if TRS or an affiliate is no longer the servicer, the Collateral Interest Servicing Fee for the related Distribution Date and any unpaid Collateral Interest Servicing Fee, plus

(ii) Collateral Senior Minimum Monthly Interest for the related Distribution Date, plus

(iii) any Collateral Senior Outstanding Minimum Monthly Interest, plus

(iv) any Collateral Senior Additional Interest;

over the sum of:

(i) if TRS or an affiliate is no longer the servicer, the amount of Collateral Available Funds to be applied on such Distribution Date to pay the Collateral Interest Servicing Fee and any unpaid Collateral Interest Servicing Fee; plus

(ii) the amount of Excess Spread and Excess Finance Charge Collections available to be applied on the related Distribution Date to pay the Collateral Senior Minimum Monthly Interest for such Distribution Date, any Collateral Senior Outstanding Minimum Monthly Interest and any Collateral Senior Additional Interest.

“Collection Account” means the account established as described under “The Pooling and Servicing Agreement Generally — Collection Account” in this prospectus.

“Controlled Accumulation Amount” means $43,223,250; provided, however, that, if the start of the Controlled Accumulation Period is delayed and, therefore, the length of the Controlled Accumulation Period is shortened as described under “Series Provisions — Principal Payments” in this prospectus, the Controlled Accumulation Amount may be different for each Distribution Date for the Controlled Accumulation Period and will be determined by the servicer in accordance with the Series 2018-5 supplement based on the principal payment rates for the accounts and on the invested amounts of other principal sharing series that are scheduled to be in their revolving periods and able to create Shared Principal Collections during the Controlled Accumulation Period. If the Initial Invested Amount is increased or decreased as discussed under “Series Provisions” in this prospectus, the Controlled Accumulation Amount will be adjusted accordingly.

“Controlled Deposit Amount” means, for any Distribution Date relating to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

“Controlled Accumulation Period” means:

(i) for Series 2018-5, the period that is scheduled to begin at the close of business on the last day of the April 2022 Monthly Period (which date may be delayed as described under “Series Provisions — Principal Payments” in this prospectus) and will continue until the earliest of:

(a) the commencement of the Early Amortization Period,

(b) payment in full of the Series 2018-5 certificates, and

(c) the Series 2018-5 Termination Date, and

(ii) for any other applicable series or class of such series, the period that begins on a date certain or on a date determined in the manner described in the related supplement and will continue until the earliest of:

(a) the commencement of the Early Amortization Period or an Early Accumulation Period for that series,

(b) payment in full of the certificates of that series or class, and

(c) the series termination date for that series.

“Controlled Amortization Period” means, for another applicable series or class of such series, the period that begins on a date certain or on a date determined in the manner described in the related supplement and will continue until the earliest of:

(i) the commencement of the Early Amortization Period for that series,

(ii) payment in full of the certificates of that series or class, and

(iii) the series termination date for that series.

“Covered Amount” means, for any Distribution Date with respect to the Controlled Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the payment in full of the Class A Invested Amount, an amount equal to the sum of:

(i) the product of:

(a) the actual number of days in the related Interest Period divided by 360,

(b) the Class A certificate rate in effect for that Interest Period, and

(c) the aggregate amount on deposit in the Principal Funding Account, if any, as of the preceding Distribution Date that is allocable to the principal of the Class A certificates, plus

(ii) the product of:

(a) the actual number of days in the related Interest Period divided by 360,

(b) the Class B certificate rate in effect for that Interest Period, and

(c) the aggregate amount on deposit in the Principal Funding Account, if any, as of the preceding Distribution Date that is allocable to the principal of the Class B certificates.

“Date of Processing” means, with respect to any transaction or receipt of collections, the Business Day after such transaction is first output, in written form pursuant to the servicer’s usual and customary data processing procedures, from the servicer’s computer file of accounts comparable to the accounts (regardless of the effective date of recordation).

“Defaulted Amount,” for any Monthly Period, will be an amount (not less than zero) equal to:

(a) the amount of Defaulted Receivables for such Monthly Period, minus

(b) the amount of any Defaulted Receivables with respect to which the transferor or the servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an event relating to bankruptcy, receivership, liquidation, conservatorship or insolvency has occurred with respect to the transferor or the servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted).

“Defaulted Receivables,” for any Monthly Period, are principal receivables that were charged off as uncollectible in such Monthly Period.

“Deficit Controlled Accumulation Amount” means:

(a) on the first Distribution Date for the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account on such Distribution Date, and

(b) on each subsequent Distribution Date for the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited in the Principal Funding Account on such subsequent Distribution Date.

“Determination Date” will be, unless otherwise indicated, the third Business Day preceding each Distribution Date.

“Distribution Date” will be, unless otherwise indicated, the 15th day of each month (or, if such 15th day is not a Business Day, the next Business Day).

“Early Accumulation Period” means, for any applicable series or class of such series, the period that begins on the day on which a Reinvestment Event for that series occurs or is deemed to occur and continues until the earliest of:

(i) the commencement of the Early Amortization Period for that series,

(ii) payment in full of the invested amount of that series, and

(iii) the series termination date for that series.

“Early Amortization Period” means, for any applicable series or class of such series, the period that begins on the day on which a Pay-Out Event for that series occurs or is deemed to occur and continues until the earlier of:

(i) payment in full of the certificates of that series or class, and

(ii) the series termination date for that series.

“Eligible Account” means each credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains a code designation in the related securitization field as described in the Pooling and Servicing Agreement) owned by the account owner and its successors and permitted assignees which, as of the respective date of designation, is a credit or charge account or line of credit:

(i) in existence and maintained by the account owner or such successors or assignees,

(ii) is payable in United States dollars,

(iii) has not been sold or pledged to any other party except for any other account owner that has entered into a purchase agreement, the transferor or an additional transferor,

(iv) does not have receivables which have been sold or pledged to any party other than the transferor,

(v) except as provided below, has an account holder who has not been confirmed by the servicer in its computer files as being involved in any voluntary or involuntary bankruptcy proceeding,

(vi) has an account holder who has provided as his or her most recent billing address an address located in the United States, its territories or possessions or Canada or a United States military address (provided, however, that, at any time, up to 3% of the accounts may have account holders who have provided as their most recent billing addresses, addresses outside of such jurisdictions),

(vii) has not been identified as an account or product with respect to which the related card has been lost or stolen (if such account or product is a credit card or charge card account or product),

(viii) does not have receivables that are Defaulted Receivables and does not have any receivables that have been identified by the servicer as having been incurred as a result of fraudulent use of any related credit card or charge card, and

(ix) with respect to Aggregate Addition Accounts, certain other accounts or products which shall have satisfied the Rating Agency Condition.

“Eligible Deposit Account” means either:

(a) a segregated account with an Eligible Institution (other than the account owner), or

(b) a segregated trust account with the corporate trust department of a depository institution (other than the account owner) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the rating of any of the unsecured or unguaranteed senior debt securities of such depository institution satisfies the publicly published controlling and applicable ratings criteria established by each Rating Agency.

“Eligible Institution” means either:

(a) a depository institution (which may be the trustee) organized under the laws of the United States, any one of the states thereof (including the District of Columbia) or any domestic branch of a foreign bank, so long as such depository institution’s long-term unsecured debt rating or its certificate of deposit rating satisfies the publicly published controlling and applicable ratings criteria established by each Rating Agency; or

(b) any other institution that is acceptable to each Rating Agency.

“Eligible Investment” means:

(i) obligations fully guaranteed by the United States of America,

(ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that, at the time of the trust’s investment therein, the short-term debt of such depository institution or trust company shall be rated at least “A-1+” (or any other rating subject to receipt by the transferor, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency,

(iii) commercial paper that, at the time of the trust’s investment or a contractual commitment to invest therein, shall be rated at least “A-1+” (or any other rating subject to receipt by the transferor, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency,

(iv) demand deposits, time deposits or certificates of deposit which are fully insured by the FDIC having, at the time of the trust’s investment therein, a rating satisfactory to each Rating Agency,

(v) bankers’ acceptances issued by any depository institution or trust company described in (ii) above,

(vi) time deposits, other than as referred to in (iv) above (having maturities not later than the business day preceding the next distribution date), with an entity, the commercial paper of which shall be rated at least “A-1+” (or any other rating subject to receipt by the transferor, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency,

(vii) only to the extent permitted by Rule 3a-7 under the Investment Company Act of 1940, as amended, (a) money market funds that, at the time of the trust’s investment therein, shall be rated at least “AAA-m” or “AAAm-G” by S&P (or any other rating subject to receipt by the transferor, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) and shall be satisfactory to each other Rating Agency, and

(viii) any other investment if the Rating Agency Condition has been satisfied; provided, however, that Eligible Investments shall not include securities issued by, or other obligations of, the account owner; and provided further that no Eligible Investments shall be contrary to the status of the trust as a qualified special purpose entity under existing accounting literature.

“Eligible Receivable” means each receivable:

(a) that has arisen in an Eligible Account;

(b) that was created in compliance in all material respects with all requirements of law applicable to the account owner of such Eligible Account and pursuant to an account agreement that complies in all material respects with all requirements of law applicable to such account owner, in either case, the failure to comply with which would have a material adverse effect on certificateholders;

(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such receivable or the execution, delivery and performance by such account owner of the account agreement pursuant to which such receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which at the time of the transfer of such receivable to the trust, the transferor or the trust will have good and marketable title thereto, free and clear of all liens (other than any lien for municipal or other local taxes of the transferor or the account owner if such taxes are not then due and payable or if the transferor or the account owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

(e) that has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor’s right, title and interest therein (including any proceeds thereof), or the grant of a first-priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the trust;

(f) that is the legal, valid and binding payment obligation of the obligor thereon, enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g) that, at the time of transfer to the trust, has not been waived or modified except as permitted in accordance with the credit guidelines and which waiver or modification is reflected in the servicer’s computer file of accounts;

(h) that, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;

(i) as to which, at the time of transfer to the trust, the transferor thereof has satisfied all its obligations required to be satisfied by such time;

(j) as to which, at the time of transfer to the trust, none of the transferor, AENB, or any other account owner, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the trust or the certificateholders therein; and

(k) that constitutes either an “account” or a “general intangible” under and as defined in Article 9 of the UCC as then in effect in any state where the filing of a financing statement is then required to perfect the trust’s interest in the receivables and the proceeds thereof.

“Eligible Servicer” means, the trustee, TRS or AENB, or, if the trustee, TRS or AENB is not acting as servicer, an entity, the appointment of which satisfies the Rating Agency Condition, or an entity that, at the time of its appointment as servicer, (1) services a portfolio of charge or credit accounts, (2) is legally qualified and has the capacity to service the trust, (3) has, in the sole determination of the trustee, demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (4) is qualified to use the software that is then being used to service the accounts or obtains the right to use or has its own software which is adequate to perform its duties under the pooling and servicing agreement and other securitization agreements and (5) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Excess Allocation Series” means any series that, as specified in the related supplement, is entitled to receive Excess Finance Charge Collections as more fully described under “The Pooling and Servicing Agreement Generally — Sharing of Excess Finance Charge Collections Among Excess Allocation Series” in this prospectus.

“Excess Finance Charge Collections” means collections of finance charge receivables and certain other amounts allocable to the certificateholders’ interest of any Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such series (including payments to the provider of any related Series Enhancement) that are payable out of collections of finance charge receivables.

“Excess Spread” means, for any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv), clause (B)(iii) and clause (C)(ii) in “Series Provisions — Application of Collections — Payment of Interest, Fees and Other Items” in this prospectus.

“Expected Final Payment Date” means the May 2023 Distribution Date.

“Floating Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Initial Invested Amount), and

•	the denominator of which is the product of:

(i) the sum of the total amount of the principal receivables in the trust as of such day (or, with respect to the first Monthly Period, the total amount of principal receivables in the trust on the closing date) and the principal amount on deposit in the Special Funding Account, and

(ii) the Series Allocation Percentage for such Monthly Period.

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in Additional Accounts added to the trust during such Monthly Period and decreased by the aggregate amount of principal receivables in Additional Accounts removed from the trust during such Monthly Period, as though such receivables had been added to or removed from, as the case may be, the trust as of the first day of such Monthly Period.

“Group Investor Additional Amounts” means, for any Distribution Date, the sum of the amounts determined with respect to each series in such group equal to:

(a) an amount equal to the amount by which the invested amount of any class of certificates or any collateral invested amounts have been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amount for any other class of certificates or collateral invested amounts of such series, and

(b) if the related supplement so provides, the amount of interest at the applicable certificate rate that has accrued on the amount described in the preceding clause (a).

“Group Investor Default Amount” means, for any Distribution Date, the sum of the amounts determined with respect to each series in such group equal to the product of:

•	the Series Allocable Defaulted Amount for such Distribution Date and

•	the applicable Floating Allocation Percentage for such Distribution Date.

“Group Investor Finance Charge Collections” means, for any Distribution Date, the aggregate amount of Investor Finance Charge Collections for such Distribution Date for all series in such group.

“Group Investor Monthly Fees” means, for any Distribution Date, the Servicing Fee payable monthly for each series in such group, any series enhancement fees and any other similar fees which are paid out of Reallocated Investor Finance Charge Collections for such series pursuant to the applicable supplement.

“Group Investor Monthly Interest” means, for any Distribution Date, the sum of the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if applicable, for all series in such group for such Distribution Date.

“Funding Period” means, for the applicable series, a period beginning on the series closing date for that series and ending on a specified date before the start a Controlled Amortization Period or Controlled Accumulation Period for that series.

“Ineligible Receivables” means all receivables with respect to an affected account that has been reassigned to the transferor as a result of the transferor’s breach of certain representations and warranties described in “The Pooling and Servicing Agreement Generally — Representations and Warranties” in this prospectus.

“Initial Cut-Off Date” means April 16, 2004.

“Initial Invested Amount” means $574,715,000, subject to increase or decrease as discussed under “Series Provisions” in this prospectus.

“Interest Period” means, for any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Period will be the period from and including the closing date to but excluding the June 2018 Distribution Date.

“Invested Amount” for any date of determination means an amount equal to the sum of the Class A Invested Amount as of such date, the Class B Invested Amount as of such date and the Collateral Invested Amount as of such date.

“Investor Default Amount” means, for any Distribution Date, the product of (i) the Floating Allocation Percentage for the related Monthly Period and (ii) the Series Allocable Defaulted Amount for such Monthly Period.

“Investor Finance Charge Collections,” for any series, means the collections of finance charge receivables allocable to the invested amount (including any collateral invested amount) of that series.

“Issuer Rate Fees” has the meaning described in “AENB’s Revolving Credit Businesses — Issuer Rate Fees” in this prospectus.

“LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period (commencing on the first day of the relevant Interest Period) which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks, selected by the servicer, in the London interbank market for a one-month period (commencing on the first day of the relevant Interest Period) at approximately 11:00 a.m., London time on that day. The servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Period). If the banks selected by the servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Period will be the LIBOR rate determined for the immediately preceding Interest Period.

“LIBOR Determination Date” means, for each of the Class A certificate rate, the Class B certificate rate and the Collateral Senior Minimum Interest Rate, (i) for the initial Interest Period, the second London business day prior to the closing date and (ii) for each Interest Period following the initial Interest Period, the second London business day prior to the first day of such Interest Period. For purposes of the LIBOR Determination Date, a London business day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Monthly Period” means, with respect to each Distribution Date, the calendar month immediately preceding such Distribution Date; provided, however, that the initial Monthly Period with respect to any series will commence on the closing date with respect to such series.

“Monthly Receivables Percentage” means, for any day, the percentage equivalent of a fraction:

•

the numerator of which is an amount equal to the sum of the aggregate amount of principal receivables outstanding in the trust attributable to the transferor or the account owner with respect to which an insolvency event has occurred or to the transferor that is unable to transfer receivables to the trust, and

•	the denominator of which is an amount equal to the sum of the aggregate amount of principal receivables outstanding in the trust,

in each case as of the last day of the immediately preceding Monthly Period.

“Monthly Servicing Fee” has the meaning described in “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus.

“Pay-Out Event” means, with respect to Series 2018-5, each event described in “Series Provisions — Pay-Out Events” in this prospectus and, with respect to another series, each event specified as such in the related supplement.

“Plans” mean certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans regulated under Section 406 of ERISA and Section 4975 of the Internal Revenue Code, and entities whose underlying assets are deemed to include assets of the foregoing plans, accounts and annuities by reason of the investment by such plans, accounts and annuities in such entities.

“Portfolio Yield” means, with respect to the trust as a whole and, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

•

the numerator of which is the aggregate of the sum of the Series Allocable Finance Charge Collections for all series during the immediately preceding Monthly Period calculated on a cash basis after subtracting therefrom the Series Allocable Defaulted Amount for all series for such Monthly Period and

•	the denominator of which is the total amount of principal receivables as of the last day of such immediately preceding Monthly Period.

“Prefunding Amount” has the meaning described in “The Pooling and Servicing Agreement Generally — Funding Period” in this prospectus.

“Principal Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is:

(i) during the Revolving Period, the Series Adjusted Invested Amount for Series 2018-5 as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Initial Invested Amount), and

(ii) during the Controlled Accumulation Period or the Early Amortization Period, the Series Adjusted Invested Amount for Series 2018-5 as of the last day of the Revolving Period, and

•	the denominator of which is the product of:

(i) the sum of the total amount of principal receivables in the trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Special Funding Account as of such last day (or, with respect to the first Monthly Period, as of the closing date), and

(ii) the Series Allocation Percentage for Series 2018-5 as of the last day of the immediately preceding Monthly Period.

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in Additional Accounts added to the trust during such Monthly Period and decreased by the aggregate amount of principal receivables in Additional Accounts removed from the trust during such Monthly Period, as though such receivables had been added to or removed from, as the case may be, the trust as of the first day of such Monthly Period.

Because the Series 2018-5 certificates are subject to being paired with a future series, if a Pay-Out Event or a Reinvestment Event occurs with respect to a paired series during the Controlled Accumulation Period for Series 2018-5, the transferor may, by written notice to the trustee and the servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the Revolving Period for such paired series and the transferor shall have received written notice from each Rating Agency that such designation will satisfy the Rating Agency Condition and shall have delivered copies of each such written notice to the servicer and the trustee. In addition, the transferor shall have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the transferor, such designation will not cause a Pay-Out Event or an event that, after the giving of notice or lapse of time, would constitute a Pay-Out Event, to occur with respect to Series 2018-5.

“Principal Funding Account” means the account established as described under “Series Provisions — Principal Funding Account” in this prospectus.

“Rating Agency” is a nationally recognized statistical rating organization selected by the transferor to rate a series or class of certificates.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have notified the transferor, the servicer and the trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class with respect to which it is a Rating Agency.

“Reallocated Investor Finance Charge Collections” means the amount of Group Investor Finance Charge Collections allocated to the certificateholders’ interest (including any collateral invested amount) for a particular series offered by this prospectus.

“Reallocated Principal Collections” means, for any Distribution Date, the collections of principal receivables allocable first to the Collateral Interest and then, in the case of the Class A Required Amount, to the Class B certificates that are used to fund the excess, if any, of the Class A Required Amount, the Class B Required Amount and the Collateral Senior Required Amount remaining after Excess Spread and Excess Finance Charge Collections allocated to Series 2018-5 and available for such purpose have been used to fund the Class A Required Amount and the Class B Required Amount.

“Reallocation Group” means, for any series, the group of series that will be subject to reallocations of collections of receivables and other amounts or obligations among the series in that group. Series 2018-5 is included in Group I.

“Record Date” means, for any Distribution Date, the last day of the calendar month immediately preceding that Distribution Date.

“Recoveries” means all amounts received (net of expenses of collection), including insurance proceeds, with respect to Defaulted Receivables, including the net proceeds of any sale of such Defaulted Receivables.

“Regulation RR” means the regulations required under Section 15G of the Securities Exchange Act, added pursuant to Section 941(b) of the Dodd-Frank Act.

“Reinvestment Event” means, with respect to another applicable series, each event specified as such in the related supplement.

“Required Minimum Principal Balance,” as of any date of determination, means the sum of the series invested amounts for all outstanding series plus the sum of the Series Required Transferor Amounts for each such series minus the amount on deposit in the Special Funding Account. The “series invested amount” will generally equal the initial invested amount for a series.

“Required Reserve Account Amount” for any Distribution Date on or after the Reserve Account Funding Date, an amount equal to:

(i) 0.50% of the Class A Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date), or

(ii) such other amount designated by the transferor, provided that the holder of the Collateral Interest shall have consented to such designation and such designation satisfies the Rating Agency Condition.

“Required Transferor Amount” means, as of any date of determination, an amount equal to the product of (A) the Required Transferor Percentage and (B) the aggregate amount of principal receivables in the trust.

“Required Transferor Percentage” shall mean 7% or any other percentage specified in a supplement to the pooling and servicing agreement; provided, however, that the transferor may reduce the Required Transferor Percentage upon (x) 30 days’ prior notice to the trustee and each Rating Agency, (y) satisfaction of the Rating Agency Condition with respect thereto and (z) delivery to the trustee of a certificate of the transferor stating that the transferor reasonably believes that such reduction will not, based on the facts known at the time of such certification, have an Adverse Effect; provided further that the Required Transferor Percentage shall not be reduced if such reduction would cause the seller’s interest to fall below the amount required for purposes of satisfying the risk retention requirements of Regulation RR, as described under “Risk Retention” in this prospectus.

“Reserve Account Funding Date” means the Distribution Date which occurs not later than the earliest of:

(a) the Distribution Date with respect to the Monthly Period that commences not later than three months prior to the Distribution Date with respect to the first Monthly Period in the Controlled Accumulation Period,

(b) in the event that the average Excess Spread Percentage for any three consecutive Monthly Periods ending in the May 2021 Monthly Period or any Monthly Period thereafter is less than 2%, the Distribution Date with respect to such Monthly Period,

(c) in the event that the average Excess Spread Percentage for any three consecutive Monthly Periods ending in the November 2021 Monthly Period or any Monthly Period thereafter is less than 3%, the Distribution Date with respect to such Monthly Period and

(d) such earlier Distribution Date as the transferor may determine by written notice to the trustee and the servicer.

For this purpose, the “Excess Spread Percentage” for any Monthly Period will be equal to the Series Adjusted Portfolio Yield for such Monthly Period minus the Base Rate for such Monthly Period.

“Revolving Period” means:

(a) for Series 2018-5, the period that begins on the series closing date and continues until the earlier of:

•	the commencement of the Early Amortization Period for Series 2018-5; and

•	the commencement of the Controlled Accumulation Period;

(b) for any other series of certificates, the period that begins on the series closing date or another date as specified in the related supplement and continues until the earlier of:

•	the commencement of the Early Amortization Period or Early Accumulation Period for that series; and

•	the date specified in the related supplement as the end of the Revolving Period.

“Series 2018-5” means the series of Class A certificates, Class B certificates and Collateral Interest, the terms of which are described in this prospectus.

“Series 2018-5 Termination Date” means the December 2025 Distribution Date.

“Series Adjusted Invested Amount” means, for any series and for any Monthly Period:

•	the series invested amount for such series for that Monthly Period, less

•

the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related supplement) of investor charge-offs allocable to the invested amount for such series as of the last day of the immediately preceding Monthly Period over the aggregate reimbursement of such investor charge-offs as of such last day (or for any other series, or such lesser amount as may be provided in the supplement for such series.

“Series Adjusted Portfolio Yield” means, for any Monthly Period, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to:

(i) Reallocated Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2018-5 in accordance with the pooling and servicing agreement) for such Monthly Period, plus

(ii) the amount of investment earnings, if any, in the Principal Funding Account for the related Distribution Date, plus

(iii) any Excess Finance Charge Collections that are allocated to Series 2018-5, plus

(iv) the amount of funds withdrawn from the Reserve Account and which are required to be deposited into the Collection Account and included as Class A Available Funds for the Distribution Date for such Monthly Period, minus

(v) the Investor Default Amount for the Distribution Date for such Monthly Period, and

•	the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

“Series Allocable Finance Charge Collections,” “Series Allocable Principal Collections” and “Series Allocable Defaulted Amount” mean, for any series and for any Monthly Period, the product of:

(a) the Series Allocation Percentage and

(b) the amount of collections of finance charge receivables deposited in the Collection Account, the amount of collections of principal receivables deposited in the Collection Account and the amount of all Defaulted Amounts with respect to that Monthly Period, respectively.

“Series Allocation Percentage” means, for any series and for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is the Series Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period, and

•	the denominator of which is the Trust Adjusted Invested Amount.

“Series Enhancement” means any credit enhancement for the benefit of the certificateholders of a particular series or class of certificates.

“Series Required Transferor Amount” for any date of determination means 7.0% of the Invested Amount.

“Servicer Default” refers to any of the following events:

(a) failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make any payment, transfer or deposit, on the date the servicer is required to do so under the pooling and servicing agreement or any supplement, which is not cured within a five Business Day grace period;

(b) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the pooling and servicing agreement or any supplement which has an Adverse Effect and which continues unremedied for a period of 60 days after written notice, or the servicer assigns its duties under the pooling and servicing agreement, except as specifically permitted thereunder;

(c) any representation, warranty or certification made by the servicer in the pooling and servicing agreement, any supplement or in any certificate delivered pursuant to the pooling and servicing agreement or any supplement proves to have been incorrect in any material respect when made, which has an Adverse Effect on the rights of the certificateholders of any series, and which Adverse Effect continues for a period of 60 days after written notice; or

(d) the occurrence of certain events of bankruptcy, insolvency, liquidation, receivership or conservatorship with respect to the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of 10 Business Days after the applicable grace period or referred to under clauses (b) or (c) for a period of 60 Business Days after the applicable grace period, will not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement. The servicer must provide the trustee, the transferor and any provider of Series Enhancement prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

“Servicing Base Amount” means, for any Distribution Date, (i) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and the Series Allocation Percentage with respect to such Monthly Period.

“Servicing Fee” has the meaning described in “Description of the Certificates — Servicing Compensation and Payment of Expenses” in this prospectus.

“Servicing Fee Rate” means 2.0% per year.

“Shared Principal Collections” has the meaning described in “The Pooling and Servicing Agreement Generally — Sharing of Principal Collections Among Principal Sharing Series” in this prospectus.

“Special Funding Account” means the account established as described under “The Pooling and Servicing Agreement Generally — Special Funding Account” in this prospectus.

“Special Payment Date” means any Distribution Date in a Monthly Period following a Monthly Period in which a Pay-Out Event occurs.

“Supplemental Certificate” means any certificate that is received by the transferor in exchange for a portion of the Transferor Certificates.

“Tax Opinion” means, with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the certificates of any outstanding series or class that was characterized as debt at the time of its issuance, (b) following such action the trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any certificateholder.

“Total Portfolio” is the revolving credit account portfolio of consumer American Express credit card accounts and Pay Over Time revolving credit features associated with charge card accounts owned by AENB and in the future may include other charge or credit accounts or products owned by AENB or other account owners, including revolving credit features of the charge card accounts, but excluding certain accounts owned by AENB issued to Latin American obligors.

“Transferor Amount” means, at any time of determination, an amount equal to the sum of (i) the total aggregate amount of principal receivables in the trust and (ii) the amount on deposit in the Special Funding Account at such time minus the aggregate “Adjusted Invested Amounts” for all outstanding series (specified in the prospectuses related to the offering of such series) at such time.

“Transferor Certificates” means, collectively, the original transferor certificate and any outstanding Supplemental Certificates.

“Trust Adjusted Invested Amount” means, for any Monthly Period, the sum of the Series Adjusted Invested Amounts (as adjusted in any supplement) for all outstanding series.

“Trust Portfolio” means certain accounts selected from the Total Portfolio and designated for the trust based on the eligibility criteria specified in the purchase agreement and the pooling and servicing agreement.

Annex I

The Trust Portfolio

The information provided in this Annex I forms an integral part of the prospectus.

General

The primary assets of the trust are receivables generated from time to time in a portfolio of designated consumer American Express credit card accounts and Pay Over Time revolving credit features associated with charge card accounts and, in the future, may include other charge or credit accounts or products.

The accounts in the Trust Portfolio were selected from the Total Portfolio based upon the eligibility criteria specified in the purchase agreement and the pooling and servicing agreement applied with respect to the accounts as of their selection date. See “The Pooling and Servicing Agreement Generally — Conveyance of Receivables,” “— Addition of Accounts” and “Risk Factors — Addition of accounts to the trust may decrease the credit quality of the assets securing the repayment of your certificates. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated” in this prospectus for a discussion of those eligibility criteria. Subject only to these criteria and any applicable regulatory guidelines, the account owner has the discretion to select the accounts in the Total Portfolio for addition to the Trust Portfolio. The account owner has in the past considered, and may in the future consider, factors such as product type, tenure of an account and interest rate applicable to an account in determining the accounts to be added to the Trust Portfolio. Set forth below is certain information with respect to the Trust Portfolio. See “AENB’s Revolving Credit Businesses” and “The Trust Portfolio — The Accounts” in this prospectus.

The Trust Portfolio’s yield, loss, delinquency and payment rate is comprised of segments which may, when taken individually, have yield, loss, delinquency and payment rate characteristics different from those of the overall Trust Portfolio. There can be no assurance that the yield, loss, delinquency and payment rate experience relating to the receivables in the Trust Portfolio in the future will be comparable to the historical experience relating to the receivables in the Trust Portfolio set forth below.

Loss and Delinquency Experience

The following tables set forth the loss and delinquency experience for the Trust Portfolio for each of the periods shown. The loss and delinquency rates at any time reflect, among other factors, the quality of the Trust Portfolio, the average seasoning of the accounts, the success of the account owner’s collection efforts, the product mix of the Trust Portfolio and general economic conditions.

The following table sets forth the loss experience for the Trust Portfolio for each indicated period. Total gross charge-offs include charge-offs of principal receivables only, and do not include any charge-offs of finance charge and fee receivables or the amount of any reductions in principal receivables due to a rebate, refund, error, fraudulent charge or other miscellaneous adjustment described under “The Pooling and Servicing Agreement Generally — Defaulted Receivables; Rebates and Fraudulent Charges.” If finance charge and fee receivables that have been charged-off were included in total gross charge-offs, total gross charge-offs would be higher as an absolute number and as a percentage of the average principal receivables outstanding during the periods indicated. Recoveries are collections received in respect of charged-off accounts in the Trust Portfolio during the period indicated in the following table. Total recoveries for each indicated period include recoveries of principal, finance charges and certain fees for that period. Under the pooling and servicing agreement, recoveries are treated as collections of finance charge receivables. Total net charge-offs are an amount equal to total gross charge-offs minus total recoveries, each for the applicable period. Average principal receivables outstanding for each indicated period is the average of the month-end principal receivables balances for that period. We cannot provide any assurance that the loss experience for the receivables in the Trust Portfolio in the future will be similar to the historical experience set forth below.

A-I-1

Loss Experience of the Trust Portfolio

(Dollars in Thousands)

	Three Months Ended March 31, 2018		Year Ended December 31,
			2017	2016	2015	2014	2013
Average Principal Receivables Outstanding	$23,456,474		$23,930,194	$25,041,699	$27,191,841	$28,218,312	$29,531,690
Total Gross Charge-Offs	$129,069		$484,397	$464,101	$563,166	$671,920	$811,750
Total Recoveries	38,810		157,341	178,720	222,043	228,385	245,891

Total Net Charge-Offs	$90,260		$327,056	$285,382	$341,123	$443,535	$565,859

Total Gross Charge-Offs as a Percentage of Average Principal Receivables Outstanding	2.20	%(1)	2.02%	1.85%	2.07%	2.38%	2.75%
Total Recoveries as a Percentage of Average Principal Receivables Outstanding	0.66	(1)	0.66	0.71	0.82	0.81	0.83

Total Net Charge-Offs as a Percentage of Average Principal Receivables Outstanding	1.54	%(1)	1.37%	1.14%	1.25%	1.57%	1.92%

Number of Accounts Experiencing a Loss	24,183		95,860	99,648	123,411	143,189	170,950
Number of Accounts Experiencing a Recovery(2)	98,537		430,840	551,284	716,145	833,975	921,363
Average Net Loss per Account Experiencing a Loss(3)	$3.73		$3.41	$2.86	$2.76	$3.10	$3.31

(1)	This percentage is an annualized figure.

(2)	Calculated by totaling the number of accounts experiencing a recovery in each of the months during the indicated period. Therefore, an account that has experienced a recovery in multiple months during the indicated period will be counted more than once.

(3)	Calculated as Net Charge-Offs divided by Number of Accounts Experiencing a Loss.

The following tables set forth the delinquency experience for the Trust Portfolio for each indicated period. With respect to the “Average Receivables Delinquent as a Percentage of the Trust Portfolio” table below, the average receivables delinquent is the average of the month-end delinquent amounts, while the average receivables outstanding is the average of month-end receivables balances, each for the applicable period. With respect to the “Average Number of Delinquent Accounts as a Percentage of the Trust Portfolio” table below, the average number of delinquent accounts is the average of the month-end delinquent accounts, while the average number of outstanding accounts is the average of total month-end accounts, each for the applicable period. We cannot provide any assurance that the delinquency experience for the receivables in the Trust Portfolio in the future will be similar to the historical experience set forth below.

Average Receivables Delinquent as a Percentage of the Trust Portfolio

(Dollars in Thousands)

	Three Months Ended March 31, 2018		Year Ended December 31,
			2017		2016		2015		2014		2013
		Percentage of		Percentage of		Percentage of		Percentage of		Percentage of		Percentage of
	Dollar	Avg. Receivables	Dollar	Avg. Receivables	Dollar	Avg. Receivables	Dollar	Avg. Receivables	Dollar	Avg. Receivables	Dollar	Avg. Receivables
	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding
Average Receivables Outstanding	$24,244,129	100.00%	$24,664,429	100.00%	$25,714,143	100.00%	$27,835,612	100.00%	$28,794,436	100.00%	$30,018,742	100.00%
Average Receivables Delinquent:
31 to 60 Days	$70,595	0.29%	$67,637	0.27%	$65,579	0.26%	$75,145	0.27%	$90,780	0.32%	$109,252	0.36%
61 to 90 Days	52,216	0.22	49,471	0.20	47,233	0.18	54,425	0.20	66,059	0.23	79,203	0.26
91 to 120 Days	46,454	0.19	42,415	0.17	40,079	0.16	46,650	0.17	56,331	0.20	67,386	0.22
121 to 150 Days	41,023	0.17	36,640	0.15	33,497	0.13	38,705	0.14	49,642	0.17	59,010	0.20
151 Days to 180 Days	37,952	0.16	32,722	0.13	29,102	0.11	34,054	0.12	43,895	0.15	51,966	0.17
181 Days or More	51	0.00	82	0.00	131	0.00	198	0.00	149	0.00	132	0.00

Total	$248,290	1.02%	$228,966	0.93%	$215,621	0.84%	$249,176	0.90%	$306,857	1.07%	$366,949	1.22%

A-I-2

Average Number of Delinquent Accounts as a Percentage of the Trust Portfolio

	Three Months Ended March 31, 2018		Year Ended December 31,
			2017		2016		2015		2014		2013
	Number of Accounts	Percentage of Total Number of Accounts	Number of Accounts	Percentage of Total Number of Accounts	Number of Accounts	Percentage of Total Number of Accounts	Number of Accounts	Percentage of Total Number of Accounts	Number of Accounts	Percentage of Total Number of Accounts	Number of Accounts	Percentage of Total Number of Accounts
Average Number of Accounts Outstanding	13,312,775	100.00%	14,842,542	100.00%	17,207,287	100.00%	20,827,360	100.00%	22,387,899	100.00%	22,531,597	100.00%
Average Number of Accounts Delinquent:
31 to 60 Days	11,388	0.09%	11,308	0.08%	12,066	0.07%	14,934	0.07%	18,123	0.08%	21,679	0.10%
61 to 90 Days	6,879	0.05	6,764	0.05	6,910	0.04	8,286	0.04	10,174	0.05	12,250	0.05
91 to 120 Days	5,737	0.04	5,460	0.04	5,449	0.03	6,559	0.03	8,103	0.04	9,702	0.04
121 to 150 Days	5,034	0.04	4,662	0.03	4,472	0.03	5,433	0.03	7,023	0.03	8,489	0.04
151 Days to 180 Days	4,612	0.03	4,183	0.03	3,913	0.02	4,843	0.02	6,290	0.03	7,667	0.03
181 Days or More	3	0.00	6	0.00	8	0.00	18	0.00	16	0.00	16	0.00

Total	33,653	0.25%	32,383	0.22%	32,818	0.19%	40,072	0.19%	49,728	0.22%	59,805	0.27%

Revenue Experience

The following table sets forth the revenue experience for the Trust Portfolio from total finance charge and fee collections for each indicated period. Total finance charge and fee collections set forth in the table below include periodic finance charges, cash advance fees, annual membership fees, other fees, discount option yield, Issuer Rate Fees and recoveries on charged-off accounts. Under the pooling and servicing agreement, recoveries on charged-off accounts are treated as collections of finance charge receivables. There can be no assurance that the revenues for the Trust Portfolio in the future will be similar to the historical experience of the Trust Portfolio set forth below.

Revenue experience from total finance charge and fee collections results from dividing total finance charges and fee collections by the average principal receivables outstanding. The average principal receivables outstanding for each indicated period is the average of the month-end principal receivables balances for that period.

Revenue Experience of the Trust Portfolio

(Dollars in Thousands)

	Three Months Ended March 31, 2018		Year Ended December 31,
			2017	2016	2015	2014	2013
Average Principal Receivables Outstanding	$23,456,474		$23,930,194	$25,041,699	$27,191,841	$28,218,312	$29,531,690
Finance Charge and Fee Collections	$1,365,068		$5,303,695	$5,375,072	$5,813,238	$5,876,221	$6,109,151
Collections of Discount Option Receivables	0		0	0	0	0	0

Total Finance Charge and Fee Collections	$1,365,068		$5,303,695	$5,375,072	$5,813,238	$5,876,221	$6,109,151

Total Finance Charge and Fee Collections as a Percentage of Average Principal Receivables Outstanding	23.28	%(1)	22.16%	21.46%	21.38%	20.82%	20.69%

(1)	This percentage is an annualized figure.

The historical revenue figures for the Trust Portfolio shown in the table above include interest on purchases and cash advances and fees collected from holders of the accounts during the applicable month. Revenues from finance charges and fees collected will be affected by numerous factors, including the periodic finance charges on the receivables, the amount of fees paid by account holders, the percentage of account holders who pay off their balances in full each month and do not incur periodic finance charges on purchases and change in the level of delinquencies on the receivables. Revenues related to finance charges and fees also depend on the types of charges and fees assessed by the account owner on the accounts in the Trust Portfolio. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and other factors. See “Certain Legal Aspects of the Receivables — Consumer Protection Laws” in this prospectus. None of the servicer, the account owner or any of their respective affiliates has any basis to predict how future changes in the use of the accounts by account holders or in the terms of accounts may affect the revenue for the Trust Portfolio.

A-I-3

Principal Payment Rates

The following table sets forth the highest and lowest account holder monthly principal payment rates for the Trust Portfolio during any month in the period shown and the average account holder monthly principal payment rates for all months during each period shown, calculated as the percentage equivalent of a fraction. The monthly principal payment rates for each month is calculated as the amount of principal payments from account holders (excluding recoveries on charged-off receivables) as posted to the accounts during the applicable month divided by the aggregate amount of principal receivables outstanding as of the beginning of the applicable month, normalized for a 30-day month by dividing the resulting rate by the actual number of days in the applicable month and multiplying the result by 30. In addition, as of the three months ended March 31, 2018, and with regard to the prior month’s statement only, 9.03% of the accounts in the Trust Portfolio had account holders that made only the minimum payment due under the terms of the related account agreement, and 56.48% of the accounts in the Trust Portfolio had account holders that paid their full balance under the terms of the related account agreement. See “AENB’s Revolving Credit Businesses — Billing and Payments” in this prospectus for a description of how minimum payments are calculated.

Account Holder Monthly Principal Payment Rates of the Trust Portfolio

	Three Months Ended March 31, 2018	Year Ended December 31,
		2017	2016	2015	2014	2013
Lowest Month	33.49%	31.31%	30.55%	33.14%	32.41%	31.14%
Highest Month	34.67%	34.42%	39.36%	35.40%	34.63%	33.31%
Monthly Average	33.89%	32.77%	33.60%	34.21%	33.88%	32.44%

A-I-4

The Receivables

As of March 31, 2018, the receivables in the accounts included in the Trust Portfolio totaled $24,057,882,253 comprised of $23,271,003,845 of principal receivables and $786,878,408 of finance charge receivables.

The following tables, together with the paragraph under “— Composition by Geographic Distribution,” summarize the Trust Portfolio by various criteria as of March 31, 2018. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any time subsequent to March 31, 2018.

Composition By Account Balance

Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Credit Balance	109,666	0.84%	$(26,106,773)	(0.11)%
Zero Balance	7,498,081	57.45	0	0.00
$0.01 to $1,000	2,242,501	17.18	759,875,820	3.16
$1,000.01 to $5,000	1,812,117	13.89	4,595,971,733	19.10
$5,000.01 to $10,000	697,135	5.34	4,954,099,104	20.59
$10,000.01 or More	691,244	5.30	13,774,042,370	57.25

Total	13,050,744	100.00%	$24,057,882,253	100.00%

The average account balance as of March 31, 2018 was $1,843 for all accounts and $4,333 for all accounts other than accounts with a zero balance as of that date.

A-I-5

Composition By Credit Limit

Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than $1,000.99	596,217	4.57%	$52,178,118	0.22%
$1,001 to $5,000.99	1,665,952	12.77	844,663,381	3.51
$5,001 to $10,000.99	2,099,926	16.09	1,784,908,282	7.42
$10,001 to $15,000.99	1,741,836	13.35	2,075,118,169	8.63
$15,001 to $20,000.99	1,308,533	10.03	2,286,347,194	9.50
$20,001 to $25,000.99	806,342	6.18	1,928,760,475	8.02
$25,001 or More(1)	966,435	7.41	5,400,233,369	22.45
Other	2	0.00	(12)	0.00

Total (Credit Card)	9,185,243	70.38%	$14,372,208,976	59.74%
No Pre-Set Spending Limit (Pay Over Time)	3,865,501	29.62	9,685,673,276	40.26

Grand Total	13,050,744	100.00%	$24,057,882,253	100.00%

(1)	The maximum credit limit generally is $100,000.

Composition by Period of Delinquency

Trust Portfolio

Period of Delinquency (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Current to 30 days	13,018,155	99.75%	$23,814,246,011	98.99%
31 to 60 Days	11,020	0.08	71,081,095	0.30
61 to 90 Days	6,698	0.05	51,208,398	0.21
91 to 120 Days	5,324	0.04	42,285,713	0.18
121 to 150 Days	4,864	0.04	40,129,109	0.17
151 Days to 180 Days	4,681	0.04	38,892,667	0.16
181 Days or More	2	0.00	39,259	0.00

Total	13,050,744	100.00%	$24,057,882,253	100.00%

A-I-6

Composition by Account Age

Trust Portfolio

Account Age (1)	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Not More than 11 Months	0	0.00%	$0	0.00%
12 Months to 17 Months	0	0.00	0	0.00
18 Months to 23 Months	98,696	0.76	148,933,163	0.62
24 Months to 35 Months	771,638	5.91	1,019,893,008	4.24
36 Months to 47 Months	233,827	1.79	408,298,032	1.70
48 Months to 59 Months	157,386	1.21	310,497,892	1.29
60 Months to 71 Months	133,072	1.02	263,400,189	1.09
72 Months or More	11,656,125	89.31	21,906,859,969	91.06

Total	13,050,744	100.00%	$24,057,882,253	100.00%

(1)	For purposes of this table, the age of an account is rounded down to the nearest whole month. For example, the age of an account that has been in existence for eleven months and twenty days would be rounded down to eleven months, and that account would be included in the “Not More than 11 Months” age range.

Composition by Geographic Distribution

Trust Portfolio

As of March 31, 2018, approximately 12.33%, 11.14%, 9.20%, 7.45%, 5.85% and 5.71% of the receivables related to account holders having billing addresses in California, New York, Florida, Texas, Georgia and New Jersey, respectively. Not more than 5% of the receivables related to account holders have billing addresses in any other single state.

Composition by Standardized Credit Score

Trust Portfolio

The following table sets forth the composition of the Trust Portfolio as of March 31, 2018 by FICO®* score ranges. To the extent available, FICO scores are obtained at origination and monthly thereafter. A FICO score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess consumer credit risk. FICO risk scores rank-order consumers according to the likelihood that their credit obligations will be paid in accordance with the terms of their accounts. Although Fair Isaac Corporation discloses only limited information about the variables it uses to assess credit risk, those variables likely include, but are not limited to, debt level, credit history, payment patterns (including delinquency experience), and level of utilization of available credit. FICO scores of an individual may change over time, depending on the conduct of the individual, including the individual’s usage of his or her available credit and changes in credit score technology used by Fair Isaac Corporation.

*	FICO® is a registered trademark of Fair Isaac Corporation.

A-I-7

FICO scores are based on independent, third-party information, the accuracy of which we cannot verify. The account owner does not use standardized credit scores, such as a FICO score, alone to determine the amount of charges that should be approved on a credit card account. Rather, a FICO score is only one of many factors used by AENB, as account owner, to assess an individual’s credit and default risk. In connection with its underwriting and authorization decisions, the account owner uses proprietary scoring models, which it generally has found to be more accurate predictors of credit and default risk than any single standardized credit score such as FICO. The use of proprietary models also enables the account owner to extend credit to an account holder with a lower FICO score without changing the account owner’s risk tolerance than would be the case if the account owner relied solely on FICO. See “AENB’s Revolving Credit Businesses — Underwriting and Authorization Procedures” in this prospectus. The FICO scores presented below should not be used alone as a method of forecasting whether account holders will make payments in accordance with the terms of their accounts. References to “Receivables Outstanding” in the following table include both finance charge receivables and principal receivables. Because the future composition of the Trust Portfolio may change over time, this table is not necessarily indicative of the composition of the Trust Portfolio at any specific time in the future.

Composition by Standardized Credit Score(1)

Trust Portfolio

FICO Score Range	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than 560	$227,558,289	0.95%
560 - 659	1,600,860,964	6.65
660 - 699	2,985,583,403	12.41
700 - 759	8,799,821,911	36.58
760 and above	10,407,531,530	43.26
Refreshed FICO Unavailable	36,526,156	0.15

Total	$24,057,882,253	100.00%

(1)	Standardized Credit Score defined as the FICO score in the most recent Monthly Period.

A-I-8

Annex II

Static Pool Information

The information provided in this Annex II forms an integral part of the prospectus.

The Trust Portfolio is comprised of designated consumer American Express credit card accounts and Pay Over Time revolving credit features associated with charge card accounts owned by AENB.

The following tables present charge-off, delinquency, payment rate and revenue experience of the Trust Portfolio. Due to the nature of the receivables in the Trust Portfolio, the following tables do not include information relating to (i) prepayments, because the concept of prepayments is not an applicable consideration beyond payment rate data, which is provided, or (ii) standardized credit scores, because credit decisions are being made on an ongoing basis based on continuously evolving obligor credit scores.

Data is presented in the following tables in separate increments based on the calendar year of origination of the accounts, each an “Origination Segment.” Data is presented for the five most recent Origination Segments and for the portion of the current Origination Segment ended March 31, 2018. As used in the tables, the date of origination is generally either the date the account became effective or was first used. The account aging shows activity through the indicated age of the account (e.g., 0-12 months, 13-24 months), which is referred to in this Annex II as the “performance period.” In the following tables, highlighted data is based on a full 12 months of activity for all accounts in the applicable Origination Segment and, therefore, will not change in future disclosures unless the transferor designates Additional Accounts for inclusion in the trust as described under “The Pooling and Servicing Agreement Generally — Additions of Accounts” in this prospectus or remove accounts from the trust as described under “The Pooling and Servicing Agreement Generally — Removal of Accounts” in this prospectus or a party to the transaction accepts the reassignment of Ineligible Receivables following the breach of certain representations and warranties as described under “Description of the Purchase Agreements — Repurchase Obligations” and “The Pooling and Servicing Agreement Generally — Representations and Warranties” in this prospectus, and then only if any such addition or removal of accounts or reassignment of Ineligible Receivables involves accounts in the applicable Origination Segments. The data that is not highlighted will change in future disclosures and, in some cases, will reflect activity in an account for less than 12 full months, depending on when the account is originated and when the data for that disclosure is generated.

As of March 31, 2018, the accounts reflected in the following tables had receivables outstanding that were approximately 8.14% of the total receivables outstanding in the Trust Portfolio at such date. Because the accounts reflected in the following tables are only a portion of the Trust Portfolio, the overall performance of the receivables in the Trust Portfolio may be different from the performance reflected in the tables below. There can be no assurance that the performance of receivables in the future will be similar to the historical experience set forth below.

A-II-1

Gross Charge-Off Rate of the Trust Portfolio

As of Date: March 31, 2018

Origination Year	0-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	>=61 Months
2018 Origination	0.00%
2017 Origination	0.00%	0.00%
2016 Origination	0.46%	2.94%	5.34%
2015 Origination	0.06%	1.60%	3.81%	4.27%
2014 Origination	0.00%	0.05%	1.55%	2.52%	2.21%
2013 Origination	0.00%	0.00%	0.05%	1.12%	1.94%	1.27%

Total gross charge-offs for any Origination Segment include charge-offs of principal receivables only, and do not include any charge-offs of finance charge and fee receivables or the amount of any reductions in principal receivables due to a rebate, refund, error, fraudulent charge or other miscellaneous adjustment described under “The Pooling and Servicing Agreement Generally — Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus. The gross charge-off rate, which is an annualized percentage, results from dividing total gross charge-offs by the average of the month-end principal receivables balances for each month in the applicable performance period, which is referred to in this Annex II as the “average month-end principal receivables outstanding.”

A-II-2

Net Charge-Off Rate of the Trust Portfolio

As of Date: March 31, 2018

Origination Year	0-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	>=61 Months
2018 Origination	0.00%
2017 Origination	0.00%	0.00%
2016 Origination	0.45%	2.90%	5.29%
2015 Origination	0.06%	1.57%	3.76%	4.24%
2014 Origination	0.00%	0.05%	1.52%	2.48%	2.17%
2013 Origination	0.00%	0.00%	0.05%	1.11%	1.92%	1.27%

Total net charge-offs for any Origination Segment are an amount equal to total gross charge-offs minus total recoveries. The net charge-off rate, which is an annualized percentage, results from dividing total net charge-offs by the average month-end principal receivables outstanding.

A-II-3

30 Days+ Delinquency Rate of the Trust Portfolio

As of Date: March 31, 2018

Origination Year	0-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	>=61 Months
2018 Origination	0.00%
2017 Origination	0.00%	0.00%
2016 Origination	0.38%	1.61%	2.00%
2015 Origination	0.07%	0.96%	1.74%	1.62%
2014 Origination	0.02%	0.08%	0.84%	1.29%	1.33%
2013 Origination	0.02%	0.02%	0.06%	0.65%	0.94%	1.00%

The 30 Days+ Delinquency Rate (i.e., accounts 31 days or more delinquent) is the result of dividing the average of the month-end delinquent amounts for each month in the applicable performance period by the average month-end receivables outstanding.

A-II-4

Account Holder Monthly Payment Rate of the Trust Portfolio

As of Date: March 31, 2018

Origination Year	0-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	>=61 Months
2018 Origination	0.00%
2017 Origination	0.00%	0.00%
2016 Origination	44.72%	39.47%	40.79%
2015 Origination	45.77%	41.81%	40.16%	45.45%
2014 Origination	56.49%	51.68%	46.81%	43.58%	45.96%
2013 Origination	65.00%	58.34%	53.67%	48.16%	45.34%	49.13%

The monthly payment rate results from dividing total principal collections received (excluding recoveries on charged-off receivables) during each month by that month’s opening total principal receivables balance, which is then normalized for a 30-day month.

A-II-5

Revenue Experience of the Trust Portfolio

As of Date: March 31, 2018

Origination Year	0-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	>=61 Months
2018 Origination	0.00%
2017 Origination	0.00%	0.00%
2016 Origination	14.69%	21.11%	28.91%
2015 Origination	14.88%	20.99%	26.06%	35.74%
2014 Origination	19.00%	24.94%	27.45%	28.45%	37.16%
2013 Origination	21.18%	27.21%	28.14%	27.56%	28.51%	38.30%

The percentages set forth above, which are annualized percentages, result from dividing total finance charges and fees billed by the average month-end principal receivables outstanding. Total finance charges and fees billed include periodic finance charges, cash advance fees, annual membership fees, other fees and Issuer Rate Fees.

Historical data for revenue experience as reported with respect to the Trust Portfolio (i) unlike the calculation of total finance charges and fees billed above which is based on the related amounts posted to accounts, is calculated based on the related amounts collected on the accounts including recoveries and (ii) is calculated using Issuer Rate Fees. As a result, there are limitations to any comparison of the historical data presented in this Annex II and the static pool data presented in the table above.

A-II-6

Annex III

Other Series

The information provided in this Annex III forms an integral part of the prospectus.

The table below sets forth the principal characteristics of all other series issued by the trust and currently outstanding.

Series 2012-A*
Maximum Invested Amount	$2,380,953,000
Class A Maximum Invested Amount	$2,000,000,000
Class A Certificate Rate	Floating Rate
Class B Maximum Invested Amount	$107,143,000
Class B Certificate Rate	Floating Rate
Annual Servicing Fee Percentage	2.0% per year
Collateral Maximum Invested Amount	$273,810,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	Extendable
Series Issuance Date	October 3, 2012
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II
Series 2013-1
Initial Invested Amount	$1,190,477,000
Class A Initial Invested Amount	$1,000,000,000
Class A Certificate Rate	One-month LIBOR plus 0.42% per year
Class B Initial Invested Amount	$53,572,000
Class B Certificate Rate	One-month LIBOR plus 0.70% per year
Controlled Accumulation Amount (subject to adjustment)	$87,797,666.67
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	July 1, 2017
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$136,905,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	July 2018 Distribution Date
Series Issuance Date	July 25, 2013
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

*	Variable Funding Floating Rate Asset Backed Certificates

A-III-1

Series 2013-2
Initial Invested Amount	$714,286,000
Class A Initial Invested Amount	$600,000,000
Class A Certificate Rate	One-month LIBOR plus 0.42% per year
Class B Initial Invested Amount	$32,143,000
Class B Certificate Rate	One-month LIBOR plus 0.70% per year
Controlled Accumulation Amount (subject to adjustment)	$52,678,583.34
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	October 1, 2017
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$82,143,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	October 2018 Distribution Date
Series Issuance Date	November 13, 2013
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II
Series 2014-1
Initial Invested Amount	$1,488,096,000
Class A Initial Invested Amount	$1,250,000,000
Class A Certificate Rate	One-month LIBOR plus 0.37% per year
Class B Initial Invested Amount	$66,964,000
Class B Certificate Rate	One-month LIBOR plus 0.50% per year
Controlled Accumulation Amount (subject to adjustment)	$109,747,000
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	May 1, 2018
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$171,132,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	May 2019 Distribution Date
Series Issuance Date	May 19, 2014
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

A-III-2

Series 2016-E-II

Invested Amount (as of April 16, 2018)	$19,048,000
Certificate Rate	5.23% per year
Annual Servicing Fee Percentage	2.0% per year
Expected Final Payment Date	December 2018 Distribution Date
Series Issuance Date	June 7, 2016
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	N/A
Series 2017-1
Initial Invested Amount	$2,628,573,000
Class A Initial Invested Amount	$2,300,000,000
Class A Certificate Rate	1.93% per year
Class B Initial Invested Amount	$98,572,000
Class B Certificate Rate	2.10% per year
Controlled Accumulation Amount (subject to adjustment)	$199,881,000
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	February 1, 2019
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$230,001,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	February 2020 Distribution Date
Series Issuance Date	February 21, 2017
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I

A-III-3

Series 2017-2

Initial Invested Amount	$804,599,000
Class A Initial Invested Amount	$700,000,000
Class A Certificate Rate	One-month LIBOR plus 0.45% per year
Class B Initial Invested Amount	$26,150,000
Class B Certificate Rate	One-month LIBOR plus 0.65% per year
Controlled Accumulation Amount (subject to adjustment)	$60,512,500
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	February 1, 2021
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$78,449,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	February 2022 Distribution Date
Series Issuance Date	February 21, 2017
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II
Series 2017-3
Initial Invested Amount	$1,942,863,000
Class A Initial Invested Amount	$1,700,000,000
Class A Certificate Rate	1.77% per year
Class B Initial Invested Amount	$72,859,000
Class B Certificate Rate	1.92% per year
Controlled Accumulation Amount (subject to adjustment)	$147,738,250
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	April 1, 2019
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$170,004,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	April 2020 Distribution Date
Series Issuance Date	April 25, 2017
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I

A-III-4

Series 2017-4
Initial Invested Amount	$1,828,573,000
Class A Initial Invested Amount	$1,600,000,000
Class A Certificate Rate	1.64% per year
Class B Initial Invested Amount	$68,572,000
Class B Certificate Rate	1.82% per year
Controlled Accumulation Amount (subject to adjustment)	$139,047,666.67
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	May 1, 2018
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$160,001,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	May 2019 Distribution Date
Series Issuance Date	May 30, 2017
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I
Series 2017-5
Initial Invested Amount	$574,715,000
Class A Initial Invested Amount	$500,000,000
Class A Certificate Rate	One-month LIBOR plus 0.38% per year
Class B Initial Invested Amount	$18,679,000
Class B Certificate Rate	One-month LIBOR plus 0.58% per year
Controlled Accumulation Amount (subject to adjustment)	$43,223,250
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	July 1, 2021
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$56,036,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	July 2022 Distribution Date
Series Issuance Date	July 31, 2017
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

A-III-5

Series 2017-6
Initial Invested Amount	$2,000,000,000
Class A Initial Invested Amount	$1,750,000,000
Class A Certificate Rate	2.04% per year
Class B Initial Invested Amount	$75,000,000
Class B Certificate Rate	2.20% per year
Controlled Accumulation Amount (subject to adjustment)	$152,083,333.34
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	October 1, 2019
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$175,000,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	October 2020 Distribution Date
Series Issuance Date	October 30, 2017
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I
Series 2017-7
Initial Invested Amount	$857,143,000
Class A Initial Invested Amount	$750,000,000
Class A Certificate Rate	2.35% per year
Class B Initial Invested Amount	$32,143,000
Class B Certificate Rate	2.54% per year
Controlled Accumulation Amount (subject to adjustment)	$65,178,583.34
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	October 1, 2021
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$75,000,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	October 2022 Distribution Date
Series Issuance Date	October 30, 2017
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I

A-III-6

Series 2017-8
Initial Invested Amount	$632,184,000
Class A Initial Invested Amount	$550,000,000
Class A Certificate Rate	One-month LIBOR plus 0.12% per year
Class B Initial Invested Amount	$20,546,000
Class B Certificate Rate	One-month LIBOR plus 0.26% per year
Controlled Accumulation Amount (subject to adjustment)	$47,545,500
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	October 1, 2018
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$61,638,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	October 2019 Distribution Date
Series Issuance Date	October 30, 2017
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II
Series 2018-1
Initial Invested Amount	$1,142,860,000
Class A Initial Invested Amount	$1,000,000,000
Class A Certificate Rate	2.67% per year
Class B Initial Invested Amount	$42,858,000
Class B Certificate Rate	2.82% per year
Controlled Accumulation Amount (subject to adjustment)	$86,904,833.34
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	March 1, 2019
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$100,002,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	March 2020 Distribution Date
Series Issuance Date	March 21, 2018
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I

A-III-7

Series 2018-2
Initial Invested Amount	$571,430,000
Class A Initial Invested Amount	$500,000,000
Class A Certificate Rate	3.01% per year
Class B Initial Invested Amount	$21,429,000
Class B Certificate Rate	3.18% per year
Controlled Accumulation Amount (subject to adjustment)	$43,452,416.67
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	March 1, 2022
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$50,001,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	March 2023 Distribution Date
Series Issuance Date	March 21, 2018
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I
Series 2018-3
Initial Invested Amount	$574,715,000
Class A Initial Invested Amount	$500,000,000
Class A Certificate Rate	One-month LIBOR plus 0.32% per year
Class B Initial Invested Amount	$18,679,000
Class B Certificate Rate	One-month LIBOR plus 0.50% per year
Controlled Accumulation Amount (subject to adjustment)	$43,223,250
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	March 1, 2022
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$56,036,000
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	March 2023 Distribution Date
Series Issuance Date	March 21, 2018
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group II

A-III-8

Series 2018-4*
Initial Invested Amount	$571,430,000**
Class A Initial Invested Amount	$500,000,000**
Class A Certificate Rate	[●]% per year
Class B Initial Invested Amount	$21,429,000**
Class B Certificate Rate	[●]% per year
Controlled Accumulation Amount (subject to adjustment)	$43,452,416.67**
Approximate Commencement of Controlled Accumulation Period (subject to adjustment)	May 1, 2020
Annual Servicing Fee Percentage	2.0% per year
Collateral Initial Invested Amount	$50,001,000**
Enhancement for the Class A and Class B Certificates	Collateral Invested Amount
Other enhancement for the Class A Certificates	Subordination of the Class B Certificates
Expected Final Payment Date	May 2021 Distribution Date
Series Issuance Date	May [●], 2018
Principal Sharing Series	Yes
Excess Allocation Series	Yes
Group	Group I

*	Expected to be issued at substantially the same time as Series 2018-5.
**	Subject to increase or decrease as discussed under “Series Provisions” in this prospectus.

A-III-9

American Express Credit Account Master Trust

Issuing Entity

SERIES 2018-5

$500,000,000*

Class A Floating Rate Asset Backed Certificates

$18,679,000*

Class B Floating Rate Asset Backed Certificates

American Express Receivables Financing Corporation III LLC

Depositor and Transferor

American Express Travel Related Services Company, Inc.

Servicer

American Express National Bank

Sponsor

P R O S P E C T U S

Underwriters of the Class A certificates

Citigroup

MUFG

RBC Capital Markets

Wells Fargo Securities

[●]

[●]

[●]

[●]

[●]

[●]

Underwriters of the Class B certificates

Citigroup

MUFG

RBC Capital Markets

Wells Fargo Securities

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Class A certificates or the Class B certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

Dealers will deliver a prospectus when acting as underwriters of the Class A certificates and Class B certificates and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus, all dealers selling the Class A certificates or Class B certificates will deliver a prospectus, such delivery obligation generally may be satisfied through the filing of the prospectus with the Securities and Exchange Commission.

* Subject to increase or decrease as discussed under “Series Provisions” in this prospectus.